                                                                    EXHIBIT 10.1


                       PROCUREMENT AND SERVICES CONTRACT
                       ---------------------------------



                                    between


                                 MAJORCO L.P.,
                                     Owner


                                      and


                             NORTHERN TELECOM INC.,
                                     Vendor



                          Dated as of January 31, 1996

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.

                       PROCUREMENT AND SERVICES CONTRACT
                       ---------------------------------


          This Procurement and Services Contract (the "Contract") is made and is effective as of January 31, 1996 (the "Effective Date"), by and between MajorCo L.P., a Delaware limited partnership (the "Owner"), and Northern Telecom Inc., a Delaware corporation (the "Vendor" and, together with the Owner, the "Parties").

                                   RECITALS:
                                   --------

          A. The Federal Communications Commission (the "FCC") granted to the Owner or certain of its Affiliates (as defined below) personal communications services licenses (the "PCS FCC Licenses") to build and operate PCS Systems (as defined below) in specified geographic areas in the United States;

          B. The Owner desires to have the Vendor engineer and construct PCS Systems in the geographic areas specified on Schedule 4 (collectively, the "System Areas") pursuant to the terms of this Contract;

          C. The Vendor, itself or through its Subcontractors (as defined below), desires to provide Products (as defined below) and Services (as defined below) to the Owner in connection with the engineering and construction of PCS Systems in the System Areas, including, but not limited to, the Vendor's obligation to engineer, equip, install, build, test and service an operating PCS System in each System Area in accordance with the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Contract, the Owner and the Vendor hereby agree as follows:


       SECTION 1  DEFINITIONS

       1.1  Definitions.  In addition to the terms listed below, certain
            -----------
additional terms are defined in Schedule 1 and in the Exhibits, subject to the provisions of subsection 1.2 hereof. As used in this Contract, the following terms have the following meanings:

            "AAA" means the American Arbitration Association.
             ---

          "Acceptance Certificates" means the collective reference to the
           -----------------------
Factory Test Certificate, the Initial PCS System Certificate, the Substantial Completion Certificate and the Final Acceptance Certificate.

          "Acceptance Tests" means the collective reference to the performance
           ----------------
and reliability demonstrations and tests specified in Exhibits B1, B2 and B3 to determine whether the Products, the Services, any of the PCS Systems and/or the System meet the Specifications and the terms and conditions of this Contract.

            "Additional Affiliate Agreement" has the meaning ascribed thereto in
             ------------------------------
subsection 3.3.

          "Additional Affiliate Arrangement" means a formal arrangement in
           --------------------------------
connection with the Owner's build-out of the Nationwide Network between the Owner and a Person to be designated an Additional Affiliate under the terms of this Contract which arrangement must include agreements on marketing and any of one or more of the following characteristics: backhaul, billing systems, resale agreements (other than or in addition to marketing agreements) and/or revenue sharing. In any event, the Parties understand that roaming agreements and/or arrangements alone will not constitute an Additional Affiliate Arrangement unless at least one of the other characteristics listed above (other than or in addition to marketing agreements) is also made a part of any such agreement and/or arrangement.

            "Additional Affiliate" has the meaning ascribed thereto in
             --------------------
subsection 3.1.

            "Affiliates" means the collective reference to the Initial
             ----------
Affiliates and the Additional Affiliates.

            "ANSI" means the American National Standards Institute.
             ----

            "APC" means American PCS, L.P., a Delaware limited partnership.
             ---

          "Applicable Laws" means, as to any Person, the certificate of
           ---------------
incorporation and by-laws or other organizational or governing documents of such Person, all North American or foreign laws (including, but not limited to, Environmental Laws), treaties, ordinances, judgments, decrees, injunctions, writs, orders and stipulations of any court, arbitrator or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or (ii) having jurisdiction over a or any part of any PCS System, the System or the Work to be performed pursuant to the terms of this Contract.

          "Applicable Permits" means any waiver, exemption, zoning, building,
           ------------------
variance, franchise, permit, authorization, approval, license or similar order of or from any North American or foreign, federal, state, provincial, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over all or any part of any PCS System, the System or the Work to be performed pursuant to the terms of this Contract.

          "Backwards Compatibility" or "Backwards Compatible" means that any
           -------------------------------------------------
referenced prior Software Revision Level or Levels of the applicable Software and any referenced prior Equipment Revision Level or Levels of the applicable Equipment, as the case may be, remain fully functional in accordance with and up to the performance levels to which it was performing immediately prior to any such enhancement and/or revision after the integration with the succeeding Software Revision Level or Equipment Revision Level, as the case may be, and that after such integration such prior Software Revision Level or Equipment Revision Level loses no functionality and such succeeding Software Revision Level or Equipment Revision Level interoperates with all such functionalities of such prior Software Revision Level or Equipment Revision Level.

          "Base Station ("BTS")" means the radio subsystem that handles the
           --------------------
Owner's PCS radio traffic in a designated cell. The Base Station includes all amplification, modulation, synchronization and other circuitry required to process a radio signal. The inputs to a Base Station are a landline signal (e.g. T1) and the radio signal that is fed into antenna lines.

            "Building Ready Date" has the meaning ascribed thereto in subsection
             -------------------
2.5.

          "Cable Microcell Integrator ("CMI")" means a form of cable microcell
           ----------------------------------
integrator that provides for transportation of wireless communication signals over a cable TV distribution plant. The CMI takes certain signals from the cable TV distribution plant (the "cable PCS band or bands") and suitably heterodynes, filters and amplifies these signals such that they can be radiated by a CMI antenna or antennas in the designated PCS band to PCS wireless handsets. The CMI takes signals received from the PCS wireless handsets from one or more CMI receiving antennas and suitably heterodynes, filters and amplifies these signals for transportation by the cable TV distribution plant to a Headend Interface Converter or Distributive Cable Access Provider ("DCAP") at a PCS Base Station. Additionally, the CMI unit responds to control signaling and provides status signals. The CMI is normally collocated with the cable TV distribution plant and takes power from the cable plant.

            "CDMA" means code division multiple access as specified in ANSI-J-
             ----
STD-008.

            "Change Orders" has the meaning ascribed thereto in subsection 7.3.
             -------------

          "Civil Work" means the labor and materials necessary in the
           ----------
performance of demolition, construction and renovation work (e.g., roads, grading, fencing and structural improvements, including, but not limited to, any buildings and towers) in order to construct a System Element Facility in accordance with Exhibit E.

            "Completion Cure Period" has the meaning ascribed thereto in
             ----------------------
subsection 15.3.

          "Configuration Engineering" means the engineering required to
           -------------------------
establish System Element configuration including, without limitation, preparing component, inventory and layout drawings, Equipment labels, cable tray layout drawings, and "as-built" drawings and Documentation. Configuration Engineering also includes the design, power distribution and supply for each of the System Elements.

            "Continental" means Continental Cablevision, Inc.
             -----------

            "Contract" has the meaning ascribed thereto in the prefatory
             --------
paragraph to this Contract.

            "Contract Documents" means this Contract and all of the Exhibits and
             ------------------
Schedules attached hereto.

            "Contract Price" has the meaning ascribed thereto in subsection 6.1.
             --------------

            "CSR" has the meaning ascribed thereto in subsection 2.26.2.
             ---

          "Customer" means any CDMA 1900 customer doing business in North
           --------
America of the Vendor or any CDMA 1900 customer doing business in North America of any of the Vendor's affiliates or subsidiaries.

            "Custom Material" has the meaning ascribed thereto in subsection
             ---------------
11.10.1.

          "Defects and Deficiencies," "Defects or Deficiencies" or "Defective""
           -------------------------------------------------------------------
means any one or a combination of the following or items of a similar nature:

       (a) when used with respect to the performance of labor or service items of Work (including any work by any Subcontractor), such items that are not provided in a workmanlike manner and in accordance with the standards and/or Specifications set forth herein;

       (b) when used with respect to structures, materials, Equipment and Software items of Work (including any Work by any Subcontractor), such items that are not (i) new and of good quality and free from improper workmanship and defects in accordance with the standards set forth herein and standards of good procurement, manufacturing and construction standards, or (ii) free from errors and omissions in design or engineering services in light of such standards; or

       (c) in general, (i) Work (including any Work by any Subcontractor) that does not conform to the Specifications and/or requirements of this Contract,
(ii) Work (including any Work by any Subcontractor) that is not free from excessive corrosion or erosion or (iii) any design, engineering, start-up activities, materials, Equipment, Software, tools, supplies, Installation or Training that (1) does not conform to the standards and/or Specifications set forth herein, (2) has improper or inferior workmanship, (3) would materially and adversely affect the ability of the System and/or any PCS System and/or any material part thereof to meet the performance criteria specified in Exhibit F on a consistent and reliable basis or (4) would materially and adversely affect the continuous operation of the System and/or any PCS System or any material part thereof.

            "Discontinued Products" has the meaning ascribed thereto in
             ---------------------
subsection 10.2.

            "Documentation" means the documentation for the System and/or any
             -------------
PCS System and/or any material part thereof.

            "Effective Date" has the meaning ascribed thereto in the prefatory
             --------------
paragraph to this Contract.

            "E1 Emergency Condition ("E1")" has the meaning ascribed thereto in
             -----------------------------
subsection 2.26.3.

            "E2 Emergency Condition ("E2")" has the meaning ascribed thereto in
             -----------------------------
subsection 2.26.3.

          "Emergency Technical Assistance ("ETA")" means the provision of
           --------------------------------------
emergency technical assistance to the Owner for the purpose of diagnosing and resolving a problem which adversely affects the System and/or any PCS System and/or a material part thereof, its operation and/or its service pursuant to and in connection with subsection 2.26.3.

          "Engineer" means the engineer or engineers appointed from time to time
           --------
by the Owner to do certain work and/or inspections and reviews on behalf of the Owner and/or provide advice or information to the Owner in connection with the System and/or any PCS System and/or any part thereof.

          "Engineering" means all of the engineering required to be done by the
           -----------
Vendor to complete the System in accordance with the Specifications including, but not limited to, RF Engineering, Configuration Engineering, Network Interconnection Engineering and Facilities Engineering done in accordance with the Specifications and the CDMA standards.

            "Engineering Warranty Period"  has the meaning ascribed thereto in
             ---------------------------
subsection 17.3.

          "Environmental Laws"  means any and all North American and foreign,
           ------------------
federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Entity, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment, as now or may at any time hereafter be in effect.

          "Equipment" means all equipment, hardware and other items of personal
           ---------
property which are required to construct and operate the System and/or any PCS System and/or any part thereof in accordance with the Specifications including, without limitation, additional equipment required as a result of the expansion or additional coverage required pursuant to subsection 2.2 and the equipment listed on Exhibit D or on Schedule 7 (parts A and B).

            "Equipment Combined Release" has the meaning ascribed thereto in
             --------------------------
subsection 13.1.

          "Equipment Enhancements" means modifications or improvements made to
           ----------------------
the Equipment which improve performance or capacity of the Equipment.

          "Equipment Revision Level" means each version of an Item of Equipment
           ------------------------
that reflects any modification or change from the immediately preceding version of such Item of Equipment.

          "Equipment Upgrade" means a change or modification in any Equipment
           -----------------
which fixes or otherwise corrects faults, design shortcomings or shortcomings in meeting the Specifications, or failure rates, or in any such case, that is necessary to enable performance in accordance with the most current version of the Equipment (which may be referred to by the Vendor as "class A changes").

            "Escrow Agreement" has the meaning ascribed thereto in subsection
             ----------------
11.8.

            "Exchange Act" has the meaning ascribed thereto in subsection 27.22.
             ------------

          "Expansions" means any additional Products or Services resulting from
           ----------
a modification by the Owner to the Specifications, the performance criteria set forth in Exhibit F or the Project Milestones set forth on Exhibit A resulting in a change to the System and/or any PCS System and/or any material part thereof, including, but not limited to, the extension or expansion of the System and/or any PCS System (i) into geographic areas outside of the System Areas covered by the PCS Systems identified in Schedule 4, or (ii) to increase capacity and/or performance of the System and/or any PCS System beyond the performance criteria and/or Specifications originally contemplated herein. Expansions will not include any additional Products or Services required to meet the Specifications applicable to the Initial System.

          "Extraordinary Transportation" means the Vendor's or its
           ----------------------------
Subcontractors' transport of Products and/or other materials pursuant to the terms of this Contract where the circumstances of such transport require the Vendor to use any one or a combination of the following extraordinary means of transport and/or extraordinary methods of achieving access to the Owner's facilities: (i) four-wheel drive vehicle (other than those typically used for the delivery of Equipment), (ii) helicopter, (iii) boat, (iv) airplane, (v) bulldozer, (vi) clear physical obstructions requiring the building of a new road by the Vendor or its Subcontractors or (vii) a construction crane.

          "Facilities Engineering" means the engineering required to design each
           ----------------------
System Element Facility including, without limitation pursuant to and as required by Exhibit E and Exhibit B2, building layout, drawings and relevant Specifications for the construction of the buildings, towers, generators, cable and antennae and all other items required to make the System Element Facility functional. Facilities Engineering does not include Configuration Engineering.

          "Facilities Preparation Services" means all Facilities Engineering,
           -------------------------------
Civil Work, Site Plan Architectural Work, Structural Architectural Work, and Utilities Work, all of which must be performed in accordance with the Specifications. Facility Preparation Services does not include Site Acquisition or Microwave Relocation.

            "Facilities Preparation Services Warranty Period"  has the meaning
             -----------------------------------------------
ascribed thereto in subsection 17.3(c).

          "Factory Test Certificate" means a document submitted by the Vendor to
           ------------------------
the Owner and signed by an authorized representative of the Owner and an authorized officer of the Vendor stating that in accordance with the requirements of Exhibit B3 and this Contract the Vendor has successfully completed all factory tests on the Products in accordance with the requirements of Exhibit B3 and this Contract.

            "FCC" has the meaning ascribed thereto in the recitals to this
             ---
Contract.

          "Final Acceptance" means, as to any PCS System, the successful
           ----------------
completion by the Vendor of all of the final acceptance tests and requirements applicable to such PCS System set forth in Exhibit B3 in accordance with the requirements of Exhibit B3 and the terms of this Contract.

          "Final Acceptance Certificate" means a document submitted by the
           ----------------------------
Vendor to the Owner and signed by an authorized officer of the Vendor stating that the Vendor has successfully completed the Final Acceptance Acceptance Tests applicable to the relevant PCS System in accordance with the requirements of Exhibit B3.

            "Final RF Engineering Plan" has the meaning ascribed thereto in
             -------------------------
subsection 2.6.

            "Final RF Review Period" has the meaning ascribed thereto in
             ----------------------
subsection 2.6.

            "Final Site Count" has the meaning ascribed thereto in subsection
             ----------------
2.6.

            "Financing Interim Period" has the meaning ascribed thereto in
             ------------------------
subsection 24.9.

            "Force Majeure" means the following:
             -------------

            (a) Acts of God, epidemic, earthquake, landslide, lightning, fire, explosion, accident, tornado, drought, flood, hurricane, or extraordinary weather conditions more severe than those normally and typically experienced in the affected geographic area constituted by each of the specified System Areas in which the Vendor is seeking to claim Contract suspension due to Force Majeure;

            (b) Acts of a public enemy, war (declared or undeclared), blockade, insurrection, riot or civil disturbance, sabotage, quarantine, or any exercise of the police power by or on behalf of any public entity;

       (c) (i) The valid order, judgment or other act of any federal, state or local court, administrative agency, Governmental Entity or authority issued after the Effective Date; (ii) with respect to the Vendor, the suspension, termination, interruption, denial or failure of or delay in renewal or issuance of any Applicable Permit required by this Contract to be obtained by the Owner; (iii) with respect to the Owner, the suspension, termination, interruption, denial or failure of or delay in renewal or issuance of any Applicable Permit required by this Contract to be obtained by the Vendor; or (iv) a change in law; provided that no such
                                                           -------- ----
       order, judgment, act, event or change is the result of the action or inaction of, or breach of this Contract by, the Party relying thereon;

            (d) Strikes, boycotts or lockouts, except for any such strike, boycott or lockout involving the employees of the Vendor or the employees of a material Subcontractor;

            (e) A partial or entire delay or failure of utilities; or transportation embargoes; or

            (f) The presence of (i) any Hazardous Waste on or at any System Element Location which materially interferes with the Work to be done thereon or otherwise materially endangers the safety of any personnel at such location; (ii) any unknown historical or archeological sites which are not shown or indicated in the survey of any System Element Locations and of which the Vendor could not have reasonably been expected to be aware; or (iii) any mining or water recovery activities (other than such activities by the Vendor or its Subcontractors) at or under any System Element Location after the Effective Date.

          Events of Force Majeure include the failure of a Subcontractor to furnish labor, services, materials, or equipment in accordance with its contractual obligations, only if such failure is itself due to an event of Force Majeure. A Force Majeure does not include any delay in performance to the extent due to the failure of the Vendor or any Subcontractor to provide an adequate number of engineers or other workmen or to manufacture or procure an adequate amount of Equipment, Software and/or Services.

            "Friable Asbestos" has the meaning ascribed thereto in subsection
             ----------------
20.4.

          "Governmental Entity" means any nation or government, any state,
           -------------------
province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Substantial Completion Date" means the date which is
           --------------------------------------
defined in Exhibit A as "Milestone M8" as such date may be delayed for the Non-Designated System Areas pursuant to subsection 2.7(b) and any other System Area pursuant to subsection 15.4(c).

          "Hazardous Waste" means any and all hazardous or toxic substances,
           ---------------
wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants, polychlorinated biphenyls and any and all other materials or substances, regulated pursuant to any Environmental Laws or that could result in the imposition of liability under any Environmental Laws.

          "Headend Interface Converter ("HIC")" means a form of CMI that
           -----------------------------------
provides for transportation of wireless communication signals over a cable TV distribution plant. The HIC takes signals from the PCS Base Station transmitter and suitably heterodynes, filters and amplifies these signals for processing by the PCS Base Station receiver. Additionally, the HIC provides reference and control signals to the CMI units and receives and processes status signals from the CMI unit.

          "Independent Auditor" means any of the Persons set forth on Schedule
           -------------------
15 or any Person mutually agreeable to the Parties.

            "Indemnitees" has the meaning ascribed thereto in subsection 20.1.
             -----------

            "Initial Affiliates" means the collective reference to each of the
             ------------------
Persons set forth on Schedule 5.

            "Initial Affiliate Agreement" has the meaning ascribed thereto in
             ---------------------------
subsection 3.2.

            "Initial Commitment" has the meaning ascribed thereto in subsection
             ------------------
7.1.

          "Initial PCS System" means that PCS System, or a portion thereof,
           ------------------
designated by the Owner within one hundred twenty (120) days of the Effective Date as the Initial PCS System in which Substantial Completion must take place in accordance with the terms of Exhibit B3 prior to and as a condition of the Owner's acceptance of Substantial Completion of any other PCS System within the Initial System; provided that at any time after the designation of the Initial
                -------- ----
PCS System prior to the Substantial Completion of the first PCS System within the Initial System the Parties may mutually agree to change the designation of the Initial PCS System.

          "Initial PCS System Certificate" means a document submitted by the
           ------------------------------
Vendor to the Owner and signed by an authorized representative of the Owner and an authorized officer of the Vendor stating that the Vendor has successfully completed the Acceptance Tests applicable to the Initial PCS System in accordance with the requirements of Exhibit B3.

          "Initial System" means the build-out of that portion of the System
           --------------
Areas as shown on Schedule 4 prior to any Expansions or Owner requests for additional coverage for such System Areas pursuant to the terms of this Contract.

            "Initial Term" has the meaning ascribed thereto in subsection 5.1.
             ------------

          "In Revenue Service" means the commercial operation of any PCS System,
           ------------------
or a portion thereof, exclusive of operation for purposes of conducting Acceptance Tests; provided that In Revenue Service will not by itself constitute
                  -------- ----
acceptance of any such PCS System or any portion thereof.

          "Inspector" means a qualified Person designated as an authorized
           ---------
representative of the Owner assigned to make all necessary inspections of the Work, or of the labor, materials and equipment furnished or being furnished by the Vendor or any of its Subcontractors at the System Element Locations and the other sites where the Vendor or any Subcontractor is prosecuting the Work, subject to appropriate safety, security and confidentiality requirements.

          "Installation" means the performance and supervision by the Vendor of
           ------------
all installation of Products within the System and/or any PCS System.

            "Intellectual Property Rights" has the meaning ascribed thereto in
             ----------------------------
subsection 14.2.

            "Interim Delay Penalty" has the meaning ascribed thereto in
             ---------------------
subsection 15.2.

            "Interim Milestone" has the meaning ascribed thereto in subsection
             -----------------
15.2.

          "Interoperability" means (i) the ability of the System and/or any PCS
           ----------------
System and/or any material part thereof to interconnect and successfully operate with the equipment and software of other Systems and/or PCS Systems and/or any material part thereof of the Vendor and/or the Other Vendors and/or other suppliers whose equipment and software also meet the relevant ANSI standards and other Specifications identified in Exhibit D and (ii) the ability of each of the Products to operate with one another and to operate with and within the System, including, but not limited to, the ability of the handsets (to be delivered pursuant to subsection 2.3) to operate with and within the System, all in accordance with the Specifications. Since certain sections of the ANSI standards are currently undefined, and certain sections are left available for independent development by suppliers, the potential for such interoperability or incompatibility with properly designed systems exists, and must be resolved by the Vendor or any Subcontractor providing PCS Systems to the Vendor in accordance with the terms hereof.

          "Item" means any item at any time listed in any of the Vendor's price
           ----
lists and it specifically includes, without limitation, all Software Upgrades, Software Enhancements, Equipment Upgrades, Equipment Enhancements and modifications, enhancements, updates or other revisions of any kind in any such item, spare parts with respect to any of the foregoing and any other PCS/CDMA related item.

            "Late Completion Payment Cap" has the meaning ascribed thereto in
             ---------------------------
subsection 15.3.

            "Late Completion Payments" has the meaning ascribed thereto in
             ------------------------
subsection 15.3.

            "Liabilities" has the meaning ascribed thereto in subsection 20.1.
             -----------

            "Liquidated Damages" has the meaning ascribed thereto in subsection
             ------------------
15.1.

          "Maintenance and Instruction Manuals" means the manuals prepared by
           -----------------------------------
the Vendor and delivered to the Owner pursuant to subsection 2.21 containing detailed procedures and specifications for the ongoing maintenance of the System.

          "Major Portion" of the Work means a segregated portion of the Work
           -------------
with a cost of ten million dollars ($10,000,000) or more.

            "MFC Certificate" has the meaning ascribed thereto in subsection
             ---------------
26.1.

            "Microwave Delay Period"  has the meaning ascribed thereto in
             ----------------------
subsection 2.37.

          "Microwave Relocation" means the process by which incumbent point to
           --------------------
point microwave users of the 1850 - 1990 Mhz frequency spectrum are moved to other frequencies or alternate transmission facilities in order to clear the licensed PCS spectrum for broadband wireless service.

          "Microwave Relocation Completion" means, with respect to any given PCS
           -------------------------------
System, the point at which the Owner will have finished sufficient Microwave Relocation in such PCS System to permit the commercially viable and marketable operation of such PCS System in accordance with the terms of this Contract.

            "Minimum Commitment" has the meaning ascribed thereto in subsection
             ------------------
7.2.

          "Nationwide Network" means all of the PCS Systems built or to be owned
           ------------------
and/or operated by the Owner or its Affiliates in North America.

          "NDAB" means the New Development Advisory Board established pursuant
           ----
to the terms of this Contract including subsections 2.11, 2.31 and 2.32.

          "Net Price" means the final price paid by any Customer after all
           ---------
discounts, reductions, rebates, volume discounts or adjustments of any kind are applied, whether under the original contract of purchase, as it may be amended, supplemented or otherwise modified from time to time, or any supplemental, separate, or complimentary transaction.

          "Network Interconnection" means the transmission linkage between Base
           -----------------------
Stations and MSCs and between MSCs and PSTNs but does not include Network Interconnection Engineering. Typically T1 transmission links are used for connectivity.

            "Network Interconnection Engineering" means the traffic engineering
             -----------------------------------
among all System Elements within the System.

            "NewTelCo" means NewTelCo. L.P., a Delaware limited partnership.
             --------

          "Non-Designated System Areas" means the collective reference to the
           ----------------------------
four System Areas not set forth in the notice provided to the Vendor by the Owner pursuant to subsection 15.4(c).

            "Non-Essential Equipment" means all Equipment listed on part B of
             -----------------------
Schedule 7.

            "Non-Essential Equipment Warranty Period" has the meaning ascribed
             ---------------------------------------
thereto in subsection 17.2.

            "North America" means the United States, Canada (including the
             -------------
Province of Quebec) and Mexico.

          "Notice to Proceed" means a written notice given by the Owner to the
           -----------------
Vendor in the form attached hereto as Schedule 9 and in compliance with the provisions of this Contract, fixing the date on which the Vendor will have the full right, in accordance with the terms of this Contract, and the full obligation, subject to the terms of this Contract, to commence the Work to be performed under this Contract.

          "Notice to Proceed Date" means the date on which any Notice to Proceed
           ----------------------
is issued by the Owner in accordance with the terms of this Contract.

            "OCC" has the meaning ascribed thereto in subsection 2.26.2.
             ---

            "OM&P" has the meaning ascribed thereto in subsection 2.23.
             ----

          "Operating Manuals" means the manuals to be prepared by the Vendor and
           -----------------
delivered to the Owner pursuant to subsections 2.20, 2.22 and 2.23 containing detailed procedures and specifications for the operation of the System and/or any part thereof.

            "Operative" has the meaning ascribed thereto in subsection 27.26.
             ---------

          "Other Vendors" means vendors, other than the Vendor, with whom the
           -------------
Owner has entered, or may enter in the future, into a contract for the provision of products and services for the engineering and construction of any portion of the Nationwide Network. Other Vendors does not include any Subcontractors in connection with the Work to be performed under this Contract in their capacity as Subcontractors.

            "Outage" has the meaning ascribed thereto in subsection 17.5.
             ------

            "Owner" has the meaning ascribed thereto in the prefatory paragraph
             -----
to this Contract.

            "Owner Loss" means an insured loss incurred by the Owner relating to
             ----------
the System.

            "Owner's Succeeding Entity" has the meaning ascribed thereto in
             -------------------------
subsection 27.23.

            "Parties" has the meaning ascribed thereto in the prefatory
             -------
paragraph to this Contract.

            "P1 Major Condition ("P1")" has the meaning ascribed thereto in
             -------------------------
subsection 2.26.3.

            "P2 Significant Problem ("P2")" has the meaning ascribed thereto in
             -----------------------------
subsection 2.26.3.

            "P3 Minor Problem ("P3")" has the meaning ascribed thereto in
             -----------------------
subsection 2.26.3.

          "Partners" means the collective reference to Sprint Spectrum, L.P., a
           --------
Delaware limited partnership and/or Sprint Corporation ("Sprint"), TCI Network Services, a Delaware general partnership ("TCI"), Cox Telephony Partnership, a Delaware general partnership ("Cox"), and Comcast Telephony Services, a Delaware general partnership ("Comcast").

            "Patent License" has the meaning ascribed thereto in subsection
             --------------
14.5.

            "PCS" means personal communication services authorized by the FCC.
             ---

            "PCS FCC Licenses" has the meaning ascribed thereto in the recitals
             ----------------
of this Agreement.

          "PCS System" means all Products and other equipment, tools and
           ----------
software, all System Element Sites and any property located thereat necessary or required to provide PCS in a given specified System Area.

          "Person" means an individual, partnership, limited partnership,
           ------
corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.

            "Phillieco" means Phillieco L.P.
             ---------

            "Preliminary RF Design" has the meaning ascribed thereto in
             ---------------------
subsection 2.6.

            "Product Warranty Period" has the meaning ascribed thereto in
             -----------------------
subsection 17.1.

          "Products" means the collective reference to the Equipment and the
           --------
Software provided by the Vendor or any Subcontractor pursuant to and in accordance with the terms of this Contract.

          "Project Milestones" means the collective reference to the milestone
           ------------------
dates and intervals as set forth in Exhibits A1 and A2, each a "Milestone."

            "Proprietary Information" has the meaning ascribed thereto in
             -----------------------
subsection 27.19.

          "Punch List" means that list prepared in conjunction with the
           ----------
Acceptance Tests and included in any Acceptance Certificate, which contains one or more immaterial non service-affecting items (specifying the cost of completing such items) which have not been fully completed by the Vendor as of the Substantial Completion of any PCS System; provided that the aggregate price
                                              -------- ----
of completing such items will not exceed ten percent (10%) of the Contract Price for any such PCS System, or in the case of acceptance of a System Element Facility ten percent (10%) of the cost of the Civil Work related thereto, and such incomplete portion of the Work will not during its completion, materially impair the normal daily operation of such PCS System in accordance with the Specifications.

            "Qualcomm" has the meaning ascribed thereto in subsection 21.1.5.
             --------

            "Reviewers" has the meaning ascribed thereto in subsection 2.14.
             ---------

            "RF" means radio frequency.
             --

          "RF Engineering" means radio frequency engineering required in
           --------------
connection with the architectural design of the System and/or any PCS System.

            "RF Services Warranty Period"  has the meaning ascribed thereto in
             ---------------------------
subsection 17.3(b).

            "RFP" has the meaning ascribed thereto in subsection 11.10.1.
             ---

            "RTM License" has the meaning ascribed thereto in subsection 11.7.
             -----------

            "RTU License" has the meaning ascribed thereto in subsection 11.1.
             -----------

          "Services" means the collective reference to all of the services to be
           --------
conducted by the Vendor as part of the Work pursuant to the terms of this Contract including, but not limited to, Facilities Preparation Services, RF Engineering, System Maintenance Support, System Support Services and other repair and maintenance services, performed in accordance with the terms of this Contract including, but not limited to, the Specifications.

Services does not include Site Acquisition, Network Interconnection or Microwave Relocation.

            "Services Warranty Periods" has the meaning ascribed thereto in
             -------------------------
subsection 17.3(c).

          "Site Acquisition" means the services to be performed by the Owner
           ----------------
and/or its subcontractors necessary for identifying and acquiring sufficient rights to the System Element Locations within the System Areas including all requisite zoning approvals and all building approvals required by any Governmental Entity; provided that Site Acquisition does not include any of the
                     -------- ----
Site Plan Architectural Work.

          "Site Acquisition Substantial Completion" means, with respect to any
           ---------------------------------------
PCS System, the point at which the Owner will have acquired, by purchase, lease or otherwise, rights to a sufficient number of System Element Locations within the specified System Area to be covered by such PCS System such that the performance criteria specified in Exhibit F applicable to such PCS System would be substantially satisfied in the reasonable opinion of the Owner subject to the reasonable acceptance of the Vendor. If the Vendor upon receiving notice from the Owner that Site Acquisition Substantial Completion has been achieved in any given PCS System disagrees with the Owner's claim, then the Vendor will have ten
(10) days to detail its disagreement in writing to the Owner and an Independent Auditor chosen by the Owner and such Independent Auditor will have ten (10) business days from the receipt of such writing to make a determination whether or not the Owner's claim of Site Acquisition Substantial Completion is reasonable. The Independent Auditor will have no discretion or authority to provide the Parties with any answer other than whether in its judgment the Owner's claim is reasonable. If the Parties still disagree in good faith with the determination by the Independent Auditor such dispute will be referred to arbitration pursuant to the terms of subsection 23.1 for final resolution.

          "Site Acquisition Substantial Completion Date" means with respect to
           --------------------------------------------
any PCS System the date on which the Owner will have achieved Site Acquisition Substantial Completion.

          "Site Plan Architectural Work" means the preparation of architectural
           ----------------------------
and/or engineering drawings, plans and/or specifications necessary to obtain zoning permits and/or approvals, building permits and/or approvals and/or conditional use permits for any given System Element Facility.

          "Software" means (a) all computer software furnished hereunder for use
           --------
with any Equipment including, but not limited to, computer programs contained on a magnetic or optical storage medium, in a semiconductor device, or in another memory device or system memory consisting of (i) hardwired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines, or (ii) instruction sequences in machine-readable code furnished hereunder that control call processing, peripheral equipment and administration and maintenance functions, (b) any Software Enhancements, Software Features and Software Upgrades furnished by the Vendor to the Owner hereunder, and (c) any Documentation furnished hereunder for use and maintenance of the Software.

            "Software Combined Release" has the meaning ascribed thereto in
             -------------------------
subsection 12.1.

          "Software Enhancements" means modifications or improvements made to
           ---------------------
the Software which improve performance or capacity of the Software or which provide additional functions to the Software.

            "Software Licenses" means the collective reference to the RTU
             -----------------
License and the RTM License.

          "Software Revision Level" means each version of Software that reflects
           -----------------------
any amendment, modification or change from the immediately preceding version.

          "Software Upgrades" means periodic updates to the Software issued by
           -----------------
the Vendor to the Owner under Warranty and Software maintenance obligations to correct Defects or Deficiencies in the Software (which may be referred to by the Vendor as "patches").

            "Sony/Qualcomm Agreement" has the meaning ascribed thereto in
             -----------------------
subsection 2.3.

          "Source Code" means all CDMA 1900 intellectual information including,
           -----------
but not limited to, all relevant documentation, Software in human-readable form, flow charts, schematics and annotations which comprise the pre-coding detailed design specifications for Software (excluding Third Party Software) which are then being maintained by the Vendor which constitutes the "embodiment of the intellectual property" of the Software as such concept is referenced in Section 365(n) of the United States Bankruptcy Code, as amended.

          "Specifications" means the collective reference to the specifications
           --------------
and performance standards of the design, Facilities Preparation Services, Engineering, Products, Installation and Services contemplated by this Contract and includes any Expansions, amendments, modifications and/or other revisions thereto made in accordance with the terms of this Contract and as more fully set forth in Exhibits C, D, E and F; provided, however, that with respect to
                                 --------  -------
Facilities Preparation Services, design, Engineering, Products, Installation and Services for which specifications and performance standards are not provided and listed in such Exhibits, "Specifications" refers to performance, functionality and fitness for the intended purpose for which such design, Facilities Preparation Services, Engineering, Products, Installation and Services are employed specified in the manner as set forth in the Exhibits.

          "Structural Architectural Work" means the preparation of all
           -----------------------------
architectural drawings and blueprints relating to the structural specifications for a System Element Facility.

          "Subcontractor" means a contractor, vendor, supplier, licensor or
           -------------
other Person, having a contract with the Vendor or with any other Subcontractor of the Vendor who has been hired to assist the Vendor in certain specified areas of its performance of its obligations under this Contract including, without limitation, performance of any part of the Work.

          "Substantial Completion" means the point at which the Vendor has
           ----------------------
completed a portion of the Work other than specified Items set forth on applicable Punch Lists such that the geographic areas of any System Area as specified in Schedule 4 all have been covered to the extent set forth in
Schedule 4, in accordance with the Specifications and the System Standards and as verified to the Owner in accordance with the criteria and requirements set forth in Exhibit B3.

          "Substantial Completion Certificate" means, with respect to a given
           ----------------------------------
PCS System, a document submitted by the Vendor to the Owner and signed by an authorized representative of the Owner and an authorized officer of the Vendor stating that the Vendor has successfully completed the Acceptance Tests applicable to the Substantial Completion of the Work to be done in such PCS System in accordance with the requirements of Exhibit B3.

          "System" means all of the PCS Systems built by the Vendor in the
           ------
System Areas allocated to the Vendor pursuant to the terms of this Contract and as set forth on Schedule 4.

            "System Areas" has the meaning ascribed thereto in the recitals to
             ------------
this Contract.

          "System Element" means the Equipment and Software required to perform
           --------------
radio, switching and/or related functions for the System and/or any PCS System (which may include, without limitation, Authentication Center ("AUC"), Base Station, Base Station Controller ("BSC"), Equipment Identity Register ("EIR"), Messaging System ("MXE"), Mobile Switching Center/Visitor Location Register ("MSC/VLR"), Mobile Service Node ("MSN"), Signal Transfer Point ("STP"), Home Location Register ("HLR"), Service Control Point ("SCP") and Intelligent Peripheral ("IP")).

          "System Element Facility" means the structures, improvements,
           -----------------------
foundations, towers, and other facilities necessary to house or hold any System Element and any related Equipment to be located at a particular System Element Location.

            "System Element Location" means the physical location for a System
             -----------------------
Element.

          "System Element Site" means the collective reference to a particular
           -------------------
System Element, together with the related System Element Location and System Element Facility.

          "System Element Verification" means the Vendor's laboratory level
           ---------------------------
testing on the Products conducted by the Vendor in accordance with Exhibit B3.

          "System Maintenance Support" means those Services offered by the
           --------------------------
Vendor for maintenance of any of the Products and/or any System Element or collection thereof.

          "System Managers" means each of the managers designated by the Owner
           ---------------
and the Vendor, respectively, for the purposes of subsection 23.1.

            "System Standards" means the collective reference to the industry
             ----------------
standards specified in Exhibits C, D, F, G and H.

          "System Support Services" means those services offered by the Vendor
           -----------------------
relating to System design, enhancement and optimization.

            "System Warranty Period" has the meaning ascribed thereto in
             ----------------------
subsection 17.4.

            "TCG" means the collective reference to Teleport Communications
             ---
Group, Inc., and TCG Partners.

            "Technical Documentation" means the documentation identified as such
             -----------------------
in the Specifications.

            "Term" has the meaning ascribed thereto in subsection 5.2.
             ----

            "Test-bed Laboratory" has the meaning ascribed thereto in subsection
             -------------------
2.5.

          "Third Party Software" means Software which is independently developed
           --------------------
by a third party, sublicensed to the Owner under this Contract or otherwise provided with the Products in accordance with the Specifications.

            "Training" has the meaning ascribed thereto in subsection 2.23.
             --------

            "Trouble Report ("TR")" has the meaning ascribed thereto in
             ---------------------
subsection 2.26.2.

            "Utilities Work" means the installation of electric and telephone
             --------------
utilities at the System Element Locations.

            "Vendor" has the meaning ascribed thereto in the prefatory paragraph
             ------
to this Contract.

            "Vendor-Controlled Location" has the meaning ascribed thereto in
             --------------------------
subsection 2.12.

            "Vendor Developments" has the meaning ascribed thereto in subsection
             -------------------
2.11.

            "Vendor Event of Default" has the meaning ascribed thereto in
             -----------------------
subsection 24.2.

            "Vendor Patents" has the meaning ascribed thereto in subsection
             --------------
14.5.

            "Vendor procedural error" has the meaning ascribed thereto in
             -----------------------
subsection 17.5.

            "Vendor's Succeeding Entity" has the meaning ascribed thereto in
             --------------------------
subsection 27.22.

            "Warranty Damages" has the meaning ascribed thereto in subsection
             ----------------
17.5.

          "Warranty Periods" means the collective reference to the Product
           ----------------
Warranty Period, the Non-Essential Equipment Warranty Period, the Services Warranty Period and the System Warranty Period.

          "Work" means all phases of this Contract, including engineering and
           ----
design, procurement, manufacture, construction and erection, installation, training, start-up (including calibration, inspection and start-up operation), testing and start-up and testing operation with respect to the System and/or any PCS System and/or any part thereof to be performed by the Vendor or its Subcontractors pursuant to this Contract. Work includes (i) all labor, materials, equipment, services, and any other items to be used by the Vendor or its Subcontractors in the prosecution of this Contract, wherever the same are being engineered, designed, procured, manufactured, delivered, constructed, installed, trained, erected, tested, started up or operated during start-up and testing and whether the same are on or are not on any System Element Location or any other site within the System and/or any PCS System and (ii) all related items which would be required of a contractor of projects of comparable size and design which are necessary for the System and/or any PCS System and/or any part thereof to (x) operate in accordance with all Applicable Laws and Applicable Permits, and (y) provide the operating personal communications service systems required pursuant to this Contract. The Vendor will be responsible for providing in accordance with the terms of this Contract any and all additional items and services which are not expressly included by the terms of this Contract and which are reasonably required for construction and start-up of the System and/or any PCS System.

       1.2  Other Definitional Provisions.  1.2.1  When used in any other
            -----------------------------
Contract Documents, unless otherwise specified therein, all terms defined in this Contract will have the defined meanings set forth herein. Terms defined in
Schedule 1 and the Exhibits are deemed to be terms defined herein; provided,
                                                                   --------
that in the case of any terms that are defined both in this Contract, in
- - ----
Schedule 1 and/or an Exhibit, the definitions contained in this Contract will supersede such other definitions for all purposes of this Contract; provided,
                                                                    --------
further, that definitions contained in any Exhibit shall control as to such
- - -------
Exhibit.

          1.2.2 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Contract refer to this Contract as a whole and not to any particular provision of this Contract and Section, subsection, Schedule and Exhibit references are to this Contract unless otherwise specified.

          1.2.3 The meanings given to terms defined in this Contract are equally applicable to both the singular and plural forms of such terms.


       SECTION 2  SCOPE OF WORK, RESPONSIBILITIES AND PROJECT
                 MILESTONES

       2.1  Scope of Work.  Upon the terms and conditions herein set forth, the
            -------------
Vendor will provide all Products and Services to the Owner required for the establishment of the System including, but not limited to, the Vendor's obligation to engineer, equip, install, build, test and service the PCS Systems in the System Areas set forth on Schedule 4 in accordance with the Specifications and that otherwise satisfies all conditions of Final Acceptance;

provided, that the Vendor will not be responsible for Site Acquisition (except
- - --------
to the extent certain Facilities Preparation Services, including Site Plan Architectural Work, are required for the successful completion of Site Acquisition), Network Interconnection or Microwave Relocation. The Vendor must complete the Work in accordance with the Project Milestones set forth in Exhibit A1 and as further specified herein. The Vendor must furnish all labor, materials, tools, transportation and supplies required to complete the Work in accordance with the Specifications and the terms of this Contract.

       2.2  Additional Coverage.  (a)  The Owner has the option from time to
            -------------------
time, upon not less than thirty (30) days' written notice to the Vendor, to designate additional geographic areas, including, but not limited to, additional System Areas, as to which the Owner may purchase from the Vendor some or all, as determined by the Owner in its sole discretion, of the Products and Services required for the PCS coverage of such areas as provided for in this Contract, all on the terms and conditions set forth in this Contract; provided that the
                                                            -------- ----
Parties will mutually agree on the Project Milestones and the System performance criteria applicable to such additional coverage pursuant to this subsection 2.2;

provided further that any such agreement on (i) such Project Milestones must be
- - -------- -------
based on substantially the same intervals (including, but not limited to, the number of days specified in each such interval) as set forth in Exhibits A1 and A2, to the extent possible or (ii) such System performance criteria must be based on substantially the same System performance criteria as set forth in Exhibit F, to the extent possible.

       (b)  The Owner has the option from time to time upon not less than thirty
(30) days' prior written notice to the Vendor and in accordance with applicable ordering procedures set forth herein, to require the Vendor to increase the level of capacity or coverage of an already allocated PCS System (whether such PCS System has been so allocated pursuant to Schedule 4 or subsection 2.2(a)), all on the terms and conditions of this Contract.

       2.3  Handsets.  The Vendor must supply the Owner with two thousand
            --------
(2,000) subscriber handsets at the prices set forth on Schedule 2 and meeting the criteria set forth in Exhibit H within sixty (60) days prior to the Substantial Completion of the Initial PCS

System in accordance with Exhibit B3; provided that the criteria set forth in
                                      -------- ----
Exhibit H will conform to the specifications and/or criteria agreed between the Owner and Sony/Qualcomm (the "Sony/Qualcomm Agreement") if such agreement has been entered into as of the date required for the delivery of handsets by the Vendor pursuant to this subsection 2.3; provided further that in the event the
                                        -------- -------
Sony/Qualcomm Agreement has not been entered into as of the date the Vendor is required to deliver handsets pursuant to the first sentence of this subsection
2.3 the handsets required to be delivered by the Vendor pursuant to this subsection 2.3, will substantially conform to the criteria set forth in Exhibit H, but in any event will work with the System and in accordance with the applicable requirements related thereto. The Vendor must supply a sufficient number of subscriber handsets, but in no event not less than one hundred (100) per PCS System within the Initial System, acceptable to the Owner and the necessary equipment related thereto for testing and operation of each such PCS System pursuant to, and in accordance with, the terms of this Contract, Exhibit B3 and Exhibit H.

       2.4  Initial PCS System.  Pursuant to Exhibit B3, the Vendor must achieve
            ------------------
Substantial Completion of the Initial PCS System in accordance with the requirements of Exhibit B3 prior to, and as a condition of, the Substantial Completion of any other PCS System within the Initial System. This requirement in no way relieves the Vendor of its obligations prior to the Substantial Completion of the Initial PCS System to continue with the Work on all of the PCS Systems constituting the Initial System in accordance with the requirements of this Contract and the Project Milestones applicable to each such PCS System.

       2.5  System Element Verification; Test-bed Laboratory.  (a)  In
            ------------------------------------------------
accordance with Milestone M4 (as set forth on Exhibit A1) the Vendor must successfully complete System Element Verification pursuant to the terms of this Contract including, but not limited to, the Specifications and Exhibit B3 no later than August 19, 1996.

          (b) The Vendor will supply, at no additional cost to the Owner, the Products and Services necessary for the establishment of a test-bed laboratory, which laboratory will include the Products and Services set forth on Exhibit I (the "Test-bed Laboratory"), and the ongoing maintenance of such laboratory at the then-current level of technology throughout the Term of this Contract. The Test-bed Laboratory will be provided by the Vendor in accordance with Milestone M3 applicable to the Initial PCS System as set forth on Exhibit A1 but in no event later than ninety (90) days after a date specified by the Owner provided
                                                                      --------
that such date is not before April 19, 1996 (the "Building Ready Date").
- - ----

       2.6  RF Engineering and Site Acquisition.  (a)  In accordance with the
            -----------------------------------
Project Milestones set forth on Exhibit A1, within sixty (60) days of the Effective Date, the Vendor must deliver to the Owner a detailed preliminary RF design (the "Preliminary RF Design") for each of the System Areas in accordance with the requirements and criteria set forth in Exhibit B1. The Owner and the Vendor agree to cooperate with each other to complete the RF Engineering and the Site Acquisition. The Owner must notify the Vendor of desired coverage areas, RF Engineering parameters or other information or restrictions the Owner wishes to be included in the Final RF Engineering Plan for each PCS System. In accordance with Exhibit B1, the Vendor will do the RF Engineering in each of the PCS Systems and in connection therewith will use the parameters, information and restrictions supplied by the Owner. As part of the RF Engineering, the Vendor will establish "search rings" in each of the PCS Systems that will specify areas in which the Owner may proceed with Site Acquisition.

          (b) In accordance with Exhibit B1 the Vendor will be kept reasonably informed of the progress made on ongoing Site Acquisition within the System Areas. As the Site Acquisition progresses, the Vendor agrees to regularly alter the RF Engineering plan to determine a new search ring or rings to take into account any changes or modifications requested by the Owner due to the Owner's inability to acquire sufficient rights to a location which could constitute a System Element Location in a timely or economic manner. When making changes to the RF Engineering plan the Vendor must take into account the Site Acquisition already completed by the Owner.

          (c) In accordance with the Project Milestones set forth on Exhibit A1 and the requirements and criteria set forth in Exhibit B1, within five (5) days of the Owner achieving Site Acquisition Substantial Completion within any given System Area (the "Final RF Review Period"), the Owner and the Vendor will use their best efforts to agree on a final System Element Location count (the "Final Site Count") and a final RF Engineering plan (the "Final RF Engineering Plan") for such System Area upon which the PCS System for such System Area will be built by the Vendor. Failure of the Owner and the Vendor to reach satisfactory agreement on a Final Site Count and/or a Final RF Engineering Plan for any given System Area within the Final RF Review Period will automatically result in the referral of any such disagreement to the most senior RF engineers of both the Owner and the Vendor for their review and resolution within five (5) days after the end of any such Final RF Review Period. If the senior RF engineers fail to resolve any such disagreement within the extended five (5) day resolution period, the disagreement shall automatically be referred for resolution in accordance with subsection 23.1. It is understood by the Parties that during the period of any such disagreement and the resolution thereof in accordance with the Contract, the Work on such PCS System, to the extent possible, will be ongoing and that Substantial Completion on such PCS System cannot be achieved without agreement by the Parties on a Final RF Engineering Plan and/or a Final Site Count for such PCS System and/or System Area.

       2.7  Facilities Preparation Services, Installation and Substantial
            -------------------------------------------------------------
Completion.  (a) In accordance with the Project Milestones specified in Exhibit
- - ----------
A and the requirements and criteria of Exhibit B2, for each System Area the Vendor must complete the Facilities Preparation Services for all System Element Locations within such PCS System in accordance with the construction criteria set forth in Exhibit E and the performance criteria set forth in Exhibit F no later than ninety (90) days from the Owner/Vendor agreement on a Final Site Count and a Final RF Engineering Plan for such System Area. Pursuant to the Project Milestones the Vendor must complete Installation of the Products for any given PCS System within three (3) days of its completion of the Facilities Preparation Services for such PCS System pursuant to the requirements and criteria set forth in Exhibit D and Exhibit F.

          (b) In accordance with the terms of this Contract, including but not limited to subsection 2.37, the Vendor must achieve Substantial Completion for each PCS System within the Initial System pursuant to the Substantial Completion testing set forth in Exhibit B3 by the later of (i) thirty (30) days from Microwave Relocation Completion in such

PCS System or (ii) thirty (30) days from Milestone M7 (as set forth in Exhibit
A1) for such PCS System; provided that for any of the PCS Systems within the
                         -------- ----
Non-Designated System Areas the Vendor will not be required to achieve Substantial Completion in accordance with Milestone M8 (as set forth on Exhibit
A1) and Exhibits A1 and B3 prior to June 1, 1997 and Milestone M6 (as set forth on Exhibit A1) applicable to the PCS Systems in the Non-Designated System Areas will not be required to be achieved by the Vendor prior to thirty-two and one-half (32- 1/2) days prior to the Vendor's achievement of Substantial Completion in such PCS Systems; provided, further that Vendor will endeavor to achieve
                     --------
Substantial Completion of the PCS Systems within such Non-Designated System Areas on or about January 31, 1997. For example, if, with respect to a PCS System within a Non-Designated System Area, the date specified in clauses (i) or
(ii) (excluding the first proviso in this subsection 27(b)) above occurs on
                          -------
December 15, 1996, then the Guaranteed Substantial Completion Date for such PCS System would be June 1, 1997.

       2.8  Site Acquisition Modifications.  In the event that the Owner
            ------------------------------
determines that it is unlikely to achieve Site Acquisition Substantial Completion for any PCS System in a timely and cost-effective manner, the Vendor will modify certain performance criteria set forth in Exhibit F with respect to such PCS System in the manner and to the degree that the Owner reasonably specifies in writing to the Vendor in accordance with the terms of Exhibit B3.

       2.9  Design/System Architecture and Engineering; Interoperability.   (a)
            ------------------------------------------------------------
The Vendor must provide all Engineering and design services necessary for the completion of the Work and the System in conformity with the Specifications and the CDMA standards, including, but not limited to, the Engineering and design necessary to describe and detail the System and the specified PCS Systems.

          (b) Pursuant to and in accordance with the terms of Exhibits B3 and G, BTS/BSC-MSC Interoperability must be achieved upon the earlier of (i) the Substantial Completion of the last PCS System within the Initial System or (ii) December 1, 1996 (provided that such date will change to reflect the actual
                  -------- ----
delay in the finalization of Attachment A to be attached to Exhibit G); provided
                                                                        --------
that the requirements of this subsection 2.9(b) are a condition to the Vendor's
- - ----
Substantial Completion of such last PCS System within the Initial System and Substantial Completion of such last PCS System will not be deemed to have been achieved by the Vendor unless and until such Interoperability shall have been achieved in accordance with the criteria set forth in Exhibit G; provided
                                                                 --------
further that in no event will the achievement of BTS/BSC-MSC Interoperability in
- - -------
accordance with Exhibit G be required prior to December 1, 1996 and that in any event any delay in such Interoperability which is not due substantially to the fault of the Vendor will not be a delay pursuant to the terms of this subsection 2.9(b) subject to the reasonable opinion of the Owner.

       2.10  Certification.  The Vendor must coordinate its performance of the
             -------------
Services described in subsection 2.9 with the Engineering and design efforts (including, without limitation, any and all RF Engineering and/or Site Acquisition) of all Subcontractors, the Owner, the Other Vendors, any and all supply and transportation requirements and all federal, state and local authorities or agencies. The Vendor will be fully knowledgeable about and will, after reasonable review thereof, accept all Engineering, including, without limitation, RF Engineering and design, irrespective of whether the Vendor, the Other Vendors, the Owner or third parties such as the Subcontractors may furnish such services. All Engineering requiring certification must be certified by professional engineers licensed or properly qualified to perform such Engineering services in all appropriate jurisdictions if such certification is, in the Owner's opinion, appropriate and reasonable under the circumstances.

       2.11  Notice of Developments.  2.11.1  Vendor Developments.  The Vendor
             ----------------------           -------------------
must provide the Owner, through the NDAB or the Owner's vice president and/or director of product development, with reasonable prior notice (but in any event not less than ten (10) business days) of any CDMA 1900 Vendor Product developments, innovations and/or technological advances (collectively "Vendor Developments") relevant to the System prior to giving such notice to any other Customer of the Vendor or otherwise making any such Vendor Development public within the relevant marketplace; provided that any such notice pursuant to this
                                 -------- ----
subsection 2.11.1 need not include any information originated by another Customer which is proprietary to such other Customer of the Vendor. For the purposes of this subsection 2.11.1 the term "Vendor" includes the Vendor and its affiliates and subsidiaries.

       2.11.2  Participation in Testing.  The Owner has the right, but not the
               ------------------------
obligation, to witness and/or participate in any initial testing and/or application of any Vendor Development; provided that any such initial testing of
                                       -------- ----
such Vendor Development shall be subject to (i) scheduling as reasonably determined by the Vendor, (ii) the qualification that the Owner's PCS System meets the technical requirements for the testing of such Vendor Development as reasonably determined by the Vendor (or otherwise that the Owner is willing to update such PCS System to meet such requirements), (iii) the Owner's acknowledgement that it will be able to provide the resources necessary to implement the initial testing for such Vendor Development, and (iv) the Owner and the Vendor executing a reasonable verification office testing agreement that identifies the scope, terms, pricing, responsibilities and schedule related to the initial testing of such Vendor Development. The Vendor must provide the Owner at least thirty (30) days' prior notice of its intent to test any such Vendor Development and upon the Owner's written request the Vendor will allow the Owner to participate in such testing upon terms and in a testing environment reasonably acceptable to the Parties at such time. The Owner will make its Test-bed Laboratory and/or certain of its PCS Systems (following Final Acceptance thereof) available to the Vendor for any such testing in which the Owner has the right, and will have notified the Vendor of its desire, to participate in pursuant to the terms of this subsection 2.11.2. The length of the prior notice period described above may be shortened to under thirty (30) days if necessary and appropriate under the circumstances, but in no event will any such prior notice period be less than ten (10) days.

       2.12  Safety.  To the extent the Vendor is in control of any System
             ------
Element Location, or other site within the System or any System Area during the term of this Contract (a "Vendor-Controlled Location") including, but not limited to, during the build-out of the Initial System, the Vendor will be solely responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with all such Vendor-Controlled

Locations. The Vendor must materially comply with Applicable Laws and Applicable Permits and the Specifications bearing on safety of persons or property or protection against injury, damages or loss. The Vendor must provide a written report to the Owner describing fully all incidents affecting safety on any Vendor-Controlled Location and must also furnish to the Owner copies of all MSHA, OSHA and workers' compensation reports. The Vendor acknowledges and agrees that until Substantial Completion of any given PCS System is achieved the Vendor will be deemed to be in control of all Products, tools, designs, buildings, structures and/or Engineering (other than those Products, tools, designs, buildings, structures and/or Engineering specific to and necessary for Site Acquisition, Network Interconnection and/or Microwave Relocation) at, in or upon all System Element Locations and/or any other site within such PCS System.

       2.13  Emergencies.  In the event of any emergency endangering life or
             -----------
property, the Vendor must take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and will, as soon as possible, report any such incidents, including the Vendor's response thereto, to the Owner. Whenever, in the reasonable opinion of the Owner, the Vendor has failed to take sufficient precautions for the safety of the public or the protection of the Work or of structures or property on or adjacent to any Vendor-Controlled Location, creating, in the reasonable opinion of the Owner, an emergency requiring immediate action, then the Owner, after having given reasonable prior notice to the Vendor, may cause such sufficient precautions to be taken or itself provide such protection. The taking or provision of any such precautions or protection by the Owner or its agents or representatives will be for the account of the Vendor and the Vendor must reimburse the Owner for the cost thereof.

       2.14  Right of Inspection.  The Owner, the parties providing financing in
             -------------------
connection with the build-out of the Nationwide Network or their duly appointed representatives, including Inspectors (collectively "Reviewers"), will at all reasonable times have access to the various sites where the Vendor or its Subcontractors are prosecuting the Engineering, design, procurement, testing or manufacture of the Work; provided that this subsection 2.14 will not be presumed
                         -------- ----
to give access to the Vendor's or its Subcontractors' sites to direct competitors of the Vendor provided that such sites are not otherwise Owner sites. For these purposes, reasonable access will be given during normal business hours to the Vendor's and its Subcontractors' plants, premises, storage and deposit areas, facilities and offices, sources of materials, Equipment being assembled, already assembled or in operation, Equipment being performance tested or tested to the Vendor's specifications and to any other places or areas occupied by the Vendor or its Subcontractors in connection with the Work. Notwithstanding anything herein to the contrary, any Reviewer's right of access to the Vendor's and/or the Subcontractors' plants, premises, storage and deposit areas, facilities and offices, sources of materials, Equipment being assembled, already assembled or in operation, Equipment being performance tested or tested to the Vendor's specifications and to any other places or areas occupied by the Vendor or its Subcontractors in connection with the Work will be subject to the reasonable confidentiality, safety and security requirements of same and further subject to such Reviewers' non-interference with the Work and other work being performed thereon. The Vendor must provide reasonable temporary office space and services for the Reviewers to the extent necessary.

       2.15  Transportation.  The Vendor must provide for the transport and
             --------------
delivery of all the Products to be delivered pursuant to, and in accordance with, the terms of this Contract. The costs for such transportation will be borne by the Vendor as part of the Contract Price; provided that the Owner will
                                                   -------- ----
reimburse the Vendor for any costs incurred by the Vendor for any Extraordinary Transportation in such cases where the Vendor, subject to prior notice to the Owner, found it actually necessary to utilize such Extraordinary Transportation;

provided, further that any amounts due to the Vendor from the Owner pursuant to
- - --------  -------
the first proviso of this subsection 2.15 will be reduced by the amount of non-extraordinary transportation costs which otherwise would have been applicable to the transport of such Products.

       2.16  Security.  During the course of the Work, the Vendor will perform
             --------
the security services necessary to ensure the safety and security of the System Element Locations, the Products and/or other materials or designs relevant to the Work.

       2.17  Materials and Equipment.  Except for materials or Equipment to be
             -----------------------
supplied by Subcontractors identified on part B of Schedule 7, whenever materials or Equipment are specified or described in this Contract (including the Specifications) by using the name of a proprietary item or the name of a particular supplier, the naming of the item is intended to establish the type, function and quality required, and substitute materials or Equipment may nonetheless be used, provided that such materials or Equipment are equivalent or equal to that named. If the Vendor wishes to furnish or use a substitute item of material or Equipment, the Vendor must first certify that the proposed substitute will perform at least as well the functions and achieve the results called for by this Contract, will be substantially similar or of equal substance to that specified and be suited for the same use as that specified. The Owner may require the Vendor to furnish, at the Vendor's expense, additional data about the proposed substitute as required to evaluate the substitution. For Major Portions of the Work, or materials or Equipment listed on part B of
Schedule 7, the Vendor must first receive prior written approval of the Owner for any substitution. The Owner will be allowed a reasonable time within which to evaluate each proposed substitute.

       2.18  Equipment and Data.  The Vendor must furnish all drawings,
             ------------------
specifications, specific high level design data, preliminary arrangements and outline drawings of the Equipment and all other information as required in accordance with this Contract in sufficient detail to indicate that the Equipment and fabricated materials to be supplied under this Contract comply with the Specifications.

       2.19  References to Certain Sources.  Reference to standard
             -----------------------------
specifications, manuals or codes of any technical society, organization or association or to the laws or regulations of any Governmental Entity by this Contract, means (unless specifically stated otherwise) the latest standard specification, manual, code, laws or regulations in effect at the time of such reference (unless specifically stated otherwise) except as may be otherwise specifically agreed to by the Parties. However, no provision of any reference, standard, specification, manual or code (whether or not specifically incorporated by reference in this Contract) will be effective to change the duties and responsibilities of the Owner, the Vendor, the Subcontractors or any of their consultants, agents or employees from those set forth in this Contract.

       2.20  Operating Manuals.  The Vendor will provide the Owner Operating
             -----------------
Manuals in accordance with this subsection 2.20 as soon as they are reasonably available but in no event less than thirty (30) days prior to Substantial Completion of the Initial PCS System. In accordance with this subsection 2.20 the Vendor will provide the Owner with as many sets of the Operating Manuals for the entire System as the Owner then reasonably requires. The Operating Manuals will be prepared in accordance with the relevant Specifications and in sufficient detail to accurately represent the System and all of its component System Elements as constructed and will recommend procedures for operation. Operating Manuals with up to date (but not "as-built") drawings, specifications and design sheets will be available for the Training as set forth in subsection
2.23. All other Technical Documentation not already delivered to the Owner pursuant to the terms of the Contract must be delivered to the Owner within ten
(10) days after the successful achievement of all Final Acceptance tests in accordance with Exhibit B3. The Owner will not be required to deliver the Final Acceptance Certificate until all such Technical Documentation has been so delivered (and Final Acceptance will not be deemed to have occurred earlier than the date that is ten (10) days prior to the date of delivery of such Technical Documentation).

       2.21  Maintenance and Instruction Manuals.  The Vendor will provide the
             -----------------------------------
Owner Maintenance and Instruction Manuals in accordance with this subsection
2.21 as soon as they are reasonably available but in no event less than thirty
(30) days prior to Substantial Completion of the Initial PCS System. In accordance with this subsection 2.20 the Vendor must provide the Owner with as many sets of the Maintenance and Instruction Manuals for the entire System as the Owner then reasonably requires. The Maintenance and Instruction Manuals will be prepared in accordance with the Specifications and in sufficient detail to accurately represent the System and all of its component System Elements as constructed and will set forth procedures for inspection and maintenance. Maintenance and Instruction Manuals with up to date (but not "as-built") drawings, specifications and design sheets will be available for the Training set forth in subsection 2.23. The Maintenance and Instruction Manuals must include the volumes compiled by the Vendor containing all as-built Subcontractor furnished product data.

       2.22  Standards for Manuals.  All Operating Manuals and Maintenance and
             ---------------------
Instruction Manuals required to be provided by the Vendor pursuant to this Contract must be:

       (a) detailed and comprehensive and prepared in conformance with the System Standards and generally accepted national standards of professional care, skill, diligence and competence applicable to telecommunications and operation practices for facilities similar to the System;

       (b) consistent with good quality industry operating practices for operating personal communications service systems of similar size, type and design;

       (c) sufficient to enable the Owner to operate and maintain each PCS System in each of the specified System Areas and the System as a whole on a continuous basis; and

       (d) prepared subject to the foregoing standards with the goal of achieving operation of the System at the capacity, efficiency, reliability, safety and maintainability levels contemplated by this Contract and the Specifications and required by all Applicable Laws and Applicable Permits.

          In addition to, and without limiting the requirements set forth in the preceding sentence, the Operating Manuals and the Maintenance and Instruction Manuals (but not "as-built" drawings) will be submitted to the Owner in CD-ROM format in addition to hard-copy volume format if so requested by the Owner and will include maintenance procedures for circuit breakers, relays and auxiliary equipment and devices in accordance with the manufacturers' recommendations therefor. In addition to any of the Owner's other rights and remedies, the Owner will have the right to reject the Operating Manual and the Maintenance and Instruction Manuals if in its reasonable judgment any of the foregoing does not meet the standards set forth in this Contract.

       2.23  Training.  As more fully described below, starting at least one
             --------
hundred and eighty (180) days prior to Substantial Completion of the Initial PCS System, the Vendor must provide to the Owner a practical and participatory on-site training program with respect to the System, which program will include technical education (collectively, the "Training"). The Vendor will provide, upon the Owner's prior written request and at the time or times required by the Owner during the Term of this Contract, not less than four hundred and fifty
(450) Training seats or a minimum of four thousand five hundred ninety (4,590) man days of Training and Training materials for the Owner's personnel, at no cost to the Owner. Such Training must be kept current to encompass the latest Software and Equipment, or any other Software Revision Level and/or Equipment Revision Level directed by the Owner pursuant to the terms of this Contract. Subject to the foregoing, Training course content and material will be designed and agreed to by mutual consent between the Parties. Unless otherwise directed by the Owner in writing to the Vendor, Training courses must be limited to a maximum of eight (8) to ten (10) attendees in each course session (but not less than six (6) attendees unless otherwise specifically requested by the Owner subject to the reasonable agreement of the Vendor). The Owner agrees to reimburse the Vendor for reasonable and actual travel and living expenses for Vendor's on-site training so long as such costs do not exceed, in any event, the Owner's own travel expense limitations for such attendees. The Vendor will conduct classes for each course described below:

       (a) Installation Training will include PCS Training to the Owner's technical personnel presumed not qualified or trained specifically on Installation or testing of a PCS System or the Equipment and/or Software included therein. The subject matter of such Training will include (i) a general overview of PCS/CDMA technology and the System, (ii) an overview of the System which includes coverage of specific Equipment and Software, and (iii) any other information necessary to successfully install and test each PCS System in any System Area;

       (b) Operations, maintenance and provisioning ("OM&P") Training will include System Training to technical personnel presumed not qualified or trained specifically on operating a PCS System or the Equipment and/or Software included therein. The subject matter will include (i) a general overview of PCS/CDMA technology and the System, (ii) a System overview of the Equipment, Software initiation and configuration requirements, required interconnections, troubleshooting and testing requirements, recovery from System failures, and (iii) any other information necessary to successfully operate, maintain, or set up the Equipment and the Software to work in accordance with the System Element performance criteria set forth in Exhibit D, in each case so that each PCS System successfully operates in accordance with the performance criteria set forth in Exhibit F within its System Area; and

       (c) The Vendor must provide PCS/CDMA qualified technical staff and material to train the Owner's personnel so as to enable them to train other personnel of the Owner (i.e., train the trainers) on the subject matter topics
                        ----
listed below. The Owner's personnel trained by the Vendor will be evaluated and certified by the Vendor upon successful completion of the course as competent to train other personnel of the Owner. Such content and materials may be tailored or customized by the Owner for internal use only and include, without limitation, Training with respect to the following topics:

                      (i)    System Element configuration;

                      (ii)   Communication interfaces and protocols;

                      (iii) Software operating system (current to the latest Software Revision Level);

                      (iv)   Database configuration, structure and content;

                      (v)    Database down loading;

                      (vi)   Program function;

                      (vii)  Troubleshooting procedures; and

                      (viii) Other subject matter which is necessary or
                 desirable to understand the operation of the System and maintenance of the System as well as any enhancements as they are added to the System and/or any part thereof.

       2.24  Manuals and Training.  The training and the documentation provided
             --------------------
in connection herewith, including, without limitation, all documentation provided in CD-ROM format, and pursuant to subsections 2.20, 2.21 and 2.23 will be updated pursuant to and in accordance with all technology and Product upgrades applicable to the System, any PCS System and/or any part thereof.

       2.25  Spare Parts.  (a)  Prior to the Substantial Completion of the
             -----------
Initial PCS System the Vendor and the Owner will agree, pursuant to and in accordance with the terms of this subsection 2.25, as to the type, quantity and storage location of the spare parts required to continually operate the System and in accordance with the Specifications. Until the expiration of the applicable Warranty Periods, the Vendor will, if requested by the Owner, provide such spare parts at its own expense. Following the expiration of such Warranty Periods, the Vendor will provide such spare parts pursuant to Schedule 12A and at the prices set forth on Schedule 12B. After the expiration of the applicable Warranty Periods invoices for such System spare parts will be issued directly to the Owner and will be paid for directly by the Owner by the dates set forth on a schedule provided by the Owner, which schedule will be consistent with the Vendor's schedule and in accordance with the terms and conditions required by the suppliers of such System spare parts if such supplier is a Person other than the Vendor. Any System spare parts utilized or withdrawn from the System will be promptly replaced by the Vendor at its own cost during the period the Vendor is responsible for providing such spare parts at no cost pursuant to this subsection 2.25.

       (b) The Owner has the right to withhold from its final payment to the Vendor with respect to any PCS System an amount equal to the Owner's reasonably estimated cost of any utilized or System spare parts for such PCS System not so replaced prior to Final Acceptance; provided that such withheld funds will be
                                    -------- ----
released upon such satisfactory replacement of such spare parts by the Vendor. To the extent that System spare parts need to be acquired from third party suppliers, the Vendor will use its best efforts to obtain from suppliers a supply of System spare parts at no additional cost as part of the original Product package. To the extent that the Vendor is able to so obtain such System spare parts at no additional cost as part of the original Product package, it will provide such System spare parts to the Owner without cost (and without any charge for the procurement of such spare parts by the Vendor).

       2.26  System Support Services.  The Vendor will provide the specified
             -----------------------
System support services for the operation, maintenance and/or repair of the System and all Products to the extent set forth herein below and at the prices set forth on Schedule 3.

       2.26.1  Vendor Assistance.  (a)  Upon receipt of a request for technical
               -----------------
assistance from the Owner, the nature of the problem will be identified by the Owner, and a priority assigned by the Owner (upon discussion with the Vendor which in no event will require the agreement and/or consent of the Vendor) as either an emergency or non-emergency condition and resolution thereof will be expedited accordingly.

       (b) Following attempted corrective actions by the Owner in accordance with applicable Maintenance and Instruction Manuals provided by the Vendor, when the Vendor is notified by the Owner that the System, any PCS System or any part thereof fails to operate in accordance with the Specifications, the Vendor will promptly commence and diligently pursue all reasonable efforts to correct the Defect or Deficiency.

       (c) The Vendor's correction of such Defects or Deficiencies in the System, any PCS System or any part thereof may take the form of new Software codes, new or supplementary operating instructions or procedures, modifications of the Software codes in the Owner's possession, or any other commonly used method for correcting Software Defects or Deficiencies, as the Owner and Vendor deem appropriate.

       (d) When appropriate, the Vendor will provide non-emergency technical support to the Owner via telephone, facsimile transmission, modem, or other acceptable means during the Owner's normal business hours.

       (e) The Vendor will provide emergency technical assistance to the Owner via an ETA telephone number designated to the Owner in advance by the Vendor, twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

       (f) The Vendor will provide remote intervention and assistance capability to the Owner for remotely accessing operating System Elements. Upon mutual agreement between the Parties, the Vendor may remotely access operating System Elements for the purpose of ETA.

       2.26.2  Trouble Reports.  From time to time, failures in or degradation
               ---------------
of Products comprising the System may cause services provided by the System to be adversely affected. It is necessary that immediate assistance be provided by the Vendor to allow the Owner to restore the affected service. Critical service Outages which cannot be resolved by the Owner's field technicians or technical support engineers using procedures described in the Vendor's Operating Manuals, Maintenance and Instruction Manuals and Training will be transmitted to the Vendor as a Trouble Report ("TR"). The Vendor will assign an identifying number to each TR to aid in tracking its disposition. TRs will be immediately addressed by the Vendor through Emergency Technical Assistance under guidelines set forth in this subsection 2.26.2. TRs may not be considered concluded until the solution is concurred upon by an Owner's employee within the Owner's operations control center ("OCC"). The root cause of problems resulting in TRs may be System Defects or Deficiencies which must be corrected through Product or procedure changes. Problems with the System requiring such changes will be referred to the Vendor for action through a customer service request ("CSR"). The Vendor is authorized by the Owner to install and integrate, at the Vendor's expense, any Software Upgrade or Software Enhancement pursuant to mutual agreements reached between the Vendor and the Owner.

       2.26.3  Emergency Technical Assistance.  (a)  When a problem is
               ------------------------------
encountered which adversely affects service and/or performance with respect to the Products, any PCS System and/or the System and/or any part thereof, in each case provided by the Vendor, an Owner maintenance technician will attempt to repair or replace any malfunctioning Product adversely affecting such service and/or performance using the procedures recommended in the Maintenance and Instruction Manuals and/or the Operating Manuals. If unsuccessful, an Owner technical representative will consult the Vendor's designated ETA group at the telephone number provided by the Vendor in subsection 2.26.3(c) below. Following receipt of notification by the ETA group, the ETA group will utilize all available technical resources and will ensure that a qualified technical engineer is communicating with the Owner's personnel regarding the problem within fifteen (15) minutes of any such notification.

       (b) A problem adversely affecting service that has a severity level defined below either as an "E1 Emergency Condition" or an "E2 Emergency Condition" is to be addressed under the ETA procedures set forth below in this subsection 2.26.3 and in subsection 2.26.4.

       (i) An E1 Emergency Condition means a problem resulting from any one or more of the following events:

            .[   ]

            .[   ]

            .[   ]

            .[   ]

            .[   ]

            .[   ]

            .[   ]

            .[   ]

            .[   ]

            .[   ]

                The Vendor must clear all El Emergency Conditions within twelve
            (12) hours of notification of their occurrence. Work must continue without any cessation until the defect causing the E1 Emergency Condition is solved or the severity thereof is reduced to a "P1 Major Condition", as defined below, or less.

       (ii) An E2 Emergency Condition means a problem resulting from any one or more of the following events:

           . [   ]

           . [   ]

           . [   ]

           . [   ]

           . [   ]

           . [   ]

           . [   ]

           . [   ]

                 The Vendor must clear all E2 Emergency Conditions within
            twenty-four (24) hours of notification of such E2 Emergency Conditions. Work must continue without any cessation until the defect causing the E2 Emergency Condition is solved or the severity is reduced to a P1 Major Condition or less.

       (c) In the event that an E1 Emergency Condition or an E2 Emergency Condition should remain unresolved following referral to the Vendor by the Owner, the problem causing such condition must be reported to the levels of management set forth below (with comparable titles, if different) to ensure all available resources necessary to address the problem will be committed in accordance with the following:

          The following are the reporting levels if an E1 Emergency Condition or an E2 Emergency Condition is not resolved within the time periods set forth below as amended from time to time following referral thereof to the Vendor by the Owner:

                        Vendor Contact        Vendor Contact Name  Telephone Number
                   -------------------------  -------------------  ----------------

One hour       -   Technical Assistance Mgr.  to be designated     to be designated



Two hours      -   Customer Service Director  Ron Fordon             (214) 684-2999
Three hours    -   Customer Service AVP       Norm Peters            (214) 684-1299
Four hours     -   Vice President             Chris MacIssac         (905) 238-7229

     (d) If the Owner reasonably determines that the Vendor has not provided sufficient ETA to resolve any E1 Emergency Condition or E2 Emergency Condition on a timely basis, the Owner will be entitled to withhold all payments with respect to the affected PCS System then due or outstanding prior to the date of such determination until such time as adequate ETA is provided to the Owner to resolve such Emergency Condition.

     (e) If an E1 Emergency Condition or an E2 Emergency Condition exists in a PCS System prior to Final Acceptance of such PCS System the Vendor must deliver to the Owner each Software Upgrade and each Equipment Upgrade developed by or on behalf of the Vendor to resolve any E1 Emergency Condition or E2 Emergency Condition promptly following completion of development of such Software Upgrades or promptly following availability of such Equipment Upgrades but in no event later than forty-eight (48) hours following such completion or such development of such Software Upgrades or availability of such Equipment Upgrades.

     (f) The term Non-Emergency Services includes providing to the Owner any requested technical assistance and support, remote monitoring and outage review consultation and the handling of Customer Service Requests ("CSR").

     (g) Technical assistance and support must be provided for the purpose of resolving non-emergency problems defined below as "P1 Major Condition", "P2 Significant Problem" and "P3 Minor Problem" which are reported to the Vendor.

                         (i) P1 Major Condition means any non-emergency failure of specific features or functions of the System, any PCS System and/or any Product that restricts its operations, but does not render the System, any PCS System and/or any Product inoperable, impact traffic capacity or coverage or require significant manual intervention for the System, any PCS System and/or any Product to operate properly and in accordance with its applicable Specifications. These events will include loss of diagnostic capabilities and/or loss of reporting functions.

                         (ii) P2 Significant Problem means any non-emergency intermittently occurring problem related to specific primary functions or features and/or any inoperable secondary functions, which does not have a significant adverse effect on the overall performance of the System, any PCS System and/or any Product. By-pass or work around procedures must be used to alleviate such P2 Significant Problem until it is corrected.

                         (iii) P3 Minor Problem means any non-emergency problem that does not affect the performance or functions of the System, any PCS System and/or any Product, and, despite such problem, the System, any PCS System and/or any Product is fully operable without restrictions. Such P3 Minor Problems may include documentation inaccuracies, cosmetics, minor requests for changes or maintenance requests. The Vendor will resolve such P3 Minor Problems during the next available scheduled Software Upgrade or Equipment Upgrade.

     (h) Should a non-emergency problem remain unresolved for the period or periods of time set forth below following referral to the Vendor by the Owner, such problem must be reported to the levels of management set forth below to ensure all available resources necessary to correct such problem will be committed to address such problem pursuant to the following:


                                         REPORTING LEVELS IF NON-EMERGENCY
                                              IS NOT RESOLVED WITHIN

CONDITION          1 DAY                2 DAYS              7 DAYS              30 DAYS

P1                 Technical            Technical           Customer Service    Vice President
Major Condition    Assistance Manager   Assistance Senior   Director
                                        Manager


P2                                      Technical           Technical           Customer
Significant                             Assistance          Assistance Senior   Service
 Condition                              Manager             Manager             Director

P3                                                          Technical           Customer
Minor Condition                                             Assistance          Service
                                                            Manager             Director

- - ------------------------------------------------------------------------------------------------

     Non-emergency problems referred to the Vendor as a CSR will be resolved based upon the priority assigned to them as determined by the Owner or as mutually agreed by the Parties, and to the extent possible will be incorporated into the next scheduled Software Release or Equipment Upgrade.

     2.26.4  ETA and CSR.  In the event that emergency or non-emergency
             -----------
technical support provided from the Vendor's technical support center is not sufficient to resolve an E1 Emergency Condition or an E2 Emergency Condition, a P1 Major Condition or a P2 Significant Problem, the Vendor must send a technically qualified person or persons to the site of such emergency condition or problem to assist the Owner's employees in solving such condition or problem. The Vendor's technically qualified person or persons must be on-site within twelve (12) hours after notification to the Vendor by the Owner, or at such later time as may be determined by the Owner. A CSR will be submitted by the Owner to request a repair of the emergency condition or the non-emergency problem, or to request the addition of a Software or Equipment Upgrade or other Software or Equipment Feature Enhancement. The Owner's CSRs will define the condition or problem and state whether the Owner considers the CSR to be for a Software/Equipment Upgrade or Software/Equipment Enhancement. Changes to the System or any PCS System resulting from CSRs must be fully tested and accepted in accordance with the Specifications. The Vendor must respond to the submission of a CSR by the Owner within five (5) business days, acknowledging receipt of the CSR, confirming or denying agreement with the Owner's assessment of whether the CSR may be considered a Software or Equipment Upgrade or a Software or Equipment Feature Enhancement and summarizing the Vendor's intended actions to handle the CSR. A CSR may result in System fixes, or enhancements, resulting in Product modifications reasonably acceptable to the Owner.

     2.27  Review of Contract Documents.  The Vendor has examined in detail and
           ----------------------------
carefully studied and compared the Contract Documents with all other information furnished by the Owner as of the Effective Date and has promptly reported to the Owner any material errors, inconsistencies or omissions so discovered or discovered by any of the Subcontractors. The Vendor will not prosecute any Major Portion of the Work knowing that it involves a material error, inconsistency or omission in the Contract Documents without prior written notice to and approval by the Owner. If for any reason the Vendor violates this subsection 227, the Vendor will, in addition to being subject to any other remedies of the Owner and, in such case, will be deemed to have waived any claims for an adjustment in any of the Specifications and/or System Standards which results directly from any such error, inconsistency or omission. This subsection 227 does not, nor will be deemed to, in any manner limit the terms of subsection 2.38.

     2.28  Licenses, Permits and Approvals.  Except as otherwise provided for
           -------------------------------
herein with respect to Site Acquisition, Microwave Relocation and Network Interconnection, any Applicable Permits required by any Government Entity relating to the manufacture, importation, re-exportation, safety or use of the Products, the System or any PCS System throughout North America or in any state, province or any political sub-division thereof will be the sole responsibility of the Vendor. Prior to the commencement of any Work and/or other activities by the Vendor or any of its Subcontractors in connection with or pursuant to this Contract, the Vendor will furnish the Owner with evidence that such Applicable Permits have been obtained and are in full force and effect to the extent that Applicable Permits are necessary for the commencement or undertaking of such activities, and from time to time thereafter the Vendor, upon the reasonable request of the Owner, will provide such further evidence as the Owner will deem reasonably necessary.

     2.29  Eligibility under Applicable Laws and Applicable Permits.  The Vendor
           --------------------------------------------------------
will be responsible for ensuring that the Vendor and its Subcontractors are and remain eligible under all Applicable Laws and Applicable Permits to perform the Work under this Contract in the various jurisdictions involved.

     2.30  Customs Approvals.  The Owner agrees to reasonably assist, so long as
           -----------------
such assistance will not involve the incurrence of any costs or expenses by the Owner, the Vendor to obtain and maintain (i) Applicable Permits for importation or re-exportation of the Products on a duty and customs free basis and (ii) entry or work permits, visas or authorizations required for personnel engaged by the Vendor to perform Work under this Contract.

     2.31  Owner Participation.  In addition to the right of observation
           -------------------
contained in subsection 9.4 hereof, the Owner will be entitled to participate in the Vendor's research and development activities (subject to the reasonable acceptance of the Vendor) and product development and testing activities pursuant to this Contract; provided that such observation will not affect the
                           --------
Vendor's responsibilities and warranties hereunder and will not otherwise interfere with the Vendor's research and development activities.

     2.32  New Development Advisory Board.  In order to accommodate the Owner's
           ------------------------------
participation pursuant to this Contract, including, without limitation, pursuant to subsections 2.11 and 2.31, the Owner and the Vendor will establish an NDAB within sixty (60) days of the Effective Date. The purpose of the NDAB will be to review the development requirements and high level development milestones, to ensure that the Vendor understands the Owner's requirements for each PCS System, the System and/or any extensions thereto including, without limitation, any subsequent Products and/or enhancements. The NDAB will provide an executive forum to discuss product ideas, Owner requirements and its recommended development prioritization for improved infrastructure-based subscriber features and System features, functions and capabilities. The focus of the NDAB will be on System features and services, new CDMA Products, System enhancements, critical operational issues, future developments beyond CDMA cellular without the need for System additions and on such other matters as the Parties mutually agree upon from time to time. Nothing contained in this subsection 2.32 will in any way limit and/or modify the Owner's ability to enforce its rights under this Contract and/or the Contract Documents or to otherwise maintain contacts with the Vendor in any other way it sees fit.

     2.33  Market Development Manager.  The Vendor will provide a market
           --------------------------
development manager to coordinate the efforts of the Vendor in meeting its obligations relating to the NDAB who will specifically focus on new Products, CDMA services and features. Such market development manager must be knowledgeable in CDMA technology and the Owner's System and must work closely, and on a regularly scheduled basis, with the Owner's senior engineering and marketing personnel on feature development, feature roll-out, future road maps for CDMA Products, and any other marketing aspect of providing PCS that the Owner believes is beneficial to the System and/or any PCS System at such time. The Vendor's market development manager and the manager's staff will serve as the Owner's direct liaison with the Vendor to ensure that the Vendor's product development teams are focusing on the Owner's priorities as described to the Vendor by the Owner from time to time either through the NDAB or by any other means acceptable to the Parties.

     2.34  Further Assurances.  The Vendor will execute and deliver all further
           ------------------
instruments and documents, and take all further action, including, but not limited to, assisting the Owner in filing notices of completion with the appropriate state, provincial and local lien recording offices, that may be necessary or that the Owner may reasonably request in order to enable the Vendor to complete performance of the Work or to effectuate the purposes or intent of this Contract.

     2.35  Liens and Other Encumbrances.  (a)  In consideration of the mutual
           ----------------------------
undertakings herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Vendor:

          (i) covenants and agrees to protect and keep free the System and/or any PCS System and any and all interests and estates therein, and all improvements and materials now or hereafter placed thereon under the terms of this Contract, from any and all claims, liens, charges or encumbrances of the nature of mechanics, labor or materialmen liens or otherwise arising out of or in connection with performance by any Subcontractor, including services or furnishing of any materials hereunder, and to promptly have any such lien released by bond or otherwise;

          (ii) give notice of this subsection 2.35 to each Subcontractor before such Subcontractor furnishes any labor or materials for the System and/or any PCS System; and

          (iii) make any and all filings reasonably requested by the Owner in order that the Owner may take advantage of the relevant local mechanics' lien waiver procedures with respect to mechanics' liens of any such Subcontractor and the Owner will cooperate in helping the Vendor to fulfill its obligation under this clause (iii) to the extent necessary.

     (b) If any laborers', materialmen's, mechanics', or other similar lien or claim thereof is filed by any Subcontractor, the Vendor will cause such lien to be satisfied or otherwise discharged, or will file a bond in form and substance satisfactory to the Owner in lieu thereof within ten (10) business days. If any such lien is filed or otherwise imposed, and the Vendor does not cause such lien to be released and discharged forthwith, or file a bond in lieu thereof, then, without limiting the Owner's other available remedies, the Owner has the right, but not the obligation, to pay all sums necessary to obtain such release and discharge or otherwise cause the lien to be removed or bonded to the Owner's satisfaction from funds retained from any payment then due or thereafter to become due to the Vendor.

     (c) The Owner reserves the right to post or place within the System and/or any PCS System notices of non-responsibility or to do any other act required by Applicable Law, to exempt the Owner and the System from any liability to third parties by reason of any work or improvements to be performed or furnished hereunder; provided that failure by the Owner to do so will not release or
           -------- ----
discharge the Vendor from any of its obligations hereunder.

     2.36  Forecasting and Ordering.  Throughout the Term of this Contract, on a
           ------------------------
quarterly basis commencing on the Effective Date, the Owner will provide the Vendor with rolling twelve-month forecasts of its ongoing Product and Service requirements. Upon the review and reasonable acceptance of such forecasts by the Vendor pursuant to the terms of this Contract, the Owner will have the right, but not the obligation, to confirm to the Vendor its orders for the Products and Services set forth in such forecasts pursuant to the Owner's delivery to the Vendor of formal written orders specifying the Products and/or Services to be purchased in connection with the terms of this Contract. The Vendor's obligation to deliver in accordance with accepted forecasts will be subject to receipt of the Owner's
orders not later than [   ] days prior to delivery of commercially
available MSC Equipment and [   ] days prior to delivery of
commercially available BTS Equipment; provided, however, that nothing contained
                                      --------  -------
in this subsection 2.36 will in any way limit and/or modify the Vendor obligations under this Contract to deliver Products and Services and to otherwise do the Work in accordance with the Project Milestones set forth in Exhibit A pursuant to the terms of this Contract.

     2.37  Microwave Relocation; Network Interconnection.  (a) The Vendor will
           ---------------------------------------------
not be responsible for Microwave Relocation within the System. Unless otherwise waived by the Owner, however, completion of Microwave Relocation in any given System Area will be a prerequisite to the commencement of the Substantial Completion testing to be performed by the Vendor in accordance with Exhibit B3 in such System Area. The Owner may at its option choose instead to modify the System performance criteria as set forth in Exhibit F by way of a Change Order in order to account for the failure to fully and/or satisfactorily complete Microwave Relocation in any such System Area such that Substantial Completion testing in accordance with the requirements of Exhibit B3 may proceed. Notwithstanding anything stated herein to the contrary (other than clause (b) below), the Owner's failure and/or inability to fully complete Microwave Relocation in any such System Area within eighteen (18) months of Milestone M6 (as set forth in Exhibit A1) (the "Microwave Delay Period") will entitle the Vendor to otherwise commence Substantial Completion testing for the PCS System in such System Area in accordance with Exhibit B3. Pursuant to the requirements of Exhibits A1, B1 and B3 with respect to any PCS System within the System the Owner may upon the prior written request of the Vendor consent (such consent not to be unreasonably withheld) to extend the scheduling of the Vendor's Substantial Completion testing by not more than an additional thirty (30) days pursuant to Milestone M8 in the event that more than twenty-five percent (25%) of the System Element Sites in such PCS System as set forth in the Final Site Count for such PCS System require Vendor optimization pursuant to Exhibit B1 that was otherwise delayed due to incomplete Microwave Relocation in such PCS System immediately prior to the date scheduled for Substantial Completion testing pursuant to Milestone M8.

     (b) The Vendor will not be responsible for Network Interconnection within the System. Unless otherwise waived by the Owner, completion of Network Interconnection in any given System Area will be a prerequisite to the commencement of the Substantial Completion testing to be performed by the Vendor in accordance with Exhibit B3 in such System Area. Notwithstanding anything stated herein to the contrary (other than clause (a) above), if the Owner fails to fully complete Network Interconnection in any such System Area within ninety
(90) days after Milestone 6 (as set forth on Exhibit A1), the Vendor will be entitled to commence Substantial Completion testing for the PCS System in such System Area in accordance with Exhibit B3.

     2.38  Vendor To Inform Itself Fully; Waiver of Defense.  (a)  The Vendor
           ------------------------------------------------
will be deemed to have notice of and to have fully examined and approved the Specifications and all other documents referred to herein, and all drawings, specifications, schedules, terms and conditions of this Contract, regulations and other information in relation to this Contract and/or the Contract Documents and/or any amendments, modifications or supplements thereto at any time on or after the Effective Date and to have fully examined, understood and satisfied itself as to all relevant information of which the Vendor is aware or should have been aware and which is relevant as to the risks, contingencies and other circumstances which could affect this Contract and in particular the installation of the System, any PCS System or any part thereof. The Owner, its directors, officers, employees and agents and all of them have no liability in law or equity or in contract or in tort with respect to any such specifications, drawings, information, risks, contingencies or other circumstances.

     (b) The fact that the Owner may have prepared or taken part in the preparation of Specifications, documents, drawings, Engineering, designs, specifications, schedules, terms or conditions, or may have designated particular types of Products and/or Services to be furnished hereunder or designated particular manufacturers or suppliers of Products or Services, or may have taken part in the designation of any particular Subcontractor(s) or subcontractor(s), or given vetoes or approvals with respect to the Work, or otherwise become involved in the Work, will not give rise to any claim by the Vendor or any Subcontractor or any defense to any warranty or other claims asserted against the Vendor or any Subcontractor to the extent any such claim or defense arises out of any information, specifications, drawings, documents or other information, which the Vendor is deemed to have had notice of pursuant to subsection 238(a) above and with respect to any such information arising after the Effective Date which the Vendor had a reasonable opportunity to review.

     2.39  CMI/HIC.  From time to time throughout the Term of this Contract the
           -------
Parties may mutually agree as to the incorporation and integration of CMI/HIC into the System in accordance with Exhibit D.


     SECTION 3  AFFILIATES

     3.1  Additional Affiliates.  On a quarterly basis commencing on the
          ---------------------
Effective Date and during the term of this Contract, the Owner may, upon fifteen
(15) days' prior written notice to the Vendor, designate any Person which is not an Initial Affiliate as an "Additional Affiliate"; provided that the Vendor will
                                                   -------- ----
have a reasonable opportunity to review and approve such designation, such approval not to be unreasonably withheld, based upon (i) reasonable credit criteria within the context of the PCS industry, (ii) the fact that such proposed Additional Affiliate has not in the past materially breached prior material agreements with the Vendor, (iii) the fact that the proposed Additional Affiliate is not, at the time of such determination, a direct competitor to the Vendor in the wireless telecommunications business and (iv) the fact that the proposed Additional Affiliate is not, at the time of such determination, otherwise engaged with the Vendor in a material agreement for the purchase and/or supply of PCS CDMA wireless technology; and provided, further, that (x)
                                                   --------  -------
the Owner, any Partner or any Initial Affiliate has at least a ten percent (10%) equity ownership in such Person, (y) such Person is controlled by or under the common control with the Owner, any Partner or any Initial Affiliate or (z) there exists between the Owner and such Person an Additional Affiliate Arrangement.

     3.2  Agreements with Initial Affiliates.  During the term of this Contract,
          ----------------------------------
the Owner will have the right, but not the obligation, to require that the Vendor enter into separate agreements with any Initial Affiliate designated by the Owner (each, an "Initial Affiliate Agreement") for the supply of Products and Services on similar terms and conditions as those set forth herein that relate to the initial build-out of the Initial System as set forth on Schedule 4; provided that the Vendor will not be required to include in any Initial
   -------- ----
Affiliate Agreement any provisions substantially similar to those set forth in
Section 15 and subsections 2.5, 21.1, 24.1 and 27.5; and provided further that
                                                         -------- -------
after the date on which Final Acceptance of the last PCS System to reach Final Acceptance has occurred, Initial Affiliate Agreements (whether or not executed prior to such date) need not contain or retain substantially the same terms and conditions as those set forth herein, except for those terms and conditions related to pricing and warranties as are then available to the Owner pursuant to this Contract. Any Initial Affiliate that enters into an Initial Affiliate Agreement with the Vendor will have the right to choose among the Products and Services offered to the Owner under this Contract solely for use within the Nationwide Network.

     3.3  Agreements with Additional Affiliates.  During the term of this
          -------------------------------------
Contract, the Owner will have the right, but not the obligation, to require that the Vendor enter into separate agreements with any Additional Affiliate designated by the Owner (each, an "Additional Affiliate Agreement") for the supply of Products and Services at similar price and warranty terms as are then available to the Owner pursuant to the terms of this Contract. The Vendor must enter into good faith negotiations for the establishment of such Additional Affiliate Agreements with any such Additional Affiliate promptly upon the designation of such Additional Affiliate by the Owner and upon notice to the Vendor that such Additional Affiliate desires to enter into an Additional Affiliate Agreement. Any Additional Affiliate that enters into an Additional Affiliate Agreement with the Vendor will have the right to choose among the Products and Services offered to the Owner under this Contract solely for use within the Nationwide Network.

     3.4  Affiliate Rights.  Notwithstanding anything herein contained to the
          ----------------
contrary, Affiliates will not be deemed third party beneficiaries to this Contract or otherwise have any rights hereunder. Only the Owner may designate a Person as an Affiliate in accordance with the terms of this Section 3 and only the Owner has the right and/or the ability to enforce any rights hereunder against the Vendor.


     SECTION 4  SUBCONTRACTORS

     4.1  Subcontractors.  The Vendor will select Subcontractors in connection
          --------------
with the performance of the Work such that all Products and Services provided by any such Subcontractors meet the System Standards and reliability and performance requirements set forth in this Contract. Regardless of whether or not the Vendor obtains approval from the Owner of a Subcontractor or whether the Vendor uses a Subcontractor recommended by the Owner, use by the Vendor of a Subcontractor will not, under any circumstances: (i) give rise to any claim by the Vendor against the Owner if such Subcontractor breaches its subcontract or contract with the Vendor; (ii) give rise to any claim by such Subcontractor against the

Owner; (iii) create any contractual obligation by the Owner to the Subcontractor; (iv) give rise to a waiver by the Owner of its rights to reject any Defects or Deficiencies or Defective Work; or (v) in any way release the Vendor from being solely responsible to the Owner for the Work to be performed under this Contract.

     4.2  The Vendor's Liability.  The Vendor is the general contractor for the
          ----------------------
Work and remains responsible for all of its obligations under this Contract, including the Work, regardless of whether a subcontract or supply agreement is made or whether the Vendor relies upon any Subcontractor to any extent. The Vendor's use of Subcontractors for any of the Work will in no way increase the Vendor's rights or diminish the Vendor's liabilities to the Owner with respect to this Contract, and in all events, except as otherwise expressly provided for herein, the Vendor's rights and liabilities hereunder with respect to the Owner will be as though the Vendor had itself performed such Work. The Vendor will be liable for any delays caused by any Subcontractor as if such delays were caused by the Vendor.

     4.3  No Effect of Inconsistent Terms in Subcontracts.  The terms of this
          -----------------------------------------------
Contract shall in all events be binding upon the Vendor regardless of and without regard to the existence of any inconsistent terms in any agreement between the Vendor and any Subcontractor whether or not and without regard to the fact that the Owner may have directly and/or indirectly had notice of any such inconsistent term.

     4.4  Assignability of Subcontracts to Owner.  The Vendor will use its best
          --------------------------------------
efforts to ensure that each material agreement between the Vendor and a Subcontractor must contain a provision stating that, in the event that the Vendor is terminated for cause, convenience, abandonment of this Contract or otherwise, (i) each Subcontractor will continue its portion of the Work as may be requested by the Owner and (ii) such agreement permits assignment thereof without penalty to the Owner and, in order to create security interests, to the Other Vendors, in either case at the option of the Owner and for the same price and under the same terms and conditions as originally specified in such Subcontractor's agreement with the Vendor. Furthermore, the Vendor will use its best efforts to ensure that each material agreement between the Vendor and a Subcontractor contains a provision stating that such agreement may be made available in whole or in part to the Owner at its reasonable request without causing the violation and/or breach of any such agreement. In the event the Vendor is unable to ensure each such material Subcontractor agreement complies with all of the requirements of this subsection 4.4 to the Owner, the Vendor will notify the Owner of its inability to do so prior to executing such arrangement with such Subcontractor and the Vendor will provide the Owner a reasonable opportunity to determine whether it requires any such requirement in question and if the Owner determines in its reasonable opinion that it in fact requires such requirement the Vendor will not execute such Subcontractor agreement without first obtaining the prior written consent of the Owner.

     4.5  Removal of Subcontractor or Subcontractor's Personnel.  The Owner has
          -----------------------------------------------------
the right at any time to require removal of a Subcontractor and/or any of a Subcontractor's personnel from Work on the System upon reasonable grounds and reasonable prior written notice to the Vendor. The exercise of such right by the Owner will have no effect on the provisions of subsections 4.1 and 4.2.

     4.6  Subcontractor Insurance.  The Vendor must require all Subcontractors
          -----------------------
to obtain, maintain and keep in force during the time they are engaged in providing Products and Services hereunder adequate insurance coverage consistent with Section 18 and Schedule 6 (provided that the maintenance of any such Subcontractor insurance will not relieve the Vendor of its other obligations pursuant to Section 18 and Schedule 6). The Vendor will, upon the Owner's request, furnish the Owner with evidence of such insurance in form and substance reasonably satisfactory to the Owner. To the extent requested by the Owner all such insurance will be subject to the Owner's reasonable approval. All Subcontractors must be of bondable financial condition.

     4.7  Review and Approval not Relief of Vendor Liability.  Any inspection,
          --------------------------------------------------
review or approval by the Owner permitted under this Contract of any portion of the Work by the Vendor or any Subcontractor will not relieve the Vendor of any duties, liabilities or obligations under this Contract.

     4.8  Vendor Warranties.  Except as otherwise expressly provided in Section
          -----------------
17, the warranties of the Vendor pursuant to Section 17 will be deemed to apply to all Work performed by any Subcontractor as though the Vendor had itself performed such Work. Except as otherwise specifically provided in Section 17, the Parties agree that such warranties will not be enforceable merely on a "pass-through" basis. The Owner may, but shall not be obligated to, enforce such warranties of any Subcontractor to the extent that the Owner determines that the Vendor is not paying and/or performing its warranties; provided that
                                                                -------- ----
any such election by the Owner will not relieve the Vendor from any obligations or liability with respect to any such warranty.

     4.9  Payment of Subcontractors.  The Vendor must make all payments to all
          -------------------------
Subcontractors (except in the case of legitimate disputes between the Vendor and any such Subcontractor arising out of the agreement between the Vendor and such Subcontractor) in accordance with the respective agreements between the Vendor and its Subcontractors such that Subcontractors will not be in a position to enforce liens and/or other rights against the Owner, the System or any part thereof.


     SECTION 5  TERM OF CONTRACT

     5.1  Initial Term.  The initial term of this Contract (the "Initial Term")
          ------------
is ten (10) years from the Effective Date, subject to the terms and conditions of this Contract including, without limitation, the termination provisions set forth in Section 24.

     5.2  Renewal.  This Contract is subject to renewal for one year periods
          -------
(all such periods plus the Initial Term, the "Term") following the expiration of the Initial Term, on the same terms and conditions contained herein, unless either Party gives notice to each other Party of its intention not to renew this Contract within ninety (90) days prior to the expiration of the then current Term.

     SECTION 6  PRICES AND PAYMENT

     6.1  Prices.  The prices for the Work to be performed pursuant to this
          ------
Contract (collectively, the "Contract Price") are as set forth on Schedules 2 and 3, subject to the price variation provisions contained on Schedule 2. Prices for the Work not set forth on Schedules 2 or 3, if not otherwise set forth in this Contract, will be no greater than the Vendor's best list prices then in effect at the time of ordering by the Owner and at discounts otherwise provided to the Owner pursuant to the terms of this Contract.

     6.2  Price Reduction.  The Contract Price will be reduced by all amounts
          ---------------
saved as a result of Engineering changes suggested by the Owner which are incorporated into the Specifications by the Vendor provided that the Vendor
                                                   --------
reasonably believes that such changes will not make it impossible or impracticable for it to comply with any of its obligations under this Contract. Any reduction in Contract Price pursuant to the preceding sentence will be agreed upon promptly by the Owner and the Vendor. Failure of the Parties to mutually agree to such price reductions within ten (10) days from the date the Owner delivered written notice to the Vendor of the need for such price reduction due to incorporated Engineering changes will result in the automatic reference of such matter to dispute resolution in accordance with subsection
23.1. During the pendency of any such dispute resolution prices payable pursuant to subsection 6.1 will be payable by the Owner to the Vendor at the reduced level pursuant to this subsection 6.2 so long as such dispute resolution pursuant to this subsection 6.2 does not exceed thirty (30) days; provided that
                                                                  -------- ----
in the event such dispute resolution exceeds thirty (30) days prices in question pursuant to this subsection 6.2 will revert back to the level prior to the Owner's invocation of this subsection 6.2 for the remaining period of any such dispute resolution. If in accordance with subsection 23.1 such dispute resolution results in a finding that such price reduction was not in fact justified then the Owner will refund to the Vendor the amounts that would otherwise have been payable to the Vendor during the pendency of such dispute resolution.

     6.3  Payments.  Except with respect to Facilities Preparation Services and
          --------
RF Engineering as set forth below, an invoice may be submitted to the Owner only after shipment of a Product or performance of a Service. Invoices for Products delivered and Services performed on or prior to Final Acceptance of the PCS System to which such invoices relate are payable in the following manner:

     (a) fifteen percent (15%) of the total amount due under subsection 6.1 will be paid within thirty (30) days from receipt of the invoice by the Owner;

     (b) sixty-five percent (65%) of the total amount due under subsection 6.1 will be paid within thirty (30) days from the later of (i) Substantial Completion of the PCS System to which such invoice relates or (ii) receipt of the invoice by the Owner; and

     (c) twenty percent (20%) of the total amount due under subsection 6.1 will be paid within thirty (30) days from the later of (i) Final Acceptance of the PCS System to which such invoice relates or (ii) receipt of the invoice by the Owner.

     Notwithstanding the foregoing, (i) invoices for RF Engineering for each PCS System will be payable in accordance with subsection 6.4(b) below and (ii) invoices for Facilities Preparation Services within any PCS System will be submitted by the Vendor in accordance with the terms of Exhibit B2 and will be payable by the Owner with respect to each System Element Facility within forty-five (45) days after the date of acceptance by the Owner of any such System Element Facility in accordance with the terms of Exhibit B2.

     Any invoice for Products delivered and installed by the Vendor or its Subcontractors and Services performed by the Vendor or its Subcontractors after Final Acceptance of the PCS System to which such invoice relates will be payable
as follows: [   ] of the amount of the invoice will be payable within forty-five
(45) days following receipt of such installed Products by the Owner or the full performance of the Services by the Vendor and the outstanding balance will be payable upon final acceptance by the Owner of the Products or Services to which such invoice relates pursuant to section B.3.5 of Exhibit B3. Any invoice for Products delivered by the Vendor but not installed by the Vendor or its Subcontractors after Final Acceptance of the PCS System to which such invoice relates will be payable by the Owner at the level of [ ] of the amount of such invoice within forty-five (45) days from the date of delivery of such invoice to the Owner.

     6.4  Payments for Facilities Preparation Services and RF Engineering
          ---------------------------------------------------------------
Services.  (a)  The Vendor will pay each Subcontractor for Facilities
- - --------
Preparation Services the amount to which each Subcontractor is entitled pursuant to such Subcontractor's agreement with the Vendor, based on each Subcontractor's portion of such Work. By appropriate agreement in each Subcontractor's agreement with the Vendor, the Vendor will require such Subcontractor to make payments to sub-Subcontractors and materialmen in a similar manner. The Owner shall have no obligations to pay any amount other than for Facilities Preparation Services performed and shall have no obligations to pay any other amount to which a Subcontractor may be entitled pursuant to its agreement with the Vendor including, without limitations, any indemnity damage or penalty. The Owner has no duty or obligation to insure the payment of money to a Subcontractor, sub-Subcontractor, materialman or any other third party, any such payment being the obligation of the Vendor. Subcontractors, sub-Subcontractors, materialmen and any other third parties will not be deemed third party beneficiaries of the Owner's obligations to pay the Vendor. On or before the Owner's acceptance of the Facilities Preparation Services of any System Element Facility within any given PCS System in accordance with the terms of Exhibit B2, the Owner will have received details (in a form reasonably satisfactory to the Owner) of all invoices and charges for such Facilities Preparation Services incurred by the Vendor in connection with the Facilities Preparation Services for such System Element Facility.

     (b) The Owner will make payment to the Vendor for RF Engineering Services performed by the Vendor within any given System Area pursuant to the terms of
this Contract based upon the following: (i) [   ] of the "RF Engineering
Services price" within the applicable System Area will be payable by the Owner within forty-five (45) days after receiving the Preliminary RF Design for such System Area pursuant to Milestone M2 for such System Area as set forth on
Exhibit A1; (ii) [   ] of the RF Engineering Services price within the
applicable PCS System will be payable by the Owner within forty-
five (45) days after the determination of the Final Site Count and delivery of the Final RF Design for such PCS System in accordance with subsection 2.6 and
Milestone M5 for such System Area as set forth on Exhibit A1; and (iii) [   ] of
the RF Engineering Services price will be payable by the Owner within the applicable PCS System within forty-five (45) days of the Vendor's Installation of the Products for such PCS System in accordance with the terms of the Contract and Milestone M7 for such System Area as set forth on Exhibit A1. For the purposes of this subsection 6.4(b) the term "RF Engineering Services price" shall mean the number of System Element Facilities within the applicable PCS System pursuant to the build-out of the Initial System multiplied by the Vendor's System Element Facility RF Engineering price as set forth on Schedule
3. In any given PCS System and/or System Area the RF Engineering Services price shall be readjusted (and any amounts owed to either Party will be reimbursed) at the point in time that payment would be made for such RF Engineering pursuant to clause (iii) of this subsection 6.4(b) in accordance with the determination of the actual Final Site Count and delivery of Final RF Design applicable to such PCS System.

     6.5  Monthly Forecasts.  Commencing on the Effective Date, the Vendor will
          -----------------
provide the Owner with monthly forecasts of the costs of RF Engineering and Facilities Preparation Services in each PCS System in which such Services are being provided by the Vendor and/or any of its Subcontractors throughout the period that any such Services are being provided during the Term of this Contract. The forecasts provided by the Vendor pursuant to this subsection 6.5 must be in sufficient detail to reasonably inform the Owner of the nature of the costs to be incurred for each of RF Engineering and Facilities Preparation Services in each of the PCS Systems in which such Services are being provided by the Vendor and/or any of its Subcontractors pursuant to the terms of this Contract.

     6.6  No Payment in Event of Material Breach.  Notwithstanding any other
          --------------------------------------
provision to the contrary contained herein, within any given PCS System the Owner will have no obligation to make any payment for work done in such PCS System in addition to amounts previously paid to the Vendor at any time the Vendor is in material breach of this Contract with respect to such PCS System (whether within the Initial System or otherwise) until and unless such material breach is cured or waived by the Owner in accordance with the terms of this Contract.

     6.7  Microwave Relocation Delay Partial Payments.  In the event of a delay
          -------------------------------------------
in the Owner's completion of Microwave Relocation in any given PCS System pursuant to and in accordance with subsection 2.37 during the Microwave Delay Period within such PCS System, the Owner agrees to pay to the Vendor (i) [ ] provided that Substantial Completion of such PCS
- - -------- ----

System will have been achieved by the Vendor in accordance with the terms of this Contract and Exhibit B3.


     SECTION 7  ORDERS AND SCHEDULING

     7.1  Initial Commitment.  Subject to subsection 7.3 and to subsection 2.6
          ------------------
and the determination of the Final Site Count and the delivery of the Final RF Engineering Plan for each PCS System, the Parties understand that the Products and Services identified on Schedule 13 constitute the Owner's initial purchase commitment under this Contract (the "Initial Commitment").

     7.2  Minimum Commitment.  The Minimum Commitment of the Owner to the Vendor
          ------------------
pursuant to this Contract is an amount of Services and Products purchased by the Owner from the Vendor under this contract constituting an aggregate amount payable to the Vendor based upon the pricing set forth in this Contract of not less than one billion dollars ($1,000,000,000) (the "Minimum Commitment").

     7.3  Change Orders.  The Owner has the right by way of written orders
          -------------
("Change Orders") to request Expansions and/or other revisions in the Work, including but not limited to the Specifications, the manner of performance of the Work or the timing of the completion of the Work; provided that specific
                                                      -------- ----
Change Orders will be submitted to the Vendor and the Vendor will be entitled to make reasonable price and/or Project Milestone adjustments to the Contract Price (subject to the Owner's agreement) in the case of material modifications. The Vendor must promptly notify the Owner of any such requested change or changes to Products which may materially affect the operation and/or maintenance of the System, any PCS System or any part thereof. The Parties agree that within fifteen (15) business days after the Owner's initial request for a Change Order pursuant to this subsection 7.3 they will mutually agree to all aspects of such Change Order, which agreement shall be evidenced by a writing executed by an authorized representative of each of the Parties. In the event the Vendor refuses to agree to any such Change Order within such fifteen (15) day period then the Vendor will provide a written notice to the Owner detailing its reasons for such refusal and if the Owner, at such time, disagrees with the reasons set forth in such Vendor notice the matter will then be referred to dispute resolution pursuant to Section 23.

     7.4  Cancellation.  During the term of this Contract, and subject to
          ------------
Section 24, the Owner will have the right, but not the obligation, at any time to cancel, in whole or in part, any order made pursuant to the terms of this Contract upon advance written notice to the Vendor. In the event of a cancellation permitted hereunder, the Owner will pay to the Vendor order cancellation charges in accordance with, and pursuant to, the terms of Schedule 11.

     7.5  Supply of Additional Products.   During the Term of this Contract (but
          -----------------------------
in no event less than ten (10) years from the Effective Date) and for a period of three (3) years thereafter, the Vendor will make available for purchase by the Owner, on terms and conditions, as applicable, set forth in subsection 2.2, subsection 6.3, as otherwise set forth in this Contract or as otherwise mutually agreed between the Parties, Vendor Products to enable the Owner to expand the System and/or any PCS System and/or any part thereof, which Products will provide equivalent functionality for and will be compatible with the System or any such PCS System at such time.

     SECTION 8  INSTALLATION

     8.1  Installation.  The Vendor will furnish and install the Products
          ------------
pursuant to the Project Milestones set forth on Exhibit A and in accordance with the requirements and criteria set forth in Exhibit D. In accordance with the Project Milestones set forth on Exhibit A, the Vendor will complete all Product Installation in any given PCS System in conformance with the requirements and criteria set forth in Exhibit D within three (3) days of completion of the Facilities Preparation Services in such PCS System.

     8.2  No Interference.  The Vendor will install the Products and build each
          ---------------
of the PCS Systems so as to cause no unauthorized interference with or obstruction to lands and thoroughfares or rights of way on or near which the Installation work may be performed. The Vendor must exercise every reasonable safeguard to avoid damage to existing facilities, and if repairs or new construction are required in order to replace facilities damaged by the Vendor due to its carelessness, negligence or willful misconduct, such repairs or new construction will be at the Vendor's sole cost and expense.


     SECTION 9  ACCEPTANCE TESTING AND ACCEPTANCE

     9.1  Acceptance Testing.  The Vendor must carry out the Acceptance Tests on
          ------------------
the Products and the PCS Systems as specified in Exhibit B3 and each PCS System must successfully achieve acceptance (including Substantial Completion and Final Acceptance) in accordance with the terms of Exhibit B3.

     9.2  Costs and Expenses.  The costs and expenses of such Acceptance Tests
          ------------------
will be borne by the Vendor, and the Owner will not be charged or billed for such costs and expenses. If the Acceptance Tests performed by the Vendor are not satisfied in accordance with the relevant requirements of Exhibit B3 or are otherwise inconclusive in the reasonable judgment of the Owner, the Owner will have the right to order further Acceptance Tests at the sole cost and expense of the Vendor.

     9.3  Notification.  The Vendor will notify the Owner at least ten (10) days
          ------------
prior to the performance of any Acceptance Tests. Prior to or at the first practicable date after such notification, the Vendor and the Owner will each agree upon and approve any test forms to be used as part of the particular Acceptance Test being conducted.

     9.4  Presence at Acceptance Tests.  The Owner and its representatives will
          ----------------------------
be permitted to witness and have unrestricted access to the Vendor's and its Subcontractors' Acceptance Tests.

     9.5  Correction of Defects.  If any Acceptance Test is not satisfied, the
          ---------------------
Vendor will, at its sole cost and expense, (i) in writing, notify the Owner of such failure, and (ii) promptly correct whatever Defects or Deficiencies caused such Acceptance Test not to be satisfied. After such correction, the Vendor must (i) repeat at its sole cost and expense the failed Acceptance Tests and as many other Acceptance Tests as are necessary to ensure in the reasonable opinion of the Owner that such correction made by the Vendor would not have affected the outcome of such other Acceptance Tests, and (ii) in writing, notify the Owner as to what correction was made and what Acceptance Tests were repeated.

     9.6  Acceptance Certificate.  Upon the successful completion of the
          ----------------------
Acceptance Tests for a PCS System or any part thereof conducted by the Vendor, the Vendor must submit to the Owner an Acceptance Certificate certifying that
(i) such Acceptance Tests have been successfully completed, (ii) the Work so tested has been completed in accordance with the terms of this Contract, and
(iii) if applicable, that the remainder of the Work is continuing in accordance with the Project Milestones set forth on Exhibit A. Upon its reasonable satisfaction that such Acceptance Certificate is correct and complete, the Owner will acknowledge such certification by signing the Acceptance Certificate. In the event of any dispute as to the results of any Acceptance Tests, such dispute will be resolved pursuant to the dispute resolution mechanisms set forth in subsection 23.1.


     SECTION 10  DISCONTINUED PRODUCTS

     10.1  Notice of Discontinuation.  During the Term of this Contract, the
           -------------------------
Vendor agrees to provide the Owner, or the respective Affiliates as the case may be, not less than ninety (90) business days' prior written notice of its intent to discontinue any Product being supplied by the Vendor to the Owner and/or any Affiliate in connection with the terms of this Contract.

     10.2  Discontinuation During Warranty Period.  In the event that the Vendor
           --------------------------------------
discontinues the manufacture of a Product ("Discontinued Products"), the Vendor will promptly notify the Owner of such discontinuance. The Vendor, at its option, may continue to make such Discontinued Products available to the Owner. If, during the applicable Warranty Period thereof pursuant to Section 17, the Vendor does not make such Products which were previously purchased by the Owner and have become Discontinued Products available to the Owner, the price of any Products provided as a replacement for the Discontinued Product by the Vendor and required to be purchased by the Owner during such Warranty Period in order to maintain performance and functionality equivalent to that previously provided by the Discontinued Products will be discounted by an amount equal to 65% of the price previously paid for such Discontinued Products.

     10.3  Discontinuation After Warranty Period.  In the event that the Vendor
           -------------------------------------
discontinues the manufacture of a Product following the expiration of the applicable Warranty Period and the Owner is required to replace a Product which was previously purchased by the Owner and has become a Discontinued Product in order to maintain performance and functionality, the Owner will receive a credit in an amount equal to the percentage set forth below multiplied by the purchase price paid for such original Product, which credit will be applied against the Vendor's then-current list price for a replacement for such Discontinued Product; provided that the credit will not
                                           -------- ----
exceed the Vendor's then-current best price for such replacement Product subject to the discounts available to the Owner pursuant to the terms of this Contract:

         (i) up to and including one year following expiration of the applicable Warranty Period: forty percent (40%);

        (ii) more than one year and up to and including two years following expiration of the applicable Warranty Period: thirty percent (30%);

       (iii) more than two years and up to and including three years following expiration of the applicable Warranty Period: twenty percent (20%); and

        (iv) more than three years and up to and including four years following expiration of the applicable Warranty Period: ten percent (10%).


     SECTION 11  SOFTWARE; CONFIDENTIAL INFORMATION

     11.1  RTU License.  The Owner is hereby granted a perpetual, non-exclusive,
           -----------
non-transferable (except as set forth in subsections 11.5 and 27.4), fully paid-up, worldwide multi-site (capability to move Software from site to site) right to use ("RTU") license for the Software ("RTU License"), to operate each of the PCS Systems and to operate the System as a whole subject to the payment of the appropriate license fees pursuant to and in accordance with the terms of this Contract. Except as otherwise provided herein, the Owner is granted no title or ownership rights to the Software. Such rights will remain with the Vendor or its Subcontractors, as appropriate.

     11.2  Additional Copies.  The Vendor must provide two (2) additional copies
           -----------------
of the Software to the Owner for use in the Test-bed Laboratory and in accordance with Exhibit I at no additional charge or expense; provided that such
                                                              -------- ----
copies will be used for testing and validation purposes only.

     11.3  Owner's Obligations.  The Owner agrees that the Software, whether or
           -------------------
not modified, will be treated as proprietary and the Owner will:

     (a) Utilize the Software solely in conjunction with the System and/or any PCS System; provided that the Vendor acknowledges that the Software will be
            -------- ----
connected in a working manner with systems, equipment and software provided by other suppliers and customers including, but not limited to, the Other Vendors;

     (b) Ensure that all copies of the Software will, upon reproduction by the Owner and whether or not in the same form or format as such Software, contain the same proprietary and confidentiality notices or legends which appear on the Software provided pursuant hereto; and

     (c) Hold secret and not disclose the Software to any person, except to (i) such of its employees, contractors, agents or Affiliates that are involved in the operation or management of the System and/or any PCS System or otherwise need to have access thereto to fulfill their duties in such capacity, or (ii) other Persons (other than the Other Vendors except to the extent required for the implementation of Exhibit G pursuant to the terms of this Contract) who need to use the Software to permit connection in a working manner of the System and/or any PCS System with systems and software of other suppliers and customers including, but not limited to, the Other Vendors; provided that such other
                                                  -------- ----
Persons (and/or the contractors or agents described in clause (i) above agree, or are otherwise obligated, to hold secret and not disclose the Software to the same extent as if they were subject to this Contract.

     11.4  Backwards Compatibility.  (a)  In addition to the warranties
           -----------------------
contained in Section 17 of this Contract, the Vendor represents and warrants that each Software Revision Level during the Term of this Contract will be Backwards Compatible with all existing in-service Equipment and all previous Software Revision Levels of the Software made available to the Owner by the Vendor during the three (3) year period prior to the date each such current Software Revision Level is first made available to Owner. So long as the Owner has opted to deploy any one of the last two (2) consecutive Software Revision Levels prior to the current Software Revision Level, the Owner will not be required to purchase more than one Software Revision Level of the Software at each System Element Location to achieve the functionality and features of the most current Software Revision Level of the Software and to maintain Backwards Compatibility.

     (b) In the event that Software supplied by the Vendor for any System Element at any time does not provide Backwards Compatibility as required by this subsection 11.4, then the Vendor will provide, without charge to the Owner, the Software Upgrades of the Software to such System Element, and otherwise take such steps as may be necessary to achieve Backwards Compatibility.

     11.5  Assignment.  The Owner and any successor to the Owner's title in the
           ----------
Products has the right (subject to written approval from the Vendor, which approval will not be unreasonably withheld), to assign the Software licenses to any other Person who acquires legal title to the Products including, but not limited to, any Person or Persons taking part in the financing of any part of the Nationwide Network provided that no such assignment to Persons taking part
                       -------- ----
in the financing of any part of the Nationwide Network will be permitted except in accordance with the provisions of subsection 27.4 of this Contract. The Vendor also hereby grants to the Owner the right to sublicense the Software Licenses to any Affiliate.

     11.6  Survival.  The obligations of the Owner under the Software Licenses
           --------
will survive the termination of this Contract, regardless of the cause of termination.

     11.7  Access to Source Codes.  The Vendor grants the Owner a right to
           ----------------------
modify (the "RTM License") for the maintenance, modification and support of those Products purchased from the Vendor and owned or operated by the Owner. The RTM License does not permit access to Source Codes, except as set forth in this Contract and in the Escrow Agreement under the following circumstances:

     (a) If the Vendor becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against the Vendor which is not dismissed within sixty (60) days, or suffers or permits the appointment of a receiver for its business, or its assets become subject to any proceeding under a bankruptcy or insolvency law, domestic or foreign, or has liquidated its business, or the Vendor, or a business unit of the Vendor that is responsible for maintenance of the Software, ceases doing business without providing for a successor, or the Owner has reasonable cause to believe that any such event will occur; or

     (b) Pursuant to the dispute resolution mechanisms set forth in subsection 23.1, it is determined that the Vendor or its transferee or assignee has proved unwilling, or is otherwise unable, to provide the warranty service or support of the System and/or any PCS System contemplated by this Contract.

     11.8  Escrow Agreement.  The Vendor agrees to become a party to a Source
           ----------------
Code escrow agreement (the "Escrow Agreement") which will enable the Owner to obtain access to the applicable Source Codes in any of the circumstances set forth in subsection 11.7. The Vendor shall do so promptly and cooperatively upon the first to occur of the following events: (i) before Substantial Completion of the last PCS System within the Initial System, upon the Owner declaring to the Vendor in writing that any one of the occasions enumerated in the alternative in subsection 11.7(a) has been realized; or (ii) after the Substantial Completion of the last PCS System within the Initial System, upon the Owner declaring over the signature of an officer of the Owner that the Owner elects, in its sole discretion, to call upon the Vendor to enter into such an Escrow Agreement. The Owner will pay all costs associated with such Escrow Agreement including but not limited to the Vendor's reasonable Source Code gathering costs in connection with such Escrow Agreement. The Vendor represents, warrants and agrees that (i) the Source Codes delivered into escrow in accordance with the Escrow Agreement will comprise the full Source Code language statement of the Software as used, or required to be used, by the Vendor to maintain or modify the System and/or any PCS System without the help of any other Person or reference to any other material, (ii) such Source Codes will include all relevant versions thereof, and (iii) such Source Codes must be kept up to date, including all updates needed to maintain compliance with the Specifications and the System Standards. In addition, all parts of the Source Codes and all updates thereto (including, without limitation, those that are necessary to maintain compliance with the Specifications) must be delivered into escrow in accordance with the Escrow Agreement.

     11.9  Software Maintenance.  The Vendor represents and warrants that the
           --------------------
Software delivered to the escrow agent pursuant to subsection 11.8 and to the Owner pursuant to the Escrow Agreement will be in a form suitable for reproduction by the Owner and will include the full Source Code language statement of the Software as used by the Vendor sufficient to allow the Owner to maintain or modify the System without the help of any other Person or reference to any other material.

     11.10  Custom Software.  11.10.1  Request for Custom Material.  (a)  From
            ---------------            ---------------------------
time to time, the Owner may have requirements for custom Software or custom development of Equipment to be provided by the Vendor under this Contract (the "Custom Material"). If the Owner has a requirement for Custom Material that is a specific enhancement or modification of a previously licensed feature or of previously purchased Products, the Owner will identify to the Vendor in writing a summary of any such proposed development of Custom Material. Such summary will provide a description of any proposed Custom Material sufficient to enable the Vendor to determine the general demand for, and its plans, if any, to develop the same or similar Products. The Vendor will respond to such summary within ten (10) days after receipt thereof and indicate if it has the ability to fulfill a subsequent Request for Proposal ("RFP") from the Owner for such development of Custom Material.

     (b) If the Vendor decides after reasonable review that it does not have the technical ability or the capacity to fulfill a subsequent RFP for such Custom Material development, the Vendor will (i) provide the Owner no later than twenty (20) days from the date of receiving the initial request from the Owner pursuant to this subsection 11.10 a detailed explanation of why it cannot fulfill such RFP and (ii) use its best efforts to make available to the Owner an alternative route for such development reasonably acceptable to the Owner.

     (c) In the event the Vendor fails to agree to a request for Custom Material development pursuant to the terms of this subsection 11.10 then the matter will be referred to dispute resolution pursuant to Section 23.

          11.10.2  Vendor Response.  After reviewing such RFP, the Vendor will
                   ---------------
respond to the Owner within ten (10) business days, stating the terms and conditions upon which the Vendor would be willing to undertake such development, including, but not limited to, a listing of specifications, ownership rights, custom development charges, planned license fees and a proposed delivery schedule provided, however, that no response shall require the Owner to forfeit
         --------  -------
rights of invention or authorship otherwise arising under law or as a condition of contracting with the Vendor for such Custom Developments, and in any event the Vendor will use its best efforts to provide the Owner full ownership rights to such Custom Developments where practical.

          11.10.3  Ownership of Intellectual Property.  The Vendor will own or
                   ----------------------------------
have valid and enforceable licenses to use, transfer or distribute all forms of intellectual property rights (including, but not limited to, patent, trade secret, copyright and mask rights) pertaining to Products, and will have the right to file for or otherwise secure and protect such rights. The foregoing notwithstanding, the Parties understand and agree that from time to time the Owner may devise, develop or otherwise create ideas or other concepts for services or new products which are patentable or otherwise capable of receiving protection from duplication. In such event, the Owner will have the right to patent or otherwise protect such ideas or concepts for its own use and benefit.

     SECTION 12  SOFTWARE CHANGES

     12.1  Software Upgrades.  Software Upgrades must be provided to the Owner
           -----------------
by the Vendor at no charge to the Owner for the Term of this Contract. Software Enhancements will be provided to the Owner by the Vendor, if requested by the Owner, and the Owner will be obligated to pay a license fee therefor at a price that is no less favorable to the Owner than that offered or available to any other Customer of the Vendor, which fee will be adjusted pursuant to subsections 6.2, 7.3 and 27.16. The Owner will not be obligated to pay any fee related to any Software Enhancement supplied to the Owner at the initiative of the Vendor unless the Owner elects to utilize any new feature included therein, in which event the fee for such Software Enhancement will be due and payable within thirty (30) days of written notice from the Owner to the Vendor that the Owner has elected to use such feature and has accepted such Software Enhancement. In the event the Vendor at any time issues a Software Upgrade which is combined with any Software Enhancement (collectively, the "Software Combined Release") to such Software, the Software Combined Release will be provided at no charge to the Owner unless and until the Owner elects to use any of the feature enhancement or enhancements included within the Software Combined Release and has accepted such Software Combined Release, in which event the fee for such Software Combined Release will be due and payable within thirty (30) days of written notice from the Owner to the Vendor that the Owner has elected to use such feature enhancement and has accepted such Software Combined Release.

     12.2  Notice.  The Vendor must give the Owner not less than six (6) months
           ------
prior written notice of the introduction of any Software Enhancement release or any Software Combined Release. In addition, on each January 15 and July 15 of each year during the Term of this Contract, the Vendor must provide the Owner with a forecast of future Software Enhancement releases or Software Combined Releases then currently being developed by or on behalf of the Vendor.

     12.3  Development Resources.  During the Term of this Contract, if
           ---------------------
requested by the Owner, the Vendor will make available to the Owner sufficient resources for the development of identified features or modifications to Software or Software Enhancements for a fee no less favorable to the Owner than that charged to any Customer other than the Owner, which fee will be adjusted as contemplated by subsections 6.2, 7.3 and 27.16.

     12.4  Installation, Testing and Maintenance.  The installation and testing
           -------------------------------------
of the Software by the Vendor and the acceptance thereof by the Owner will be performed in accordance with the criteria set forth in Exhibit B3.

     12.5  Software Fixes.  In the event that any Software Upgrade or Software
           --------------
Enhancement supplied by the Vendor during the Term of this Contract has the effect of preventing the System and/or any PCS System or any part thereof from satisfying, or performing in accordance with the Specifications, the System Standards and/or Exhibit F or otherwise adversely affects the functionality or features of the System, any PCS System or any part thereof, then the Vendor will promptly retrofit or take such other corrective action as may be necessary to assure that the System, any such PCS System or any such affected part, as modified to include each such Software Upgrade or Software Enhancement, will satisfy, and perform in accordance with, the Specifications, the System Standards and/or Exhibit F and restore all pre-existing functionality and features as well as provide any new features and functionality provided by any of the foregoing modifications, in each case without any charge to the Owner.


     SECTION 13  EQUIPMENT CHANGES

     13.1  Equipment Upgrades.  Equipment Upgrades will be provided to the Owner
           ------------------
by the Vendor at no charge to the Owner for the Term of this Contract.
Equipment Enhancements must be provided to the Owner by the Vendor, if requested by the Owner, and the Owner is obligated to make payment therefor in an amount that is no higher than that payable by any Customer other than the Owner, which amount of payment will be adjusted as set forth in subsections 6.2, 7.3 and
27.16. The Owner will not be obligated to pay any amount for any Equipment Enhancement supplied to the Owner at the initiative of the Vendor unless the Owner elects to utilize any new feature included therein, in which event the Net Price for any such Equipment Enhancement will be due within forty-five (45) days of written notice from the Owner to the Vendor that the Owner has elected to use such new feature and has accepted such Equipment Enhancement. If the Vendor at any time issues an Equipment Upgrade which is combined with any Equipment Enhancement (collectively, the "Equipment Combined Release") to such Equipment, the Equipment Combined Release will be provided at no charge to the Owner unless and until the Owner elects to use any of the feature enhancement or enhancements included within the Equipment Combined Release and has accepted such Equipment Combined Release.

     13.2  Notice.  The Vendor will give the Owner not less than six (6) months
           ------
prior written notice of the introduction of any Equipment Enhancement or any Equipment Combined Release. In addition, on each January 15 and July 15 of each year during the Term of this Contract, the Vendor will provide the Owner with a forecast of future Equipment Enhancements to the Equipment or Equipment Combined Releases then currently being developed by or on behalf of the Vendor.

     13.3  Development Resources.  During the term of this Contract, if
           ---------------------
requested by the Owner, the Vendor will make available to the Owner sufficient resources for the development of identified features, modifications or enhancements to any Equipment, at charges no less favorable to the Owner than those charged to any Customer other than the Owner, and such charges will be adjusted as contemplated by subsections 6.2, 7.3 and 27.16.

     13.4  Installation, Testing and Acceptance.  The Installation and testing
           ------------------------------------
of the Equipment by the Vendor and the acceptance thereof by the Owner must be performed in accordance with Exhibit B3 pursuant to the Project Milestones in Exhibit A.

     13.5  Equipment Fixes.  In the event that any Equipment Upgrade or
           ---------------
Equipment Enhancement supplied by the Vendor during the Term of this Contract has the effect of preventing the System and/or any PCS System or any part thereof from satisfying, or performing in accordance with, the Specifications, the System Standards and/or Exhibit F or otherwise adversely affects the functionality, interoperability or features of the System, any such PCS System or any part thereof then the Vendor will without any charge to the Vendor promptly retrofit or take such other corrective action as may be necessary to assure that the System, any such PCS System or any such affected part, as modified to include each such Equipment Upgrade and Equipment Enhancement, will satisfy, and perform in accordance with, the Specifications, the System Standards and/or Exhibit F and restore all pre-existing functionality and features as well as provide any features and functionality provided by any of the foregoing modifications.


     SECTION 14  INTELLECTUAL PROPERTY

     14.1  Intellectual Property.  The Vendor grants the Owner rights to use any
           ---------------------
copyrights, trademarks or servicemarks necessary or useful for the use, operation, maintenance, marketing, advertising and publication of the System, any PCS System or any part thereof, subject to the prior consent of the Vendor, which consent will not be unreasonably withheld.

     14.2  Infringement.  The Vendor agrees that it will defend, at its own
           ------------
expense, all suits and claims against the Owner for infringement or violation of any patent, trademark, copyright, trade secret, mark or other intellectual property rights of any third party (collectively, "Intellectual Property Rights"), covering, or alleged to cover, the Equipment, Software, the System and/or any PCS System or any component thereof or the use thereof, in the form furnished or as subsequently modified by the Vendor. The Vendor agrees that it will pay all sums, including, without limitation, attorneys' fees and other costs, which, by judgment or decree, or in settlement of any suit or claim, may be assessed against the Owner on account of such infringement or violation, provided that:
- - -------- ----

     (a) the Vendor will be given written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against the Owner or the Vendor of which the Owner has actual knowledge and the Vendor will promptly either accept or deny the defense of such claim;

     (b) the Vendor will be given full authority to assume control of the defense thereof through its own counsel at its sole expense but will not compromise or settle any suits or claims without the express prior written consent of the Owner provided that such consent will not be unreasonably
                     -------- ----
withheld; and

     (c) the Owner will cooperate fully with the Vendor in the defense of such suit or claims and provide the Vendor such assistance as the Vendor may reasonably require in connection therewith so long as any such assistance will not include any cost and/or expense to the Owner.

     14.3  Vendor's Obligations.  If in any such suit so defended, all or any
           --------------------
part of the Equipment, Software, the System, any PCS System or any component thereof or the use thereof is held to constitute an infringement or violation of Intellectual Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation the Vendor deems it advisable to do so, the Vendor will at its sole cost and expense take one or more of the following actions: (i) procure the right to continue the use of the same without interruption for the Owner; (ii) subject to the terms of subsection 2.17 replace the same with noninfringing Equipment or Software that meets the Specifications; or (iii) modify said Equipment, Software, the System, any PCS System or any component thereof so as to be noninfringing, provided that the Equipment,
                                             -------- ----
Software, the System, any PCS System or any component thereof as modified meets all of the Specifications.

     14.4  Vendor's Remedies.  The Vendor's obligations under this Section 14
           -----------------
will not apply to any infringement or violation of Intellectual Property Rights caused by modification of the Products, the System, any PCS System or any component thereof by the Owner, or any infringement caused solely by the Owner's use and maintenance of the Products other than in accordance with the Specifications or the purposes contemplated by this Contract, except as expressly authorized or permitted by the Vendor. The Owner will indemnify the Vendor against all liabilities and costs, including reasonable attorneys' fees, for defense and settlement of any and all claims against the Vendor based upon infringement or violation of third parties' Intellectual Property Rights in connection with this subsection 14.4 and arising solely from modification of the Equipment made without Vendor's express prior consent.

     14.5  License to Use Vendor Patents.  In consideration of the purchase of
           -----------------------------
Products from the Vendor, the Vendor hereby grants to the Owner and its Affiliates, under patents associated with such Products or parts thereof and which the Vendor owns or has a right to license ("Vendor Patents"), a world-wide royalty-free, non-exclusive license (the "Patent License") to utilize the Vendor Patents in connection with the Owner's provision of telecommunications services utilizing or in connection with the Products. The Patent License includes the right to use not only the Products licensed or purchased hereunder, but also combinations of the Equipment and the Software with other equipment and software which are utilized by the Owner and its Affiliates in the provision of such telecommunications services. The scope of the Patent License will extend only to the right to use and/or the right to sell, but not manufacture, the Product or Products to which such Patent License relates. The Patent License includes those patents existing on the date of this Contract and those patents which come into existence during the Term of this Contract. The Patent License will continue for the entire unexpired term of the last to expire of such Vendor Patents.

     The Patent License may be assigned to any successor in interest of the Owner which acquires all or substantially all of the assets of the Owner by sale, merger, consolidation or otherwise. The Vendor will not assert any claim of infringement against other suppliers (including, but not limited to, the Other Vendors) of the Owner, arising out of authorized activities for interconnection with Equipment or Software provided to the Owner by the Vendor.

     SECTION 15  DELAY

     15.1  Liquidated Damages.  (a)  The Parties agree that damages for delay
           ------------------
are difficult to calculate accurately and, therefore, agree that liquidated damages (the "Liquidated Damages") will be paid for non-performance or late performance of the Vendor's obligations under this Contract pursuant to the terms hereof. Except as otherwise specifically set forth in this Contract the damages, penalties and/or payments payable to the Owner pursuant to subsections 15.1, 15.2 and 15.3 will be the sole and exclusive remedies for the specific delays described in such subsections 15.1, 15.2 and 15.3.

     15.2  Interim Delay.  (a)  Subject to the terms of this Contract, failure
           -------------
of the Vendor to complete the Work necessary to achieve each of the Project Milestones set forth in Exhibit A1 applicable to any PCS System on or before the date applicable to such Milestone for such PCS System that is required to be achieved by the Vendor prior to the Guaranteed Substantial Completion Date for such PCS System (each an "Interim Milestone") will result in the Vendor being
liable to pay to the Owner an amount equal to [   ]; provided that no such
                                                     -------- ----
Interim Delay Penalty will be due if the delay is directly and expressly attributable primarily to (i) an event constituting a Force Majeure pursuant to the terms of this Contract or (ii) an act or omission of the Owner. Interim Delay Penalties accrued pursuant to this subsection 15.2(a) will be offset against the payment to be made by the Owner to the Vendor upon Substantial Completion of the PCS System to which such interim delay relates. The Interim Delay Penalty applicable to each of Project Milestones M3 and M4 as set forth on
Exhibit A will be [   ]

     (b) To the extent that the Vendor is responsible for Interim Delay Penalties pursuant to subsection 15.2(a) such penalties will be credited back to the Vendor by the Owner to the extent that (i) the Vendor successfully achieves the Interim Milestone subject to delay within thirty (30) days of the date scheduled therefor pursuant to the terms hereof and Exhibit A and (ii) such interim delay does not otherwise materially adversely affect the Owner, such PCS System and/or the System as a whole. Any such reimbursement will be credited back to the Vendor such that the Interim Delay Penalty otherwise offset against the relevant Substantial Completion payment in accordance with subsection 15.1(a) above will be added back to such Substantial Completion payment to be made to the Vendor by the Owner. Interim Delay Penalties applicable to Interim Milestones M6 and M7 within any PCS System in any Non-Designated System Area may be assessed on the earliest date any such Interim Delay Penalties may be retroactively calculated in accordance with subsection 2.7(b).

     15.3  Completion Delay.  (a)  [   ]
           ----------------

[   ]

     (b) If any PCS System does not achieve Substantial Completion by the Guaranteed Substantial Completion Date but the Owner nonetheless chooses (in its sole discretion) to commence In Revenue Service in such incomplete PCS System (such action in no way constituting the Owner's acceptance, express or implied, of the System or such PCS System or any part thereof), then the Vendor will be required to pay, on a daily basis, only that percentage of the daily Late Completion Payment equal to that percentage of the geographic area to be otherwise covered by such PCS System not otherwise placed in In Revenue Service by the Owner.

     (c) In the event of a change in the Contract Price pursuant to subsections 6.2, 7.3 or 27.16 during the Term of this Contract from the amount originally set forth in this Contract pursuant to Section 6 the per diem amount of Late Completion Payments set forth above will be increased or decreased, as appropriate, by an amount equal to the increase or decrease in the Owner's per diem interest payment obligation resulting from any change in the amount of debt incurred or to be incurred by the Owner related to such change in the Contract Price.

     (d) Late Completion Payments, including any portions of such payments payable in accordance with paragraphs (a) and (b) above, will be accrued during the Completion Cure Period and offset against payments otherwise due to the Vendor upon the achievement of Substantial Completion pursuant to the terms of subsection 6.3. If the Vendor fails to achieve Substantial Completion within forty-five (45) days, or thirty (30) days in the event the Owner chooses to commence In Revenue Service as described in clauses (b) and (c) to this subsection 15.3, of the Guaranteed Substantial Completion Date for any reason other than primarily because of (i) a Force Majeure event pursuant to Section
16 or (ii) the direct and explicit act or omission of the Owner, then the Owner will have the option to terminate this Contract without any penalty or payment obligation (other than payment obligations under this Contract outstanding as of the date of any such termination; provided that any such amounts payable by the
                                  -------- ----
Owner will not include any amounts that would have been payable to the Vendor only upon Substantial Completion or Final Acceptance). For the purposes of determining amounts owed to the Owner by the Vendor pursuant to the terms of this subsection 15.3, the term "Contract Price" as applicable to any given PCS System will mean the total cost of such PCS System as incurred by the Owner and payable to the Vendor or any of its Subcontractors for any and all Products and Services provided or performed by the Vendor or any of its Subcontractors in connection with the construction and operation of such PCS System pursuant to the terms of this Contract other than Facilities Preparation Services performed within such PCS System; provided that in the event of any delay in the Vendor's
                        -------- ----
performance in a given PCS System subject to the damages set forth in this subsection 15.3 that is due in whole or in part, directly or indirectly, to a delay in satisfactory completion of the Facilities Preparation Services within such PCS System to be performed by the Vendor or any of its Subcontractors pursuant to the terms of this Contract and in accordance with

Exhibit E, the calculation of the Contract Price will include the full cost of all Facilities Preparation Services performed by the Vendor or any of its Subcontractors in such PCS System. In any given PCS System the aggregate amount of all Interim Delay Penalties and Late Completion Payments owed to the owner pursuant to this Section 15 will in no event exceed thirty-five percent (35%) of the Contract Price applicable to such PCS System.

     15.4  PCS System and System Element Delivery Prioritization.  (a)  In no
           -----------------------------------------------------
event will the Vendor be required under the terms of this Contract to deliver to the Owner Products on a time schedule and/or in amounts greater than that set forth on Exhibit A2.

          (b) In the event the Vendor is required pursuant to the progression of the Work and the Project Milestones in every PCS System within the System to deliver an amount of Products equal to or more than ninety-five percent (95%) of the amount of Products indicated for delivery by the Vendor in the fourth quarter of 1996 as set forth on Exhibit A2, the Vendor will have the right, but not the obligation, pursuant to this subsection 15.4, to request in writing that the Owner re-prioritize up to three (3) PCS Systems within the System and in such event the Owner will delay the Project Milestones to be achieved by the Vendor in each such PCS System as the Owner will designate to the Vendor, in its sole and absolute discretion, for a period not in excess of ninety (90) days without any penalty to the Vendor under this Section 15.

          (c) The Owner will use reasonable efforts to inform the Vendor by 5:00 p.m. on April 15, 1996 which System Areas, of all of the System Areas set forth on Schedule 4, it, in its sole and absolute discretion, has determined to designate as the thirteen (13) System Areas which should receive priority as to the build-out by the Vendor of the PCS Systems within such System Areas. The remaining four System Areas are the "Non-Designated System Areas" referred to herein. Any such notification provided pursuant to and in accordance with this subsection 15.4(c) will in no way modify the Vendor's obligations under the terms of this Contract; provided that any delay by the Owner in providing the
                        -------- ----
Vendor the notice described in this subsection 15.4(c) will result in day-for-day delays in the Guaranteed Completion Dates applicable to the PCS Systems within the Initial System (other than the PCS Systems in the Non-Designated System Areas).


     SECTION 16  FORCE MAJEURE

     16.1 (a) Either Party may make a claim for excusable failure or delay with respect to any obligation of such Party under this Contract, except any obligation to make payments when due. Excusable failure or delay will be allowed only in the event of an event of Force Majeure that is beyond the reasonable control of the affected Person. Notwithstanding the foregoing, the Vendor will not be entitled to relief under this Section 16 to the extent that any event otherwise constituting an event of Force Majeure results from the negligence or fault of the Vendor or any Subcontractor, and the Owner will not be entitled to relief under this Section 16 to the extent any event otherwise constituting an event of Force Majeure results from the negligence or fault of the Owner.

     (b) The Party claiming the benefit of excusable delay hereunder must (i) promptly notify the other Party of the circumstances creating the failure or delay and provide a statement of the impact of such Party failure or delay and
(ii) use reasonable efforts to avoid or remove such causes of nonperformance, excusable failure or delay. If an event of Force Majeure prevents the Vendor from performing its obligations under this Contract for a period exceeding sixty
(60) days, the Owner may, upon prior written notice to the Vendor, terminate this Contract.

     (c) The Party not claiming the benefit of excusable delay hereunder will likewise be excused from performance of its obligations hereunder on a day-for-day basis to the extent such Party's obligations are affected due to the other Party's delayed performance.


     SECTION 17  WARRANTIES

     17.1  Product Warranty.  (a) Except as otherwise provided below in
           ----------------
subsection 17.2, the Vendor warrants that, for a period of three (3) years from the date of Final Acceptance of any PCS System (the "Product Warranty Period"), all Products and the Installation thereof within such PCS System will materially conform with and perform the functions set forth in the Specifications and the relevant performance criteria set forth in Exhibit D and will be free from Defects and Deficiencies in material or workmanship which impair service to subscribers, System performance, billing, administration and/or maintenance. In the case of Software, the Product Warranty Period applicable to any such Software shall be automatically extended upon, and simultaneous with, any Software Upgrade pursuant to the terms of Section 12.

     (b) To the extent the Owner orders additional Products from the Vendor in accordance with the terms of this Contract including, but not limited to, subsections 2.2 and/or 7.3, any such Products so ordered by the Owner and delivered and installed by the Vendor or its Subcontractors will be warranted to the same extent as set forth in clause (a) above for a period of not less than twelve (12) months from the date the Owner puts such additional Products into commercial service but for a period of not greater than fifteen (15) months from shipment. If in the event, pursuant to the Owner's order for such additional Products the Vendor is not required to install such additional Products, the warranty on such additional products will run fifteen (15) months from the date the Vendor shipped such products to the Owner.

     17.2  Non-Essential Equipment Warranty.  The Vendor warrants, to the extent
           --------------------------------
and for the time period of the warranties received by the Vendor from any third party manufacturer or supplier of Non-Essential Equipment (the "Non-Essential Equipment Warranty Period"), that all such Non-Essential Equipment and the Installation thereof will conform with and perform the functions set forth in the Specifications and the performance criteria set forth in Exhibit F and will be free from Defects and Deficiencies in material or workmanship which impair service to subscribers, System performance, billing, administration and/or maintenance; provided that to the extent any Defect or Deficiency or failure in
             -------- ----
the performance of Non-Essential Equipment causes a Defect or Deficiency or failure in any Equipment, the Vendor will be responsible for the repair and/or replacement of such Equipment throughout the applicable Product Warranty Period in accordance with subsection
17.1 except to the extent the Owner is otherwise covered by insurance for any such failure in Equipment. The Owner agrees to maintain reasonable and ordinary levels of insurance for each of the PCS Systems within the System.

     17.3  Services Warranty  (a) The Vendor warrants that, for a period of not
           -----------------
less than three (3) years from the date of completion of Network Interconnection Engineering or Configuration Engineering provided by the Vendor to the Owner pursuant to the terms of this Contract in any given PCS System (the "Engineering Warranty Period"), such Network Interconnection Engineering or Configuration Engineering, as the case may be, will be (i) operational in accordance with the Specifications, (ii) in compliance with all material Applicable Laws and material Applicable Permits in effect at the time of the completion of such engineering in such PCS System, and (iii) free from Defects or Deficiencies in design, materials, workmanship or otherwise.

          (b) The Vendor warrants that, for a period of not less than three (3) years from the date of completion of RF Engineering to be done by the Vendor or its Subcontractors (but in no event earlier than the achievement of Milestone M5 in such PCS System) in any given PCS System (the "RF Services Warranty Period") the Final Site Count within and the Final RF Design applicable to such PCS System will be accurate based upon the circumstances in such PCS System as they existed at the time of the Final Acceptance of such PCS System; provided that in
                                                                -------- ----
no event will the RF Engineering warranty pursuant to this subsection 17.3(b) cover or warrant items or performance otherwise covered or warranted pursuant to subsection 17.4 below.

          (c) The Vendor warrants that, for a period of not less than three (3) years from the date of completion of Facilities Preparation Services within any PCS System but in no event later than the achievement of Milestone M8 pursuant to Exhibit A1 in such PCS System (provided that in the event of a Microwave
                                  -------- ----
Delay Period in such PCS System pursuant to subsection 2.37, the commencement of the Facilities Preparation Services Warranty Period will not be later than three
(3) months from the date the Vendor would have otherwise been able to commence Substantial Completion testing in such PCS System in accordance with Exhibit B3 and Milestone M8 as set forth on Exhibit A1 but for the existence of such Microwave Delay Period) (the "Facilities Preparation Services Warranty Period" and collectively with the Engineering Warranty Period and the RF Services Warranty Period, the "Services Warranty Periods") such Facilities Preparation Services will be (i) operational in accordance with the Specifications, (ii) in compliance with all material Applicable Laws and material Applicable Permits in effect at the time of the completion of such Facilities Preparation Services in such PCS System, and (iii) free from Defects or Deficiencies in design, materials, workmanship or otherwise.

     17.4  System Warranty.  The Vendor warrants that, for a period three (3)
           ---------------
years from the Final Acceptance of the last PCS System within the Initial System (the "System Warranty Period"), the ongoing performance of each PCS System together with all other PCS Systems within the System will conform with and perform to the performance criteria set forth

Exhibit F as of the date of the Final Acceptance of such PCS System based on the circumstances within such PCS System on such date.

     17.5  Breach of Warranties.  (a)  In the event of any breach of any of the
           --------------------
Warranties during any of the applicable Warranty Periods set forth in subsections 17.1, 17.2, 17.3(a), 17.3(b), 17.3(c) and 17.4, the Vendor will, in accordance with the terms of this Section 17, promptly repair or replace the defective or nonconforming Product or otherwise cure any Defects and Deficiencies so that each PCS System and the System as a whole will perform in accordance with the Specifications and Exhibit F. If the Vendor fails to promptly repair, replace and/or cure such defect, the Owner may, in addition to exercising any other remedies available to it, itself cause such repair, replacement and/or cure, at its option and at the sole cost and expense of the Vendor.

     (b) The Vendor recognizes that the Owner may suffer injury and may be damaged in an amount which will be difficult to determine with certainty as a result of Outages resulting from causes attributable to the failure of the Vendor's Products and/or Services to perform in accordance with the Specifications. As used herein, "Outage" means an unscheduled loss of functionality of the System or any PCS System defined as the loss of the
capability to originate or terminate [   ] or more of the active voice channels
then in service within the System or such PCS System for a period of time
exceeding [   ] minutes.

     (c) During the System Warranty Period, the Vendor will be liable to the Owner for damages (the "Warranty Damages") for Outages that result from (i) the failure of the Vendor's Equipment and/or Software to perform in accordance with the Specifications, (ii) the failure of the Vendor to provide Services in accordance with the Specifications applicable thereto, (iii) a Vendor procedural error or (iv) inaccurate Technical Documentation, excluding marketing bulletins, sales literature or other promotional materials provided by the Vendor to the Owner. As used herein, "Vendor procedural error" means an error or improper deviation from the Vendor's or its Subcontractors' procedures by, or attributable to, the Vendor's personnel. Warranty Damages will be calculated
based upon [   ] for each Outage occurring in any given PCS System to the extent
such Outage exceeds [   ] from the time the Owner notified the Vendor of
such Outage (not including such first hour), plus [   ] per minute for each
minute the duration of the Outage exceeds one (1) hour from the time the Owner notifies the Vendor of such Outage (not including such first hour).

     (d) In no event will the Vendor's liability for Warranty Damages pursuant
to this subsection 17.5 exceed [   ] with respect to each Outage in any given
PCS System. In addition, the Vendor's total liability for Warranty Damages
pursuant to this subsection 17.5 will not exceed [   ] per calendar year during
the Term of this Contract with respect to Outages in any given PCS System per calendar year.

     (e) Notwithstanding the foregoing, the Vendor will have no liability pursuant to this subsection 17.5 for:

                         (i) Outages caused by a Force Majeure event as described in Section 16 other than to the extent that any of the Vendor's Products and/or Services resulting in such Outages should, in accordance with the Specifications and/or the Vendor's representations be able to withstand any such Force Majeure event;

                         (ii) Outages resulting from a scheduled activity, including, but not limited to, System maintenance or Software or Equipment Upgrades, unless said Outage extends beyond the expected downtime, as provided in the Specifications applicable thereto, associated with such Equipment or Software maintenance Upgrades;

                         (iii) alterations by the Owner and/or the Vendor at the Owner's request or otherwise pursuant to the terms of this Contract to the System and/or any PCS System, excluding normal maintenance or parameter changes as prescribed by the applicable Technical Documentation;

                         (iv) Outages resulting from the Owner's, its subcontractors' or any third party's (if such third party is employed by the Owner) failure to follow the Technical Documentation;

                         (v) Outages resulting from the gross negligence or willful misconduct of the Owner, or any of its employees, agents or contractors; or

                         (vi) Outages resulting from failure of equipment or software not supplied by the Vendor or any Subcontractors or from the performance of services not performed by the Vendor or any Subcontractors.

     (f) On or before the beginning of each quarter of each calendar year during the Term of this Contract, the Owner shall provide the Vendor a written report summarizing any Outages occurring during the previous calendar quarter. The amount of any Warranty Damages shall be determined by the Owner as of the end of the fourth quarter of each calendar year during the Term, for the preceding four quarterly reporting periods during such Term. The Owner will notify the Vendor of any such Warranty Damages in writing. Such Damages will be payable in credits on future purchases under this Contract or otherwise if this Contract is terminated for any reason within thirty (30) days of the occurrence. Any disputes regarding the determination of the cause of an Outage or the amount of any such Warranty Damages shall be resolved in accordance with the provisions of Section 23.

     17.6  Repair and Return. (a)  If the Owner claims a breach of warranty
           -----------------
under subsections 17.1, 17.2, 17.3 or 17.4, it must notify the Vendor of the claimed breach within a reasonable time after its determination that a breach has in fact occurred. The Owner will allow the Vendor to inspect the Products, the Non-Essential Equipment, the Services or the System, as the case may be, on-site, or, upon the Vendor's reasonable request and, subject to subsection 17.6(d) below, at the Vendor's sole expense: (i) with respect to Products, return such Products to any of the Vendor's repair facilities located in North America and listed on

Schedule 8, or (ii) with respect to Non-Essential Equipment, return such Non-Essential Equipment to the Vendor for further return to the applicable third party manufacturer.

          (b) The Vendor agrees to commence work on all such Products, Non-Essential Equipment, Services or any System Defect, as the case may be, or Installation Defects as soon as practicable, but in no event later than twenty-four (24) hours after notification of such defect, and, subject to subsections 17.6(e) and 17.6(f), the Vendor will cure such defect as promptly as practicable. During the Product Warranty Period and the Non-Essential Equipment Warranty Period, electronic circuit board components of Equipment or Non-Essential Equipment, as the case may be, will be repaired or replaced by the Vendor.

          (c) Failure of the System to function to the level of the performance warranty as set forth in subsection 17.4 will result in the obligation of the Vendor to promptly make whatever repairs, modifications, alterations, expansions or to take any other action of any kind, including but not limited to the provision of additional Products and/or Services, necessary to satisfactorily fix that portion of the System causing such failure.

          (d) All costs associated with (i) removing or disconnecting the Products or the Non-Essential Equipment subject to the warranty claim pursuant to the terms of this Section 17 from any other Products, the respective PCS System or any part thereof or from other equipment, any other pcs system or any part thereof to which they are attached or connected, or (ii) dismantling surrounding Products, the respective PCS System or any part thereof or any other equipment or other pcs system or any part thereof in order to so remove or disconnect the Products or Non-Essential Equipment subject to such warranty claim shall be borne by the Vendor throughout the applicable Warranty Period. All packaging, shipping and freight charges incurred in connection with the Vendor's obligations under this subsection 17.6 will be borne by the Vendor, unless the Products or Non-Essential Equipment, as the case may be, returned are not Defective or otherwise not covered by the Vendor's warranty pursuant to subsections 17.1 and 17.2, in which case the Owner will pay for all such charges between the Owner's point of origin and the Vendor's applicable repair facility in North America.

          (e) For routine warranty service, the Vendor will, during the respective Warranty Period, ship replacement or repaired Products or Non-Essential Equipment (or components thereof) within thirty (30) days of receipt of the Defective Equipment or Non-Essential Equipment (or components thereof) from the Owner. In the event such replacement or repaired Products or Non-Essential Equipment cannot be shipped within such time period, or if the Vendor determines that due to the particular circumstances, on-site repairs or services are required, the Vendor shall undertake such repairs or replacement services on-site within thirty (30) days of notification of the warranty Defect by the Owner. In the event that the Vendor fails to repair or replace Defective Products and/or Non-Essential Equipment within thirty (30) days from the Owner's notice to the Vendor, then the Vendor shall be deemed to be in material breach of its obligations pursuant to this Contract and the Owner shall be entitled to receive a refund of all amounts previously paid to the Vendor for the Defective Products or Non-Essential Equipment, and shall have no further obligation to pay additional amounts in connection with the Defective Products or Non-Essential Equipment.

The Owner shall return such Defective Products and Non-Essential Equipment to the Vendor at the Vendor's sole cost and expense.

          (f) For emergency warranty service situations, the Vendor will, during the applicable Warranty Periods, use its best efforts to ship replacement Products or Non-Essential Equipment (or components thereof) no later than twelve
(12) hours after notification of the warranty Defect by the Owner. The Owner shall ship the Defective Products or Non-Essential Equipment to the Vendor within thirty (30) days of receipt of the replacement Products or Non-Essential Equipment, as the case may be. In the event the Vendor fails to receive such Defective Products or Non-Essential Equipment within such thirty (30) day period, the Vendor shall invoice the Owner for the replacement Products or Non-Essential Equipment at the then-current price in effect therefor pursuant to the terms of this Contract. If in an emergency warranty service situation, the Owner and/or the Vendor determines that due to the particular circumstances, on-site technical assistance is necessary, the Vendor shall use its best efforts to dispatch emergency service personnel to the site within twelve (12) hours of notification of the warranty Defect by the Owner. For the purpose of this subsection 17.6, an emergency warranty service situation shall be deemed to exist upon the occurrence of any E1 Emergency Condition or E2 Emergency Condition. The Vendor agrees to commence work on all Equipment, Non-Essential Equipment, Facilities Preparation Services or any System defect, as the case may be, or Installation defects materially impairing service to subscribers, System performance, billing, administration and/or maintenance as soon as practicable, but in no event later than twenty-four (24) hours after notification of such defect, and the Vendor will cure such defect as promptly as practicable.

     17.7  Technical Assistance Center.  The Vendor must maintain a technical
           ---------------------------
assistance center in the United States, and during the Warranty Periods established pursuant to subsections 17.1, 17.2, 17.3 and 17.4, respectively, will make such support center available to the Owner twenty-four (24) hours per day free of charge to the Owner.

     17.8  Scope of Warranties.  Unless otherwise stated herein, the Vendor's
           -------------------
warranties under this Section 17 will not apply to:

     17.8.1 damage or defects resulting from the gross negligence or willful misconduct of the Owner, or any of its employees, agents or contractors;

     17.8.2 any Equipment or Software damaged by accident or disaster, including without limitation, fire, flood, wind, water, lightning or power failure other than to the extent that any such Equipment or Software should in accordance with the Specifications and/or the Vendor's representations be able to withstand any such events;

     17.8.3 Non-Essential Equipment normally consumed in operation or which has a normal life inherently shorter than the Warranty Periods (e.g.,
                                                                        ----
             fuses, lamps, magnetic tape); or

     17.8.4 damages or defects resulting directly from the Other Vendor's equipment provided that this will in no event limit the Vendor's obligation as to Interoperability pursuant to the terms of this Contract.

     17.9  Expenses.  Except as otherwise provided in this Section 17, the
           --------
Owner will reimburse the Vendor for the Vendor's out-of-pocket expenses incurred at the Owner's request in responding to and/or remedying Products, Non-Essential Equipment, Services or any System defect, or service Deficiencies not covered by the warranties set forth herein or otherwise covered under a separate System maintenance agreement (subject, however, to the terms and conditions of any such agreement) between the Vendor and the Owner.

     17.10  Third Party Warranties.  If the Vendor purchases or subcontracts for
            ----------------------
the manufacture of any part of the System or the performance of any of the Services to be provided hereunder from a third party, the warranties given to the Vendor by such third party will inure, to the extent applicable or permitted by law, to the benefit of the Owner, and the Owner will have the right, at its sole discretion, to enforce such warranties directly and/or through the Vendor. The warranties of such third parties will be in addition to and will not, unless otherwise expressly stated herein, be in lieu of any warranties given by the Vendor under this Contract.


     SECTION 18  INSURANCE

     18.1  Insurance.  The Vendor and the Owner will maintain insurance in
           ---------
accordance with the provisions set forth in Schedule 6; provided that the Owner
                                                        -------- ----
will have the right to maintain otherwise reasonable levels of insurance substantially similar to that set forth on Schedule 6.


     SECTION 19  TAXES

     19.1  Taxes.  The amounts to be paid by the Owner under this Contract do
           -----
not include any state, provincial or local sales and use taxes, however designated, which may be levied or assessed on the System, any PCS System or any component thereof, including, but not limited to, the Services. With respect to such taxes, the Owner will either furnish the Vendor with an appropriate exemption certificate applicable thereto or pay to the Vendor, upon presentation of invoices therefor, such amounts thereof as the Vendor may by law be required to collect or pay; provided, however, that the Vendor will use its reasonable
                   --------  -------
efforts to minimize the amount of any such taxes. The Owner has no obligation to the Vendor with respect to other taxes, including, but not limited to, those relating to franchise, net or gross income or revenue, license, occupation, other real or personal property, and fees relating to importation or exportation of the Products.

     SECTION 20  INDEMNIFICATION AND LIMITATION OF LIABILITY

     20.1  Vendor Indemnity.  The Vendor will indemnify and hold the Owner and
           ----------------
its Affiliates, partners, directors, officers, agents and employees (the "Indemnitees") harmless from and against all claims, demands suits, proceedings, damages, costs, expenses, liabilities (including, without limitation, reasonable legal fees) or causes of action (collectively, "Liabilities") brought against or incurred by any Indemnitee for (i) injury to persons (including physical or mental injury, libel, slander and death), or (ii) loss or damage to property including, without limitation, the System, any PCS System or any part thereof or
(iii) violations of Applicable Laws, Applicable Permits, codes, ordinances or regulations by the Vendor, or (iv) any claims arising out of or in connection with the Vendor's obligation pursuant to subsection 14.2 or (v) any other liability, resulting from the gross negligence, wilful misconduct or product liability, of the Vendor, its officers, agents, employees, or Subcontractors in the performance of this Contract. If the Vendor and the Owner jointly cause such Liabilities, the Parties will share the liability in proportion to their respective degree of causal responsibility.

     20.2  LIMITATION ON LIABILITY.  EXCEPT AS TO THE DAMAGES, AMOUNTS AND/OR
           -----------------------
COSTS PROVIDED IN SUBSECTIONS 14.2, 15.2, 15.3, 17.5, 20.1, AND 20.3 HEREOF, IN NO EVENT, AS A RESULT OF BREACH OF CONTRACT OR BREACH OF WARRANTY, WILL EITHER PARTY HERETO OR EITHER PARTY'S SUBCONTRACTORS, BE LIABLE UNDER THIS CONTRACT TO THE OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING LOST PROFITS OR REVENUES OF SUCH PARTY, BEFORE OR AFTER ACCEPTANCE, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE. SUCH LIMITATION SHALL NOT APPLY TO LIABILITIES PAYABLE UNDER THE VENDOR'S OR ANY SUBCONTRACTOR'S INSURANCE POLICIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS CONTRACT NOTHING CONTAINED HEREIN WILL BE DEEMED TO IMPLY A WARRANTY OF FITNESS FOR PARTICULAR PURPOSE.

     20.3  Damages for Fraud, Gross Negligence or Willful Misconduct  (a)  The
           ---------------------------------------------------------
Vendor shall be responsible for all damages incurred by the Owner as a result of any damage or injury caused by or resulting from the fraud, gross negligence or willful misconduct of the Vendor.

     (b) The Vendor shall be responsible for all damages, but excluding indirect, incidental and consequential damages, incurred by the Owner as a result of any damages or injury caused by or resulting from the fraud, gross negligence or willful misconduct of any of the Subcontractors.

     20.4  Friable Asbestos.  (a) Each party will notify the other Party in
           ----------------
writing of the existence of any friable asbestos that is an imminent health hazard ("Friable Asbestos") at any System Element Location which is the subject of the Work hereunder of which such Party has actual knowledge. The foregoing notwithstanding, the Owner will not be required to notify the Vendor of the existence of any Friable Asbestos which is contained in Equipment supplied by the Vendor or its Subcontractors or brought onto any System Element Location by the Vendor. If the Owner fails to notify the Vendor of the existence of such Friable Asbestos as required by this subsection 20.4 and the Vendor, during the performance of Services hereunder, discovers that Friable Asbestos is present, other than such Friable Asbestos brought onto the premises or otherwise disturbed by the Vendor or any Subcontractor at the System Element Location where such Services are to be performed, the Vendor may upon written notice to the Owner, and without penalty, suspend the performance of the Services at the affected System Element Location for only the period of time that Friable Asbestos remains an imminent health hazard.

     (b) The Owner shall be responsible for, without cost to the Vendor, the abatement or removal of the imminent health hazard presented by the Friable Asbestos encountered by the Vendor; provided that the Vendor shall be
                                    -------- ----
responsible for, without cost to the Owner, the abatement or removal of such health hazard if the Friable Asbestos causing such health hazard was brought onto the premises or otherwise disturbed by the Vendor or any of its Subcontractors. In the event the Owner chooses not to do the foregoing, the Owner shall provide, at no charge to the Vendor, alternative plans for providing such Services that will not expose the Vendor or its Subcontractors to such imminent health hazard. In the event the Vendor elects to suspend the performance of Services hereunder due to the presence of Friable Asbestos, the Vendor's obligations with respect to the performance of the Work on such System Element Location will only be delayed for that period of time such Friable Asbestos remains unabated.

     (c) Except where such Friable Asbestos was brought onto the premises or otherwise disturbed by the Vendor or any of its Subcontractors the Owner will indemnify and hold harmless the Vendor against and in respect of any and all damages, claims, losses, liabilities and reasonable legal expenses which may be imposed upon or incurred by the Vendor or asserted against the Vendor by any employees and/or contractors of the Vendor or any of its Subcontractors and any Governmental Entity arising out of or in connection with the Owner's failure to identify and inform the Vendor of the existence of Friable Asbestos as required by this subsection 20.4.


     SECTION 21  REPRESENTATIONS AND WARRANTIES

     21.1  Representations and Warranties of the Vendor.  The Vendor hereby
           --------------------------------------------
represents and warrants to the Owner as follows:

          21.1.1  Due Organization of the Vendor.  The Vendor is a corporation
                  ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations in connection with this Contract makes such qualification necessary.

          21.1.2  Due Authorization of the Vendor; Binding Obligation.  The
                  ---------------------------------------------------
Vendor has full corporate power and authority to execute and deliver this Contract and to perform its obligations hereunder, and the execution, delivery and performance of this Contract by the Vendor have been duly authorized by all necessary corporate action on the part of the Vendor; this Contract has been duly executed and delivered by the Vendor and is the valid and binding obligation of the Vendor enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

          21.1.3  Non-Contravention.  The execution, delivery and performance of
                  -----------------
this Contract by the Vendor and the consummation of the transactions contemplated hereby do not and will not contravene the certificate of incorporation or by-laws of the Vendor and do not and will not conflict with or result in (i) a breach of or default under any indenture, agreement, judgment, decree, order or ruling to which the Vendor is a party which would materially adversely affect the Vendor's ability to perform its obligations under this Contract; or (ii) a breach of any Applicable Law.

          21.1.4  Regulatory Approvals.  All authorizations by, approvals or
                  --------------------
orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Contract by the Vendor have been obtained or will be obtained in due course.

          21.1.5  Non-Infringement.  The Vendor represents and warrants to the
                  ----------------
best of its knowledge based on reasonable diligence that as of the Effective Date there are no threatened or actual claims or suits in connection with patents and other intellectual property matters that would materially adversely affect the Vendor's ability to perform its obligations under this Contract. Furthermore, the Vendor represents and warrants to the best of its knowledge that its own agreements with Qualcomm Incorporated ("Qualcomm") for the licensing of CDMA technology are enforceable in accordance with their terms and that the Vendor has all necessary rights and licenses to such CDMA technology so as to be authorized and/or able to perform its obligations under this Contract with respect thereto.

          21.1.6  Scope.  The representations and warranties of the Vendor
                  -----
pursuant to this subsection 21.1 will be deemed to apply to all of the Work performed by any Subcontractor employed by the Vendor as though the Vendor had itself performed such Work.

          21.1.7  Requisite Knowledge.  The Vendor represents and warrants that
                  -------------------
it has all requisite knowledge, know-how, skill, expertise and experience to perform the Work in accordance with the terms of this Contract.

     21.2  Representations and Warranties of the Owner.  The Owner hereby
           -------------------------------------------
represents and warrants to the Vendor as follows:

          21.2.1  Due Organization of the Owner.  The Owner is a limited
                  -----------------------------
partnership, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in Delaware and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

          21.2.2  Due Authorization of the Owner; Binding Obligation.  The Owner
                  --------------------------------------------------
has full power and authority to execute and deliver this Contract and to perform its obligations hereunder, and the execution, delivery and performance of this Contract by the Owner have been duly authorized by all necessary partnership action on the part of the Owner; this Contract has been duly executed and delivered by the Owner and is the valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          21.2.3  Non-Contravention.  The execution, delivery and performance of
                  -----------------
this Contract by the Owner and the consummation of the transactions contemplated hereby do not and will not contravene the partnership arrangements governing the conduct of the partners in the Owner and do not and will not conflict with or result in (i) a breach of or default under any indenture, agreement, judgment, decree, order or ruling to which the Owner is a party which would materially adversely affect the Owner's ability to perform its obligations under this Contract or (ii) a breach of any Applicable Law.


     SECTION 22  TITLE AND RISK OF LOSS

     22.1  Title.  Title to each Item of Equipment will pass to the Owner upon
           -----
delivery thereof by the Vendor to the System Element Location to which each such Item belongs. Prior to acquiring title to the Equipment, the Owner will not cause or permit the System, any PCS System or any portion thereof to be sold, leased or subjected to a lien or other encumbrance.

     22.2  Risk of Loss.  Risk of loss of any Products furnished to the Owner in
           ------------
connection with this Contract will pass from the Vendor to the Owner upon the completion of the Installation by the Vendor of any such Product at the appropriate System Element Location within the given PCS System provided that the risk of loss of any given PCS System within the System will not pass to the Owner until such time as the Vendor is fully prepared to commence testing for the Substantial Completion of such PCS System in accordance with and pursuant to Exhibit B3 and Exhibit A1; provided, however, that the Owner will assume the
                           --------  -------
risk of loss prior to such Substantial Completion by the Vendor for any such Products damaged due to the gross negligence or willful misconduct of the Owner. Until such time as risk passes to the Owner, the Vendor will, at its sole cost and expense, remedy, repair and replace all physical damage, loss or injury to such property;

provided that, prior to the passing of risk of loss to the Owner, any actual
- - -------- ----
proceeds of the insurance described in Schedule 6 payable with respect to such physical damage, loss or injury, and any deductible payable with respect to an Owner Loss, are paid to the Vendor as necessary to achieve such remedy, repair or replacement.


          SECTION 23  DISPUTE RESOLUTION

     23.1  Dispute Resolution.  Subject to subsections 24.1, 24.2, 24.3, 24.8
           ------------------
and 23.3, in the event any controversy, claim, dispute, difference or misunderstanding arises out of or relates to this Contract, any term or condition hereof, any of the Work to be performed hereunder or in connection herewith, the respective System Managers of the Owner and the Vendor will meet and negotiate in good faith in an attempt to amicably resolve such controversy, claim, dispute, difference or misunderstanding in writing. Such System Managers must meet for this purpose within ten (10) business days, or such other time period mutually agreed to by the Parties, after such controversy, claim, dispute, difference or misunderstanding arises. If the Parties are unable to resolve the controversy, claim, dispute, difference or misunderstanding through good faith negotiations within such ten (10) business day period, each Party will, within five (5) business days after the expiration of such ten (10) business day period, prepare a written position statement which summarizes the unresolved issues and such Party's proposed resolution. Such position statement must be delivered by the Vendor to the Owner's Vice President of Engineering or Operations and by the Owner to the Vendor's corresponding officer or representative for resolution within (5) business days, or such other time period mutually agreed to by the Parties.

     If the Parties continue to be unable to resolve the controversy, claim, dispute, difference or misunderstanding, either Party may initiate arbitration in accordance with the provisions of subsection 23.2 below; provided, however,
                                                            --------  -------
that with respect to any controversy, claim, dispute, difference or misunderstanding arising out of or relating to this Contract by which either Party seeks to obtain from the other monetary damages in excess of ($5,000,000) either Party, in such case, may commence an action in any state or federal court in accordance with subsection 27.7 to resolve such matter in lieu of proceeding with an arbitration pursuant to and in accordance with subsection 23.2.

     23.2  Arbitration.  An arbitration proceeding initiated by either Party
           -----------
under this Contract with respect to any controversy, claim, dispute, difference or misunderstanding will be conducted in Kansas City, Missouri in accordance with the Commercial Arbitration rules of the AAA, except that, at the request of either Party, a stenographic transcript of the testimony and proceedings will be taken and the arbitrators will base their decision upon the records and briefs of the Parties.

     Such arbitration will be initiated by either Party by notifying the other Party in writing and will be settled before three (3) impartial arbitrators, one of whom will be named by the Owner, one by the Vendor and the third by the two arbitrators appointed by the Owner and the Vendor, respectively. All of the named arbitrators will have significant experience in the wireless telecommunications industry. If either the Owner or the Vendor fails to select an arbitrator within ten (10) days after notice has been given of the initiation of the arbitration, the officer in charge of the Kansas City, Missouri office of the AAA will have the right to appoint the other arbitrator, and the two arbitrators thus chosen will then select the third arbitrator.

     The arbitration hearings will be held within fifteen (15) business days after a Party's initiation of the arbitration. The Federal Rules of Evidence will apply and reasonable discovery, including depositions, will be permitted. Discovery issues will be decided by the arbitrators and post-hearing briefs will be permitted.

     The arbitrators will render a decision within ten (10) days after the conclusion of the hearing(s) and a written opinion setting forth findings of fact and conclusions of law will be made available to the Parties within that time period. The decision of the majority of the arbitrators regarding the matter submitted will be final and binding upon the Parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Each Party will pay for the services and expenses of the arbitrator appointed by it, its witnesses and attorneys, and all other costs incurred in connection with the arbitration (including, without limitation, the cost of the services and expenses of the arbitrator appointed by the two arbitrators appointed by the Parties) will be paid in equal part by the Parties, unless the award will specify a different division of the costs. Unless otherwise specifically stated in this Contract, during the pendency of any arbitration proceedings, the Parties agree to continue to perform their obligations hereunder in the same manner as prior to the institution of arbitration proceedings.

     23.3  Other Remedies.  Notwithstanding anything to the contrary herein
           --------------
contained, each Party will be entitled to pursue any equitable rights and remedies that are available at law or in equity without complying with subsection 23.1 or 23.2.


          SECTION 24  TERMINATION AND EVENTS OF DEFAULT

     24.1  Termination Without Cause.  (a)  The Owner may, at its sole option,
           -------------------------
terminate this Contract, in its entirety, for convenience upon sixty (60) days' prior written notice at any time; provided that prior to any such termination
                                  -------- ----
pursuant to this subsection 24.1 the Minimum Commitment will have been fulfilled by the Owner in accordance with the terms of this Contract.

     (b) Any orders made prior to any such termination described in clause (a) above, other than the Initial Commitment, will remain in effect and will be fulfilled to the extent that such orders are outstanding as of the date of such termination.

     24.2  Termination for Cause.  The Owner also has the right to terminate
           ---------------------
this Contract in its entirety (except as otherwise set forth in clause (l) below) without any penalty or payment obligation upon the occurrence of any Vendor event of default (each a "Vendor Event of Default") as set forth below. The occurrence of any of the following will constitute a Vendor Event of
Default:

     (a) the Vendor (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or
(iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment; or

     (b) the Vendor commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

     (c) the Vendor materially disregards or materially violates material Applicable Laws or material Applicable Permits; or

     (d) the Vendor persistently and materially fails to timely correct Defects and Deficiencies in accordance with the terms of this Contract; or

     (e) the Vendor persistently fails to fulfill its obligations with respect to the satisfaction, discharge or bonding of liens as set forth in subsection
2.35 hereof; or

     (f) the Vendor abandons or ceases for a period in excess of thirty (30) days its performance of the Work (except as a result of an event of Force Majeure or a casualty which is fully covered by insurance or as to which other provisions reasonably acceptable to the Owner are being diligently pursued) or fails to begin the Work within thirty (30) days after the Notice to Proceed Date; or

     (g) the Vendor assigns or subcontracts Work other than in accordance with the terms and conditions of Section 4; or

     (h) the Vendor fails to materially comply with any accepted Change Order pursuant to subsection 7.3; or

     (i) the Vendor materially breaches this Contract (including, without limitation, any action the Vendor may take on any Vendor-Controlled Site) and thereby prejudices in any way deemed material by the parties providing financing in connection with the build-out of the Nationwide Network in their reasonable opinion (whether expressed and/or communicated through the Owner or otherwise); or

     (j) the Vendor fails to pay to the Owner any material amount due not otherwise in good faith dispute to the Owner by the date required for such payment; or

     (k)  the Vendor fails to comply with subsection 27.22; or

     (l) the Vendor misses any Interim Milestone within any given PCS System by a period in excess of thirty (30) days and such failure to achieve such Interim Milestone was not caused by (i) a Force Majeure event and/or (ii) any act or omission of the Owner; provided that in such case the Owner will have the right,
                       -------- ----
but not the obligation, to terminate this Contract with respect to only that PCS System in which such interim delay occurred unless such interim delay relates to Project Milestones M3 and M4 as set forth on Exhibit A1 in which case the Owner will have the right, but not the obligation, to terminate this Contract in its entirety as otherwise set forth in this subsection 24.2; or

     (m) the Vendor otherwise materially breaches any provision of this Contract.

     24.3  Remedies.  (a)  If any of the Vendor Events of Default exists, the
           --------
Owner may, without prejudice to any other rights or remedies of the Owner in this Contract or at law or in equity, terminate this Contract upon written notice to the Vendor; provided, however, that the Owner will have first provided
                      --------  -------
to the Vendor the following periods of notice and opportunity to cure:

                    (i) in the case of an Event of Default specified in the foregoing subsections 24.2 (e) and (k), the Owner will have provided ten (10) business days' prior written notice to the Vendor, and the Vendor will have failed to remedy such breach entirely by the end of such ten (10) business day period;

                    (ii) in the case of an Event of Default specified in the foregoing subsections 24.2 (a) or (b), no notice or opportunity to cure will be required from the Owner; and

                    (iii) in the case of any other Event of Default by the Vendor, the Owner will have provided forty-five (45) days' prior written notice, and the Vendor will have failed (i) to commence to cure the default within five (5) days after receipt of such notice, and (ii) to diligently pursue such cure and remedy the breach entirely by the end of said forty-five (45) day notice period.

          (b) If the Owner elects to terminate this Contract, the Owner may, without prejudice to any other rights or remedies of the Owner in this Contract or of law or in equity, do one or more of the following:

                    (i) Take possession of all Engineering and design data, procurement data, manufacturing data, construction and erection data, start-up and testing data, materials, and Products that will become part of the System and/or the specified PCS Systems, or the Work and which Owner will have the right of ownership to and/or possession of under the terms of this Contract, whether any of the same is in a partial state of completion or completed condition, and title to any of said items vests in the Owner (if not already vested by the provisions of this Contract);

                    (ii) Take possession of all Engineering and design data, procurement data, manufacturing data, construction and erection data, start-up and testing data, materials, and Products that will become part of the System and/or the specified PCS Systems, or the Work whether any of the same is in a partial state of completion or completed condition (if not already vested in the Owner by the provisions of this Contract);

                    (iii) Take temporary possession and control of all of the Vendor's installation equipment, machinery, and the Vendor's materials, supplies, Software and any and all tools (including, but not limited to, any and all RF Engineering tools and/or software) at any project site, including but not limited to any System Element Location, within the System and/or the specified PCS Systems which in the Owner's opinion are necessary to finish the Work subject to any enforceable licenses related thereto or any confidentiality restrictions otherwise contained in this Contract;

                    (iv) Direct that the Vendor assign its Subcontractor agreements to the Owner without any change of price or conditions therein or penalty or payment therefor to the full extent permitted by such agreement or agreements; or

                    (v) Take over and finish the Work by whatever reasonable methods the Owner may deem expedient;

provided, that, nothing contained in paragraphs (a) through (d) above will
- - --------  ----
require the Vendor to relinquish to the Owner any of its manufacturing facilities, specific Product designs (other than such designs previously provided to the Owner pursuant to the terms of this Contract), Software Source Codes, trade secrets or proprietary information not previously provided or made available to the Owner, the System or any part thereof or any materials, supplies, inventories, tools, software, engineering and/or designs that are not integral or relevant to the completion of the Work.

     24.4  Discontinuance of Work.  Upon such notification of termination, the
           ----------------------
Vendor must immediately discontinue all of the Work (unless such notice of termination directs otherwise), and, as more fully set forth in subsection 24.3(b), deliver to the Owner copies of all data, drawings, specifications, reports, estimates, summaries, and such other information, and materials as may have been accumulated by the Vendor in performing the Work, whether completed or in process. Furthermore, the Vendor must assign, assemble and deliver to the Owner all purchase orders and Subcontractor agreements (and in connection with such agreements, to the full extent permitted by such agreements) requested by the Owner.

     24.5  Payments.  In the event the Owner terminates this Contract for cause
           --------
pursuant to subsection 24.2, the Vendor will not be entitled to receive further payment other than payments due and payable under this Contract and not subject to dispute prior to such termination. Notwithstanding anything herein to the contrary, the Owner may withhold payments, if any, to the Vendor for the purposes of offset of amounts owed to the Owner pursuant to the terms of this Contract until such time as the exact amount of damages due the Owner from the Vendor is fully determined; provided, however, that the amount of any such
                            --------  -------
offset pursuant to this subsection 24.5 will not be greater than the amounts otherwise owed to the Vendor and claimed hereunder.

     24.6  Costs.  In the event of a termination due to a Vendor Event of
           -----
Default, the Owner will be entitled to the costs in connection with finishing the Work (exclusive of any Liquidated Damages already paid and/or owing to the Owner upon termination of this Contract), and if such costs exceed the unpaid balance of the Contract Price for such Work, the Vendor will be liable to pay such excess to the Owner, provided that the Owner will use the same care as it
                          -------- ----
would otherwise use in light of the extraordinary circumstances contemplated under this subsection 24.6. The amount to be paid by the Vendor pursuant to this subsection 24.6 will survive termination of this Contract and will be subject to the limitations of liability in this Contract.

     24.7  Continuing Obligations.  Termination of this Contract for any reason
           ----------------------
(i) will not relieve either Party of its obligations with respect to the confidentiality of the Proprietary Information as set forth in subsection 27.19,
(ii) shall not relieve either Party of any obligation which expressly or by implication survives termination, and (iii) except as otherwise provided in any provision of this Contract expressly limiting the liability of either Party, will not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of its obligations as to portions of the Work already performed or of obligations assumed by the Vendor prior to the date of such termination.

     24.8  Vendor's Right to Terminate.  The Vendor will have the option to
           ---------------------------
terminate this Contract without any penalty or payment obligations, other than undisputed payment obligations outstanding as of the date of any such termination pursuant to the terms of this Contract if:

     (a) the Owner (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five (45) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, and any such filing, proceeding, adjudication or assignment as described herein above will otherwise materially impair the Owner's ability to perform its obligations under this Contract;

     (b) the Owner commences any proceeding for relief in any court under any state insolvency statutes;

     (c) the Owner fails to make payments of undisputed amounts due to the Vendor pursuant to the terms of this Contract which are more than sixty (60) days overdue, provided that such failure has continued for at least thirty (30)
              -------- ----
days after the Vendor has notified the Owner of its right and intent to so terminate on account of such overdue amount;

     (d) the Owner continuously and materially breaches subsection 11.1 or subsection 27.19 notwithstanding the fact that the Vendor will have provided the Owner with prior written notice describing the alleged material breaches and will have given the Owner a reasonable time (not less than thirty (30) days) to cure any such breaches; or

     (e) except as otherwise provided in subsection 24.1 the Owner fails to fulfill its Initial Commitment within five (5) years of the Effective Date for whatever reason other than (i) any act or omission of the Vendor, (ii) inability to successfully complete Microwave Relocation in any PCS System, (iii) inability to successfully attain Site Acquisition Substantial Completion in any given PCS System or (iv) any event otherwise constituting a Force Majeure hereunder; or

     (f) the Owner otherwise materially breaches this Contract in a way which materially and adversely affects the Vendor and/or its performance under this Contract, provided that in no event will (i) Site Acquisition, Microwave
          -------- ----
Relocation and/or Network Interconnection be deemed to be obligations of the Owner under this Contract for the purposes of this subsection 24.8(f) or (ii) the failure and/or inability of the Owner to complete any such activities for any reason whatsoever be deemed a breach of the Owner under the terms of this Contract including, but not limited to, this subsection 24.8(f).

     24.9  Special Termination Events.  (a)  In the event that financing for the
           --------------------------
Owner's build-out of the initial phase of the Nationwide Network has not been finalized with the Vendor and the Other Vendors on terms and conditions reasonably satisfactory to the Owner, on or before one hundred and eighty (180) days after the Effective Date, the Owner will have the right, but not the obligation, to terminate this Contract in its entirety without charge or penalty of any kind. In the event of a termination of this Contract pursuant to this subsection 24.9(a) the Owner will remain liable for amounts due to the Vendor for all Work performed or Products delivered by the Vendor or any of its Subcontractors pursuant to the specific terms of this Contract which had been directly delivered to or performed for the Owner and/or any of its facilities or sites in accordance with the terms of this Contract including, but not limited to, the Project Milestones. Any amounts owed by the Owner for Work done or Products delivered by the Vendor during such interim one hundred and eighty
(180) day period (the "Financing Interim Period") not otherwise invoiced to the Owner by the Vendor prior to the termination of such Financing Interim Period, will be invoiced to the Owner by the Vendor within forty-five (45) days of such termination pursuant to this subsection 24.9(a) and will be payable to the extent not otherwise in dispute by the Owner within forty-five (45) days of receipt of such invoice; provided that in no event will the Owner be liable to
                         -------- ----
the Vendor due to a termination of this Contract pursuant to this subsection 24.9(a) for any of the

Vendor's direct or indirect costs or expenses incurred in connection with any suppliers or equipment ordered by the Vendor or agreements entered into by the Vendor in order to enable it to fulfill its obligations hereunder or in connection with the establishment of and/or upgrade to its manufacturing, personnel, engineering, administrative or other capacities and/or resources in contemplation of or pursuant to its performance in accordance the terms of this Contract and any amounts due to the Vendor pursuant to this subsection 24.9(a) will be limited in all cases to Work actually done or Products actually delivered to the Owner, its sites or its facilities.

     (b) At any time after the Effective Date of this Contract during the Financing Interim Period, the Vendor will have the right, but not the obligation, upon not less than thirty (30) days' prior written notice to the Owner, to terminate its obligations under this Contract without penalty if it believes, in its reasonable opinion, that the financing for the System and/or the Nationwide Network is not likely to be finalized by the end of any such Financing Interim Period. In the event of a termination pursuant to this subsection 24.9(b) payment obligations incurred by the Owner for Work done by the Vendor pursuant to the terms of this Contract will be payable by the Owner to the Vendor on the same terms and subject to the limitations set forth in subsection 24.9(a) above.

     (c) If at any time after the Effective Date any material change shall have occurred in any Applicable Law or in the interpretation thereof by any Governmental Entity, or there shall be rendered any decision in any judicial or administrative case, in either case which, in the reasonable opinion of the Owner, would make the Owner's use of any part of any PCS System illegal or would subject the Owner or any of its Affiliates to any material penalty, other material liability or onerous condition or to any burdensome regulation by any Governmental Entity or otherwise render the use of such PCS System economically nonviable, then, with respect to such PCS System, or affected part thereof, or with respect to the entire System if so affected, the Owner may terminate this Contract without charge or penalty of any kind; provided that (i) the Owner
                                                -------- ----
gives the Vendor prior written notice of any such change or decision; (ii) that the Owner uses its reasonable efforts for a reasonable time to reverse or ameliorate such change or decision to the extent possible or practical prior to declaring such termination and (iii) the Owner, at the Vendor's request, gives the Vendor a legal opinion from a reputable law firm with experience in the area confirming the Owner's reasonable opinion as set forth above. In the event of a termination pursuant to this subsection 24.9(c), payment obligations incurred by the Owner for work done by the Vendor prior to such termination pursuant to this Contract will be payable by the Owner to the Vendor on the same terms and subject to the limitations set forth in subsection 24.9(a) above.


     SECTION 25  SUSPENSION

     25.1  Owner's Right to Suspend Work.  The Owner may, at any time and upon
           -----------------------------
reasonable notice to the Vendor, order the Vendor, in writing, to suspend all or any part of the Work for such reasonable period of time as the Owner may reasonably determine to be appropriate for its convenience. Any request by the Vendor for a change in the Specifications caused by the Owner's suspension of the Work pursuant to this subsection 25.1 will be subject to the review and reasonable acceptance of the Owner. No modification to the Specifications will be made to the extent that performance is, was or would have been suspended, delayed or interrupted for any other cause due to the Vendor's fault or if the suspension had no effect on agreed upon performance deadlines and/or Project Milestones set forth in this Contract.


     SECTION 26  MOST FAVORED CUSTOMER

     26.1  Most Favored Customer Status.  (a)  With respect to the Initial
           ----------------------------
System (including any Expansions or additions to the Initial System within the context of the Initial System pursuant to the terms of this Contract), the Owner will be deemed the Vendor's most important and favored Customer and will always receive priority in terms of price, availability and quantity [ ]

     (b) On an annual basis throughout the Term of this Contract commencing on the Effective Date the Vendor will be required to audit its pricing of all CDMA 1900 products, engineering and services provided to all of its Customers (other than Initial Affiliates and/or Additional Affiliates pursuant to the terms of this Contract) in the preceding calendar year and certify to the Owner in a certificate executed by a duly authorized officer of the Vendor (the "MFC Certificate") that the Owner has in fact received the prices, availability and quantity of and on Products, Engineering and Services in accordance with the terms of clause (a) above. The annual MFC Certificate delivered to the Owner in accordance with this subsection 26.1 will be subject to verification by an independent, reputable and nationwide public accounting firm reasonably acceptable to the Owner and at the sole cost and expense of the Vendor.

     (c) To the extent that it is determined pursuant to clause (b) above that the Vendor has not in fact complied with the terms of clause (a) above the Owner will have thirty (30) business days from receipt of the MFC Certificate as verified by the independent public accountant to provide the Vendor with a written claim for Product and/or Engineering and/or Service pricing rebates on future purchases under this Contract based upon the Owner's reasonable calculation of the impact on the Owner of the Vendor's failure to comply with clause (a) of this subsection 26.1. To the extent the Vendor disagrees with any such claim for such pricing rebates made by the Owner pursuant to this clause
(c) the Vendor will have the right within ten (10) business days of receiving the Owner's written rebate claim to submit the Owner's claim and the Vendor's written response thereto to an Independent Auditor who will have the authority only to determine whether the Owner's calculation of the claimed pricing rebate is fair and reasonable in light of the Vendor's non-compliance with the terms of clause (a) above. The Independent Auditor's determination must be made and delivered to both the Vendor and the Owner within ten (10) business days of receiving the request from the Vendor. Such determination once made by the Independent Auditor will be final and binding on the Parties and will not be subject to further modification.


     SECTION 27  MISCELLANEOUS

     27.1  Amendments.  The terms and conditions of this Contract, including the
           ----------
provisions of Exhibits and Schedules hereto, may only be amended by mutually agreed contract amendments. Each amendment must be in writing and will identify the provisions to be changed and the changes to be made. Contract amendments must be signed by duly authorized representatives of each of the Vendor and the Owner.

     27.2  Owner Liabilities.  The Parties understand and agree that none of the
           -----------------
Partners, nor any of their affiliates will guarantee or otherwise be in any way liable with respect to any obligations or liabilities of the Owner or any of its subsidiaries pursuant to this Contract. The Parties further understand and agree that neither the Owner nor any of its subsidiaries will guarantee or otherwise be in any way liable for any obligations or liabilities of any of the Partners or any Affiliate of the Owner pursuant to this Contract unless, and only to the extent, (i) the Owner or any one of its subsidiaries in accordance with the Owner's direction expressly agrees in writing to guarantee or otherwise be liable for such liability, or (ii) in the case of an Affiliate, such Affiliate orders Products and/or Services through the Owner under this Contact.

     27.3  Offset.  The Vendor hereby waives any right of offset of amounts owed
           ------
by the Owner to the Vendor pursuant to the terms of this Contract.

     27.4  Assignment.  Except as otherwise permitted herein, neither this
           ----------
Contract nor any portion hereof may be assigned by either Party without the express prior written consent of the other Party. The Owner may, without the consent of the Vendor, collaterally assign its rights hereunder to any or all parties providing financing for any part of the Nationwide Network under a collateral trust for the benefit of the Vendor and one or more other entities providing financing for any part of the Nationwide Network or similar arrangement for the benefit of the Vendor and one or more other entities providing for the financing for any part of the Nationwide Network, in either case, which collateral trust or similar arrangement, as the case may be, is reasonably acceptable to the Vendor in accordance with the terms of the financing documents. If requested by the Owner, the Vendor will within seven
(7) days of such request provide a written consent to any such assignment; provided that such consent will permit re-assignment if the financing parties
- - -------- ----
exercise their remedies under the documents for such financing subject to reasonable standards as to (i) the creditworthiness of the assignee and (ii) the fact that the assignee is not at such time a competitor of the Vendor. The foregoing rights and obligations are in addition to those set forth in subsection 27.21. Any attempted assignment in violation of the terms of this Contract will be null and void.

     27.5  Enforcement.  The Parties agree that the Owner may enforce the
           -----------
provisions of subsections 11.5 and 27.4 regarding assignment by an action for injunction or other equitable remedies.

     27.6  Notices.  Any notice, request, consent, waiver or other communication
           -------
required or permitted hereunder will be effective only if it is in writing and personally delivered by hand or by overnight courier or sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Owner:

          MajorCo L.P.
          c/o Sprint Telecommunications Venture
          9221 Ward Parkway
          Kansas City, Missouri  64113
          Attention: Director, Program Management

     If to the Vendor:

          Northern Telecom Inc.
          2435 N. Central Expressway
          Richardson, TX  75080
          Attention: Director, CDMA 1900 Wireless Contract Administration


Written notice given pursuant to this subsection 27.6 will be delivered to recipients authorized by the Owner and the Vendor, as the case may be, in writing and when so delivered will be deemed to have been fully served and delivered.

     27.7  Governing Law and Forums.  This Contract is governed by the laws and
           ------------------------
statutes of the State of Missouri, exclusive of Missouri's conflict of laws rules. This Contract and the Work will be deemed to be made, executed and performed in the State of Missouri. If one Party commences a lawsuit in relation to this Contract against the other Party, such lawsuit can only be brought in the State of Missouri or the State of Delaware. The Parties hereby waive a trial by jury in any such lawsuit. The Vendor and the Owner each hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Contract will be brought in the Federal District Court for the Western District of Missouri or the District of Delaware, as the case may be, which courts will have exclusive jurisdiction over any controversy arising out of this Contract, (b) consents to the jurisdiction of such courts in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in such courts and claim that any such suit, action or proceeding has been brought in an inconvenient forum. Service of process in any suit, action or proceeding may be made by mailing or delivering a copy of such process to the Owner or the Vendor, as the case may be, at the addresses indicated in subsection 27.6 hereof and in the manner set forth in such subsection 27.6. Nothing in this subsection 27.7 will affect the right of the Owner or the Vendor to serve legal process in any other manner permitted by law.

     27.8  Compliance with Law.  The Owner and the Vendor will (a) comply with
           -------------------
all Applicable Laws in the performance of this Contract, including, without limitation, the laws and regulations of the United States Department of Commerce and State Department and any other applicable agency or department of the United States regarding the import, re-import, export or re-export of products or technology; and (b) indemnify each other for any loss, liability or expense incurred as the result of breach of this subsection 27.8.

     27.9  Independent Contractor.  All work performed by any Party under this
           ----------------------
Contract will be performed as an independent contractor and not as an agent of the other and no Persons furnished by the performing Party will be considered the employees or agents of the other. The performing Party will be responsible for its employees' compliance with all laws, rules, and regulations while performing all work under this Contract.

     27.10  Headings.  The headings given to the Sections and subsections herein
            --------
are inserted only for convenience and are in no way to be construed as part of this Contract or as a limitation of the scope of the particular Section or subsection to which the title refers.

     27.11  Severability.  Whenever possible, each provision of this Contract
            ------------
will be interpreted in such a manner as to be effective and valid under such applicable law, but, if any provision of this Contract will be held to be prohibited or invalid in any jurisdiction, the remaining provisions of this Contract will remain in full force and effect and such prohibited or invalid provision will remain in effect in any jurisdiction in which it is not prohibited or invalid.

     27.12  Waiver.  Unless otherwise specifically provided by the terms of this
            ------
Contract, no delay or failure to exercise a right resulting from any breach of this Contract will impair such right or will be construed to be a waiver thereof, but such right may be exercised from time to time as may be deemed expedient. If any representation, warranty or covenant contained in this Contract is breached by either Party and thereafter waived by the other Party, such waiver will be limited to the particular breach so waived and not be deemed to waive any other breach under this Contract.

     27.13  Public Statements.  Neither the Owner, Vendor nor its Subcontractors
            -----------------
will issue any public statement (or any private statement unless required in the performance of the Work), except as stated below, relating to or in any way disclosing any aspect of the Work, the System, or any PCS System including the scope, extent or value of the Work and/or the System or any PCS System. Express written consent of the other Party (except in the case of any Subcontractors the consent of the Owner will be required) is required prior to the invitation of or permission to any reporter or journalist to enter upon the System or any part thereof. The Vendor agrees not to use for publicity purposes any photographs, drawings and/or materials describing the System without obtaining the prior written consent of the Owner, which consent will not be unreasonably withheld. This subsection 27.13 is not intended to exclude the provision of necessary information to prospective Subcontractors and the Vendor's personnel. All other such public disclosures require the written consent of the Owner. The obligations of the Parties under this subsection 27.13 are in addition to their respective obligations pursuant to subsection 27.19.

     27.14  Records and Communications.  To the extent not already established,
            --------------------------
promptly after the Work begins, procedures for keeping and distributing orderly and complete records of the Work and its progress will be established. The procedures so established will be followed throughout the course of the Work unless the Owner and the Vendor mutually agree in advance in writing to revise the procedures. Furthermore, immediately after the Notice to Proceed is issued, complete procedures for communications among the Owner and the Vendor will be established. The procedures so established will be followed throughout the course of the Work unless the Owner and the Vendor mutually agree in advance and in writing to revise such procedure.

     27.15  Ownership of Specifications.  Neither the Vendor nor any
            ---------------------------
Subcontractor, nor any other Person performing or furnishing the Work, whether or not under a direct or indirect contract with the Owner, will have or acquire any title to or ownership rights in any of the Specifications, or in any other part or portion of this Contract (or copies of any of the Specifications or this Contract); and no such Party will reuse any of the Specifications on and/or with respect to any other project without the prior written consent of the Owner.
The Specifications and this Contract (and any and all copies thereof), are owned by and title resides in the Owner, unless otherwise agreed between the Owner and any other Person. Notwithstanding anything contained in this subsection 27.15 to the contrary, the Owner will not acquire any patent, copyright or trade secret rights as a result of this Contract, except pursuant to licenses and other approvals provided in connection with the performance of the Work and except to the extent that a non-exclusive license of any of the Vendor's patent, copyright or trade secret rights is required to perform the Work and as further provided for in this Contract.

     27.16  Financing Parties Requirements.  The Vendor acknowledges that the
            ------------------------------
Owner represents that attainment of financing for construction of the Nationwide Network may be subject to conditions that are customary and appropriate for the providers of such financing. Therefore, the Vendor agrees to execute promptly any reasonable amendment to or modification of this Contract required by such providers (including, without limitation, any pertinent industrial development authority or other similar governmental agency issuing bonds for financing of the System) in order to obtain such financing. In the event that any such amendment or modification materially increases the Vendor's risk or costs hereunder, the Owner and the Vendor will negotiate in good faith to adjust the Contract Price, and to equitably adjust such other provisions of this Contract, if any, which may be affected thereby, to the extent necessary to reflect such increased risk or costs. Amendments or modifications not materially increasing the Vendor's risk or costs will be made without charge by the Vendor. The Vendor will be responsible for and pay all costs as a result of the Vendor's or its Subcontractors' failure to promptly comply with the request for any such modification or amendment made by any provider of financing described in this subsection.

     27.17  Owner Review, Comment and Approval.  To the extent that various
            ----------------------------------
provisions of this Contract provide for the Owner's review, comment, inspection, evaluation, recommendation or approval, the Owner may at its option do so in conjunction and/or consultation with the Vendor. To the extent that this Contract requires the Owner to submit, furnish, provide or deliver to the Vendor any report, notice, Change Order, request or other items, the Owner may at its option and upon written notice to the Vendor designate the Engineer to submit, furnish, provide or deliver such items as the Owner's agent therefor. To the extent that various provisions of this Contract provide that the Owner may order, direct or make requests with respect to performance of the Work or is provided access to the System sites or any other site, the Owner may at its option and upon written notice to the Vendor authorize the Engineer to act as the Owner's agent therefor. Upon receipt of such notice, the Vendor shall be entitled to rely upon such authorization until a superseding written notice from the Owner is received by the Vendor.

     27.18  Specifications.  The Owner acknowledges that parts of the
            --------------
Specifications are comprised of Specifications prepared by the Vendor and that the Vendor contributed significantly to many other portions thereof. The Owner also acknowledges that, during the normal design, evolution and development process, portions of the Specifications may appear in design and procurement documents prepared by the Vendor in its normal course of business; provided,
                                                                   --------
however, that the Owner will have no liability for any third party claims for
- - -------
contributor infringement or the like with respect to such Specifications prepared by the Vendor or portions thereof to which the Vendor contributed significant portions or use and the Vendor will hold the Owner harmless from any such third party claims.

     27.19  Confidentiality.  (a) All information, including without limitation
            ---------------
all oral and written information, disclosed to the other Party is deemed to be confidential, restricted and proprietary to the disclosing Party (hereinafter referred to as "Proprietary Information"). Each Party agrees to use the Proprietary Information received from the other Party only for the purpose of this Contract. Except as specified in this Contract, no other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Contract or by the conveying of Proprietary Information between the Parties. Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Contract. The receiving Party must provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information. All Proprietary Information must be retained by the receiving Party in a secure place with access limited to only such of the receiving Party's employees or agents who need to know such information for purposes of this Contract and to such third parties as the disclosing Party has consented to by prior written approval. All Proprietary Information, unless otherwise specified in writing (i) remains the property of the disclosing Party,
(ii) must be used by the receiving Party only for the purpose for which it was intended, and (iii) such Proprietary Information, including all copies of such information, must be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon termination of this Contract. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that Proprietary Information not returned to disclosing Party has been destroyed. For the purposes hereof, Proprietary Information does not include information which:

               (i) has been or may in the future be published or is now or may in the future be otherwise in the public domain through no fault of the receiving Party;

               (ii) prior to disclosure pursuant to this Contract is properly within the legitimate possession of the receiving Party;

               (iii) subsequent to disclosure pursuant to this Contract is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

               (iv) is independently developed by the receiving Party through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

               (v) is transmitted to the receiving Party after the disclosing Party has received written notice from the receiving Party that it does not desire to receive further Proprietary Information; or

               (vi) is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Entity, so long as the Party required to disclose the information provides the other Party with prior notice of such order or requirement.

     (b) Because damages may be difficult to ascertain, the Parties agree that in the event of a breach or threatened breach of this Contract, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this subsection
27.19. Each Party represents and warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other Party pursuant to this Contract, and each Party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party's proprietary information. Otherwise, neither Party makes any representation or warranty, express or implied, with respect to any Proprietary Information.

     27.20  Entirety of Contract; No Oral Change.  This Contract and the
            ------------------------------------
Exhibits and Schedules referenced herein constitute the entire contract between the Parties with respect to the subject matter hereof, and supersede all proposals, oral or written, all previous negotiations, and all other communications between the Parties with respect to the subject matter hereof.
No modifications, alterations or waivers of any provisions herein contained will be binding on the Parties hereto unless evidenced in writing signed by duly authorized representatives of both Parties as set forth in subsection 27.1. Any representations by the Vendor in any RFP response and/or any documentation otherwise provided to the Owner in connection with the Vendor's solicitation of the business granted pursuant hereto prior to the execution hereof will also be deemed to be incorporated into and otherwise made a part of this Contract.

     27.21  Successors and Assigns.  This Contract will bind and inure to the
            ----------------------
benefit of the Parties to this Contract, their successors and permitted assigns.

     27.22  Change of Control of the Vendor.  The Vendor will not consolidate
            -------------------------------
with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person, nor will any Person or group (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) own or acquire fifty percent (50%) of the value of the Vendor's equity where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of such equity (any such Person or group will be referred to as the "Vendor's Succeeding Entity"), unless:

                         (i) the Vendor's Succeeding Entity will agree to assume the obligations of the Vendor under this Contract; and

                         (ii) the Owner will have approved the transaction, based solely on (i) the creditworthiness of the Vendor's Succeeding Entity, (ii) whether the Vendor's Succeeding Entity is a competitor of the Owner and (iii) whether in the Owner's reasonable judgment the Vendor's Succeeding Entity will be able to fulfill the obligations for present and future orders under this Contract.

     27.23  Change of Control of the Owner.  Except as otherwise permitted under
            ------------------------------
the documents relating to the financing of the build-out of the Nationwide Network, the Owner will not consolidate with or merge into any other business entity or convey, transfer or lease all or substantially all of its assets to any Person, nor will any Person or group (as such term is defined in the Exchange Act) own or acquire fifty percent (50%) of the value of the Owner's limited partnership interests or general partnership interests where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of either of such partnership interests (any such Person or group will be referred to as the "Owner's Succeeding Entity"), unless:

     (a) the Owner's Succeeding Entity will agree to assume the obligations of the Owner under this Contract; and

     (b) the Vendor will have approved the transaction, based solely on (i) the creditworthiness of the Owner's Succeeding Entity and (ii) whether the Owner's Succeeding Entity is a competitor of the Vendor.

     27.24  Relationship of the Parties.  Pursuant to subsection 27.9, nothing
            ---------------------------
in this Contract will be deemed to constitute either Party a partner, agent or legal representative of the other Party, or to create any fiduciary relationship between the Parties. The Vendor is and will remain an independent contractor in the performance of this Contract, maintaining complete control of its personnel, workers, Subcontractors and operations required for performance of the Work. This Contract will not be construed to create any relationship, contractual or otherwise, between the Owner and any Subcontractor.

     27.25  Discretion.  Notwithstanding anything contained herein to the
            ----------
contrary, to the extent that various provisions of this Contract call for an exercise of discretion in making decisions or granting approvals or consents, the Parties will be required to exercise such discretion, decision or approvals in accordance with accepted PCS industry practices.

     27.26  Non-Recourse.  No past, present or future limited or general partner
            ------------
in or of the Owner, no parent or other affiliate of any company comprising the Owner, and no officer, employee, servant, executive, director, agent or authorized representative of any of them (each, an "Operative") will be liable by virtue of the direct or indirect ownership interest of such Operative in the Owner for payments due under this Contract or for the performance of any obligation, or breach of any representation or warranty made by the Owner hereunder. The sole recourse of the Vendor for satisfaction of the obligations of the Owner under this Contract will be against the Owner and the Owner's assets and not against any Operative or any assets or property of any such Operative. In the event that a default occurs in connection with such obligations, no action will be brought against any such Operative by virtue of its direct or indirect ownership interest in the Owner. The foregoing provisions of this subsection 27.26 will not in any way limit or restrict any right or remedy of the Vendor with respect to, and the Operatives will remain fully liable for, any fraud perpetuated by such Operatives.

     27.27  Improvements, Inventions and Innovations.  All rights in any
            ----------------------------------------
improvements, inventions, and innovations made by the Owner will vest in the Owner, and the Owner and its affiliates will have the right to exploit such improvements, inventions, and innovations. Except as may have been otherwise agreed with respect to Custom Material under subsection 11.10.2, all rights in any improvements, inventions and innovations made by the Vendor will vest in the Vendor, and the Vendor and its affiliates will have the right to exploit such improvements, inventions and innovations; provided, however, that the Owner and
                                          --------  -------
its affiliates will be granted a non-exclusive royalty-free license for use in any future project in connection with or related to the System by the Owner (or the parties that comprise the Owner or their respective affiliates) of any such improvement, invention or innovation made by the Vendor (but not by any Subcontractor) in the course and as a result of performing the Work and in which the Vendor owns or possesses any proprietary interest.

     27.28  Attachments and Incorporations.  All Schedules and Exhibits attached
            ------------------------------
hereto, are hereby incorporated by reference herein and made a part of this Contract with the same force and effect as though set forth in their entirety herein.

     27.29  Conflicts.  In the event of any conflict or inconsistency among the
            ---------
provisions of this Contract and the documents attached hereto and incorporated herein, such conflict or inconsistency will be resolved by giving precedence to this Contract and thereafter to the Exhibits and Schedules.

     27.30  Counterparts.  This Contract may be executed by one or more of the
            ------------
Parties to this Contract on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     THE OWNER AND THE VENDOR HAVE READ THIS CONTRACT INCLUDING ALL SCHEDULES AND EXHIBITS HERETO AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF AND THEREOF.


     IN WITNESS WHEREOF, the Parties have executed this Contract as of the date first above written.

                          NORTHERN TELECOM INC.



                          By: /s/ D.A. Twyver
                             ----------------
                          Name: D.A. Twyver
                          Title: Vice President


                          MAJORCO L.P., as the Owner



                          By: /s/ Ronald T. LeMay
                             --------------------
                          Name: Ronald T. LeMay
                          Title: Chief Executive Officer